UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant  ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NANOSTRING TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

530 Fairview Avenue North, Seattle, WA 98109

MEETING DETAILS
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To The Holders of Common Stock of NanoString Technologies, Inc.:
The Annual Meeting of Stockholders of NanoString Technologies, Inc., a Delaware corporation, will be held as a virtual meeting via live webcast on the Internet on Friday, June 23, 2023, at 9:00 a.m. Pacific Daylight Time. You will be able to attend the meeting, vote and submit your questions via the Internet at www.virtualshareholdermeeting.com/NSTG2023. Because the meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the meeting in person. The meeting will be held for the following purposes as more fully described in the accompanying Proxy Statement:

DATE Friday, June 23, 2023
TIME 9:00 a.m. PDT
LOCATION Virtually Online

	1	To elect as Class I directors the three nominees named in this proxy statement to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified;
	2	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023;
	3	To approve, on an advisory basis, the compensation of our named executive officers;
	4	To approve an amendment and restatement of the NanoString Technologies, Inc. 2022 Equity Incentive Plan to increase the number of shares reserved thereunder;
	5	To approve the amendment and restatement of our amended and restated certificate of incorporation to declassify our board of directors; and
	6	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT Whether or not you plan to attend the virtual Annual Meeting of Stockholders, we urge you to submit your vote via the Internet, telephone or mail.
The board of directors of NanoString Technologies, Inc. has fixed the close of business on April 24, 2023 as the record date for the meeting. Only stockholders of record of our common stock on April 24, 2023 are entitled to notice of and to vote at the meeting. For ten days prior to the annual meeting, a complete list of stockholders of record entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose relevant to the annual meeting. If you would like to view the list, please contact our Corporate Secretary, Kathy Surace-Smith, to schedule an appointment by calling (206) 378-6266 or writing to NanoString Technologies, Inc., 530 Fairview Avenue North, Seattle, Washington 98109, Attention: Corporate Secretary. Further information regarding voting rights and the matters to be voted upon is presented in our proxy statement.
On or about April [ ], 2023 we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our annual meeting and our annual report to stockholders. This Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. This proxy statement and our 2022 annual report can be accessed at the

530 Fairview Avenue North, Seattle, WA 98109

following Internet address: http://www.proxyvote.com. All you have to do is enter the control number located on your proxy card.
We appreciate your continued support of NanoString Technologies, Inc. and look forward to you joining our virtual meeting or receiving your proxy.
By order of the board of directors,
R. Bradley Gray
President and Chief Executive Officer
Seattle, Washington
April [ ], 2023

Important Notice Regarding the availability of proxy materials for the annual meeting to be held June 23, 2023.
The proxy statement, the accompanying proxy card, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available free of charge at www.proxyvote.com. Information on this website, other than this proxy statement, is not a part of this proxy statement. Please sign, date and promptly return the proxy card, or submit your proxy and voting instructions over the Internet or by telephone by following the instructions on the proxy card, so that you may be represented at the Annual Meeting.
The accompanying proxy statement provides a detailed description of the business to be conducted at the Annual Meeting. We urge you to read the accompanying proxy statement, including the appendices, carefully and in their entirety.

530 Fairview Avenue North, Seattle, WA 98109

PRELIMINARY PROXY MATERIALS - SUBJECT TO COMPLETION
NanoString Technologies, Inc. | 530 Fairview Avenue North Seattle, WA 98109
PROXY STATEMENT
for the 2023 Annual Meeting of Stockholders to be held virtually on Friday, June 23, 2023 at 9:00 a.m. Pacific Daylight Time
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the annual meeting of stockholders (the “Annual Meeting”) to be held on June 23, 2023 and any postponements, adjournments or continuations thereof. The Annual Meeting will be held virtually via live webcast on the Internet at www.virtualshareholdermeeting.com/NSTG2023, on June 23, 2023 at 9:00 a.m. Pacific Daylight Time. On or about April [ ], 2023 , we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for our annual meeting and our annual report to stockholders.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of certain information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
What matters am I voting on?
You will be voting on:
•the election, as Class I directors, of the three nominees named in this proxy statement to hold office until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified;
•a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023;
•an advisory vote on the compensation of our named executive officers;
•a proposal to amend and restate the NanoString Technologies, Inc. 2022 Equity Incentive Plan to increase the number of shares reserved thereunder;
•the approval of the amendment and restatement of our amended and restated certificate of incorporation to declassify our board of directors; and
•any other business that may properly come before the meeting.
How does the board of directors recommend I vote on these proposals?
The board of directors recommends a vote:
•FOR the three nominees named in this proxy statement for election as Class I directors (Proposal No. 1);
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal No. 2);
•FOR the approval of our named executive officer compensation (Proposal No. 3);

2023 PROXY STATEMENT	1	NanoString Technologies, Inc.

●	PROXY STATEMENT	Table of Contents
•FOR the amendment of the NanoString Technologies, Inc. 2022 Equity Incentive Plan (Proposal No. 4); and
•FOR the amendment and restatement of our amended and restated certificate of incorporation to declassify our board of directors (Proposal No. 5).
Who is entitled to vote?
Holders of our common stock as of the close of business on April 24, 2023, the record date, may vote at the Annual Meeting. As of the record date, we had [ ] shares of common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock held on the record date. We do not have cumulative voting rights for the election of directors.
Registered Stockholders. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Annual Meeting.
Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares directly at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.
How do I vote?
There are four ways to vote:
•by Internet at http://www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time, on June 22, 2023 (have your proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call), until 11:59 p.m. Eastern Time, on June 22, 2023;
•by completing and mailing your proxy card (if you received printed proxy materials); or
•by attending and voting virtually via the Internet during the Annual Meeting. If you desire to vote during the meeting, please follow the instructions for attending and voting during the Annual Meeting posted at www.virtualshareholdermeeting.com/NSTG2023. Beneficial owners must obtain a legal proxy from their broker, bank or other nominee to vote during the meeting. Follow the instructions from your broker, bank or other nominee included with the notice of internet availability of proxy materials, or contact your broker, bank or other nominee, to request a legal proxy. All votes must be received by the independent inspector before the polls close during the meeting.
Can I change my vote?
Yes. You can change your vote or revoke your proxy any time before the Annual Meeting by:
•entering a new vote by Internet or by telephone;
•returning a later-dated proxy card;
•notifying the Corporate Secretary of NanoString Technologies, Inc., in writing, at the address listed on the front page; or

NanoString Technologies, Inc.	2	2023 PROXY STATEMENT

●	PROXY STATEMENT	Table of Contents
•attending and voting, virtually via the Internet, during the Annual Meeting. However, your attendance during the Annual Meeting will not automatically revoke your proxy unless you specifically so request. A stockholder’s last vote is the vote that will be counted.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted:
•FOR the three nominees named in this proxy statement for election as Class I directors (Proposal No. 1);
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal No. 2);
•FOR the approval of our named executive officer compensation (Proposal No. 3);
•FOR the approval of an amendment and restatement of the NanoString Technologies, Inc. 2022 Equity Incentive Plan to increase the number of shares reserved thereunder (Proposal No. 4); and
•FOR the approval of the amendment and restatement of our amended and restated certificate of incorporation to declassify our board of directors (Proposal No. 5).
If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report to our stockholders, primarily via the Internet. On or about April [ ], 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and annual report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What is a quorum?
A quorum is the minimum number of shares required to be present at the annual meeting for the meeting to be properly held under our bylaws and Delaware law. The presence, virtually, in person or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote at the meeting will constitute a quorum at the meeting. Abstentions, withheld votes and broker non-votes, if any, are counted as present and entitled to vote for purposes of determining a quorum. Whether or not a quorum exists, the chairperson of the meeting may adjourn the meeting to another time or place.

2023 PROXY STATEMENT	3	NanoString Technologies, Inc.

●	PROXY STATEMENT	Table of Contents
How many votes are needed for approval of each matter?
•Proposal No. 1: The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee whether as a result of choosing to “withhold” authority to vote or a broker non-vote, will not be counted in such nominee’s favor and will have no effect on the outcome of the election.
•Proposal No. 2: The ratification of the appointment of Ernst & Young LLP must receive the affirmative vote of a majority of the shares present virtually in person or by proxy at the meeting and entitled to vote thereon to be approved. Abstentions are considered votes cast and thus, will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
•Proposal No. 3: The say-on-pay approval of our named executive officer compensation must receive the affirmative vote of a majority of the shares present virtually in person or by proxy at the meeting and entitled to vote thereon to be approved. Abstentions are considered votes cast and thus, will have the same effect as votes “against” this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this vote is advisory only, it will not be binding on us or on our board of directors. Our board of directors and our compensation and human capital committee will consider the outcome of the vote when determining the named executive officer compensation.
•Proposal No. 4: The amendment and restatement of the NanoString Technologies, Inc. 2022 Equity Incentive Plan must receive the affirmative vote of a majority of the shares present virtually in person or by proxy at the meeting and entitled to vote thereon to be approved. Abstentions are considered votes cast and thus, will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
•Proposal No. 5: The amendment and restatement of our amended and restated certificate of incorporation to declassify our board of directors must receive the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors to be approved. Abstentions and broker non-votes will have the same effect as a vote “against” this proposal.
How are proxies solicited for the Annual Meeting?
The board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter — the proposal to ratify the appointment of Ernst & Young LLP. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent directions from you (and failure to provide instructions on these matters will result in a “broker non-vote”).

NanoString Technologies, Inc.	4	2023 PROXY STATEMENT

●	PROXY STATEMENT	Table of Contents
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that NanoString Technologies, Inc. only send a single copy, of the Notice and, if applicable, the proxy materials, stockholders may contact us as follows:
NanoString Technologies, Inc.
Attention: Investor Relations
530 Fairview Avenue North
Seattle, WA 98109
(888) 358-6266
Stockholders who hold shares in street name should contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
STOCKHOLDER PROPOSALS
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders pursuant to Rule 14a-8 by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2024 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than [ ]. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
NanoString Technologies, Inc.
Attention: Corporate Secretary
530 Fairview Avenue North
Seattle, WA 98109
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate

2023 PROXY STATEMENT	5	NanoString Technologies, Inc.

●	PROXY STATEMENT	Table of Contents
Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2024 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•not earlier than 8:00 a.m., Pacific time, on [ ]; and
•not later than 5:00 p.m., Pacific time, on [ ].
In the event that we hold our 2024 annual meeting of stockholders more than 25 days before or after the one-year anniversary date of the 2023 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than 8:00 a.m. Pacific time on the 120th day before such annual meeting and no later than 5:00 p.m. Pacific time on the later of the following two dates:
•the 90th day prior to such annual meeting; and
•the 10th day following the day on which public announcement of the date of such meeting is first made.
In addition, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must also comply with Rule 14a-19(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If, after complying with the provisions above, a stockholder, or such stockholder’s qualified representative, does not attend the annual meeting to present the stockholder’s proposal, we are not required to present the proposal for a vote at such meeting.
RECOMMENDATIONS AND NOMINATIONS OF DIRECTOR CANDIDATES
You may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to the Corporate Secretary of NanoString Technologies, Inc. at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance — Stockholder Recommendations and Nominations for the Board of Directors.”
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.
AVAILABILITY OF BYLAWS
A copy of our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
What do I need to be able to attend the Annual Meeting online?
The Annual Meeting will be held virtually via live webcast on the Internet at www.virtualshareholdermeeting.com/NSTG2023 on June 23, 2023, at 9:00 a.m. Pacific Daylight Time. In order to vote or submit a question during the Annual Meeting, you will need to follow the instructions posted at www.proxyvote.com and www.virtualshareholdermeeting.com/NSTG2023 and will need the control number included on your Notice or proxy card. If you do not have a control number, you will be able to listen to the meeting only and you will not be able to vote or submit your questions during the meeting.
The Annual Meeting webcast will begin promptly at 9:00 a.m. Pacific Daylight Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Daylight Time, and you should allow ample time for the check-in procedures.

NanoString Technologies, Inc.	6	2023 PROXY STATEMENT

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Why is this Annual Meeting being held virtually?
We are continuously exploring technologies and services that will best permit our stockholders to engage with us from any location around the world and exercise their vote, and we have decided to conduct the Annual Meeting on a virtual basis because we believe it will be more beneficial than holding a live meeting. We are excited to embrace the latest technology to provide ease of access and real-time communication, while reducing the environmental impact and costs associated with an in-person meeting. We believe that by hosting our Annual Meeting virtually, our stockholders will be provided the same rights and opportunities to participate as they would at an in-person meeting, while offering a greater level of flexibility for many of our stockholders who may not be able to attend an annual meeting of stockholders in person.
Stockholders of record and street name stockholders with a legal proxy from their broker, bank, or other nominee will be able to attend the Annual Meeting by www.virtualshareholdermeeting.com/NSTG2023, which will allow such stockholders to submit questions before and during the Annual Meeting and vote shares electronically prior to or during the meeting. We believe our stockholders’ increased opportunity to participate in the Annual Meeting virtually should alleviate any concerns about disenfranchisement of our stockholder base as a result of our decision not to hold the Annual Meeting in person.
How can I submit a question before or during the Annual Meeting?
If you want to submit a question during the Annual Meeting, log into www.virtualshareholdermeeting.com/NSTG2023, type your question into the “Ask a Question” field, and click “Submit”. Stockholders are permitted to submit questions before and during the Annual Meeting via the virtual meeting website, with a limit of one question per stockholder. We will answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting. Only questions that are relevant to an agenda item to be voted on by stockholders will be answered. Our virtual meeting website will also contain instructions for accessing technical support to assist in the event a stockholder encounters any difficulties accessing the virtual meeting. The questions received during the meeting and our answers will be available as soon as practicable after the Annual Meeting at www.virtualshareholdermeeting.com/NSTG2023. The questions and answers will remain available at www.virtualshareholdermeeting.com/NSTG2023 for one year after posting.
What if I have technical difficulties or trouble accessing the Annual Meeting?
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/NSTG2023. Technical support will be available starting at 8:45 a.m. Pacific Time on June 23, 2023 and will remain available until the Annual Meeting has ended.

2023 PROXY STATEMENT	7	NanoString Technologies, Inc.

PROPOSAL NO. 1
Election of Directors
Our business affairs are managed under the direction of our board of directors, which is currently composed of nine members. Eight of our directors are “independent” under the Nasdaq Stock Market listing standards. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until his or her successor is duly elected and qualified or until his or her death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company. Please note that, in connection with Proposal No. 5 of this proxy statement, stockholders are being asked to approve the amendment and restatement of our amended and restated certificate of incorporation to declassify our board of directors. If this proposal is approved by our stockholders, commencing with the elections of directors at our annual meeting to be held in 2024, all directors whose terms are expiring would be elected annually for terms of one year. This change to declassify our board of directors (the “Board”), if approved by our stockholders, will not affect the terms of the directors elected at this Annual Meeting for 2023.
The following table sets forth the names and certain other information for the nominees for election as a director and for each of the other members of the board of directors as of April 24, 2023.

Nominees	Class	Age	Position/Committee	Director Since	Current Term Expires	Expiration of Term For Which Nominated

R. Bradley Gray	I	46	Director, President and Chief Executive Officer	2010	2023	2026
Teresa Foy, Ph.D.	I	59	Director, Compensation and Human Capital Committee Member	2022	2023	2026
Kirk D. Malloy, Ph.D.	I	56	Director, Compensation and Human Capital Committee Member	2016	2023	2026
Continuing Directors	Class	Age	Position/Committee	Director Since	Current Term Expires

Elisha W. Finney	II	61	Director, Audit Committee Chair	2017	2024	–
Gregory Norden	II	65	Director, Compensation and Human Capital Committee Chair	2012	2024	–
Janet George	II	56	Director, Audit Committee Member	2021	2024	–
Charles P. Waite	II	67	Director, Nominating and Corporate Governance Committee Chair, and Audit Committee Member	2004	2024	–
Dana Rollison, Ph.D.	III	47	Director, Nominating and Corporate Governance Committee Member	2021	2025	–
William D. Young	III	78	Chairman of the Board, Compensation and Human Capital Committee Member, and Nominating and Corporate Governance Committee Member	2010	2025	–

NanoString Technologies, Inc.	8	2023 PROXY STATEMENT

●	PROPOSAL ONE	Table of Contents
Diversity of the Board
The Board Diversity Matrix below presents the board of directors’ diversity statistics in the format prescribed by the Nasdaq rules.

Board Diversity Matrix (as of April 28, 2023)
	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity
Directors	4	5
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	3	5
Two or More Races or Ethnicities	1
LGBTQ+
Did Not Disclose Demographic Background

AGE	TENURE	ETHNICITY	GENDER

● 40-49 yrs	● 60-69 yrs	● 5 yrs or less	● > 10 years	● White	● Female
● 50-59 yrs	● 70-79 yrs	● 6-10 yrs		● Two or More Races or Identities: (1) African American or Black and (2) Asian	● Male

2023 PROXY STATEMENT	9	NanoString Technologies, Inc.

●	PROPOSAL ONE	Table of Contents
Nominees for Director

R. Bradley Gray has served as a member of the board of directors and as President and Chief Executive Officer since June 2010. Prior to joining our company, Mr. Gray held various positions at Genzyme, a biotechnology company acquired by Sanofi in 2011. He served as Vice President of Product & Business Development for Genzyme Genetics, the diagnostic services division of Genzyme, from June 2008 to May 2010, leading the development of molecular diagnostics and partnering activities. From September 2006 to June 2008, he served as Vice President of Business & Strategic Development for Genzyme Genetics, leading growth efforts through partnerships and licensing. Mr. Gray joined Genzyme in October 2004 as Director of Corporate Development, supporting business development and leading Genzyme Ventures, the corporate venture capital fund of Genzyme. Prior to joining Genzyme, Mr. Gray was a management consultant in the healthcare practice of McKinsey & Company, a global management consulting firm, from September 2000 to October 2004, where he worked with senior healthcare executives in the United States and Europe on a broad range of issues including pharmaceutical and diagnostic product strategy, post-merger integration, organization design, and operational turnarounds. Mr. Gray received a B.A. in Economics and Management from Oxford University, where he studied as a British Marshall Scholar, and an S.B. in Chemical Engineering from the Massachusetts Institute of Technology.
We believe that Mr. Gray possesses specific attributes that qualify him to serve as a director, including the perspective and experience he brings as Chief Executive Officer and his knowledge of molecular diagnostic development and commercialization.

Teresa Foy, Ph.D. has served as a member of the board of directors and as a member of the compensation and human capital committee since April 2022. Dr. Foy has served as the Senior Vice President, Immuno-Oncology and Cellular Therapy at Bristol Myers Squibb Company, a biopharmaceutical company, since November 2019, focusing on the development and translation of BMS’ early immuno-oncology and cell therapy pipeline from discovery through human proof of concept. Prior to her role at BMS, Dr. Foy served as Corporate Vice President, Immuno-Oncology and Cellular Therapy at Celgene Corporation, a pharmaceutical company focused on developing cancer and immunology drugs, from September 2014 to November 2019. Prior to that, Dr. Foy held scientific leadership positions at Corixa Corporation and GlaxoSmithKline. She also served as the chief scientific officer at VLST, a private company focused on developing therapeutics for autoimmune and inflammatory diseases. She has served on the board of Life Science Washington, the Washington state life sciences industry trade group, since 2015. Dr. Foy earned a Ph.D. in Immunology from the University of Iowa, completed her post-doctoral fellowship in Immunology and Immunotherapy at Dartmouth Medical School, and received an M.S. in Immunology and Microbiology from St. Cloud State University and a B.S. in Biology from the University of Minnesota. Dr. Foy has an extensive publication record and is a named inventor on several patents for novel immune compositions.
We believe that Dr. Foy is qualified to serve as a director of NanoString because of her expertise in immunology and immuno-oncology, translational research, and the development of novel therapeutics, and based on her extensive experience as a senior executive in the pharmaceutical and biotechnology industry.

NanoString Technologies, Inc.	10	2023 PROXY STATEMENT

●	PROPOSAL ONE	Table of Contents

Kirk D. Malloy, Ph.D. has served as a member of the board of directors since September 2016 and as a member of the compensation and human capital committee since May 2017. Dr. Malloy served as founder and Chief Executive Officer of Verogen, Inc., from August 2017 to August 2018 after founding the company and securing initial funding, Dr. Malloy is currently founder and principal at BioAdvisors, LLC, where he provides strategic consulting services to life science, diagnostics, and genomics companies. Prior to founding BioAdvisors in April 2016, he was at Illumina, Inc. from 2002 to 2016, most recently as Senior Vice President and General Manager of Life Sciences and Applied Markets from January 2014 to April 2016. From May 2005 to December 2013 he served as Vice President of Global Customer Solutions; he was also Vice President of Global Quality from December 2005 to May 2007. Dr. Malloy joined Illumina in 2002 as Senior Director of Global Customer Solutions. Before Illumina, he held various commercial leadership positions at Biosite Diagnostics and QIAGEN Inc. Dr. Malloy currently serves on the board of directors at DermTech, Inc. (Nasdaq: DMTK), a publicly traded company that develops and markets novel non-invasive genomics tests, and previously served as Chairman of the Board for Organovo (Nasdaq: ONVO), a publicly traded company that designs and creates functional, three-dimensional human tissues for use in medical research and therapeutic applications. He also serves as a director for several private genomics tools companies. Dr. Malloy earned his B.S. in Biology from the University of Miami, and his M.S. and Ph.D. from the University of Delaware and held post-doctoral and instructor positions at Boston University and Northeastern University.
We believe that Dr. Malloy is qualified to serve as a director of NanoString because of his extensive experience with more than 20 years of commercial leadership in life science tools, applied markets, and molecular diagnostics.

REQUIRED VOTE
The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee, whether as a result of choosing to “withhold” authority to vote or a broker non-vote, will not be counted in such nominee’s favor and will have no effect on the outcome of the election.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE NOMINEES NAMED ABOVE.

2023 PROXY STATEMENT	11	NanoString Technologies, Inc.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Continuing Directors
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Elisha W. Finney has served as a member of the board of directors and as a member of the audit committee since May 2017 and was appointed chair of the audit committee in April 2019. Ms. Finney retired in May 2017 from her position as the Executive Vice President and Chief Financial Officer of Varian Medical Systems (NYSE: VAR), a publicly traded developer of cancer care solutions. At Varian, her management responsibilities included corporate accounting, corporate communications and investor relations, internal audit, risk management, tax and treasury, and corporate information systems. Ms. Finney was named vice president, finance and Chief Financial Officer of Varian Medical Systems in April 1999, Senior Vice President and Chief Financial Officer in 2005 and Executive Vice President and Chief Financial Officer in 2012. She joined Varian as risk manager in 1988. Prior to joining Varian, Ms. Finney was with the Fox Group, a property management company in Foster City, California and Beatrice Foods in Chicago, Illinois. She holds a BBA in Risk Management and Insurance from the University of Georgia as well as an MBA from Golden Gate University in San Francisco. Ms. Finney currently serves on the board of directors at ICU Medical, Inc. (Nasdaq: ICUI), a publicly traded infusion-therapy company, METTLER-TOLEDO International Inc. (NYSE: MTD), a publicly-traded maker and marketer of precision instruments for use in laboratory, industrial and food retailing applications, and Viatris Inc. (Nasdaq: VTRS), a pharmaceutical company. She previously served as a board member at CUTERA, Inc., iRobot Corporation, Altera Corporation, Thoratec and Laserscope.
We believe that Ms. Finney is qualified to serve as a director of NanoString because of her more than 25 years of financial and life science expertise.

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Gregory Norden has served as a member of the board of directors since July 2012, as a member of the compensation and human capital committee since April 2015 and as chair of the compensation and human capital committee since April 2019. Mr. Norden previously served as a member of the audit committee from July 2012 to October 2020. Mr. Norden is the Managing Director of G9 Capital Group, LLC, which invests in early stage ventures and provides corporate advisory services. From 1989 to 2010, Mr. Norden held various senior positions with Wyeth, most recently as Wyeth’s Chief Financial Officer. Prior to his affiliation with Wyeth, Mr. Norden served as Audit Manager at Arthur Andersen & Company. Mr. Norden also serves on the boards of directors of Praxis (Nasdaq: PRAX), a clinical stage biopharmaceutical company, Royalty Pharma (Nasdaq: RPRX), a leading funder of innovation across the biopharmaceutical industry, and Zoetis (NYSE: ZTS), the world’s leading animal health company. Mr. Norden is a former director of Entasis Therapeutics, Human Genome Sciences, Univision, and Welch Allyn. Mr. Norden received a B.S. in Management/Economics from the State University of New York at Plattsburgh and a M.S. in Accounting from LIU Post.
We believe that Mr. Norden’s qualifications to serve on the board of directors include his extensive financial and accounting expertise and experience at Wyeth and Arthur Andersen & Company and his significant experience in the biopharmaceutical industry.

Janet George has served as a member of the board of directors since March 2021 and as a member of the audit committee since March 2021. Since February 2022, Ms. George has served as the Corporate Vice President of Cloud, Enterprise and Artificial Intelligence Solutions Group at Intel Corporation. Ms. George previously served as Group Vice President of Autonomous Enterprise, Advanced Analytics with Machine Learning, and Artificial Intelligence at Oracle from September 2019 to February 2022. Ms. George is a seasoned technical leader with over 15 years of experience leading dynamic, high-performing global teams with a sharp focus on execution and successful industrial-scale software delivery and implementation. Before Oracle, Ms. George served as chief data and AI officer and fellow at Western Digital from December 2014 to September 2019. Additionally, Ms. George has held leadership roles in engineering at numerous leading technology companies, including SanDisk, Accenture Technology Labs, Yahoo, eBay, and Apple. Ms. George is actively engaged with Stanford University and UC Berkeley California to advance the frontiers of the brain, computation, and technology in the intersection of computer science and neuroscience. She earned an advanced master’s degree in computer science from Kerala University, her bachelor’s degree from Pune University, and is a board member for IEEE, the world’s largest technical professional organization.
We believe that Ms. George’s extensive experience in the use of data science in business, cybersecurity, and in launching software products qualify her to serve as a director.

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Charles P. Waite has served as a member of the board of directors since July 2004, as a member of the audit committee and nominating and corporate governance committee since June 2009, and as a member of the compensation and human capital committee from June 2009 to April 2017; he currently serves as chairman of the nominating and corporate governance committee. He has been a General Partner of OVP Venture Partners II and a Vice President of Northwest Venture Services Corp. since 1987, a General Partner of OVP Venture Partners III since 1994, a General Partner of OVP Venture Partners IV since 1997, a General Partner of OVP Venture Partners V since 2000, a General Partner of OVP Venture Partners VI since 2001, and a General Partner of OVP Venture Partners VII since 2007, all of which are venture capital firms. Prior to joining OVP, Mr. Waite was a General Partner at Hambrecht & Quist Venture Partners from 1984 to 1988, where he focused on investments in information technology and life sciences. He is a former director of Complete Genomics, a publicly traded DNA sequencing platform developer (acquired by BGI-Shenzen in March 2013), and currently serves on the board of directors of three private companies. Mr. Waite received an A.B. in history from Kenyon College and an M.B.A. from Harvard University.
We believe that Mr. Waite’s significant operational and leadership experience as a venture capital investor who sits on a number of boards qualify him to serve as a director. Mr. Waite’s investment focus on life sciences companies also provides substantial expertise in our industry.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Dana Rollison, Ph.D. has served as a member of the board of directors since March 2021 and as a member of the nominating and corporate governance committee since March 2021. Dr. Rollison is Vice President, Chief Data Officer for the Moffitt Cancer Center, the only National Cancer Institute (NCI) designated comprehensive cancer center in the state of Florida, appointed to this role in April 2010, and is responsible for setting executive vision for Moffitt’s enterprise-wide data warehouse and analytics strategy to support translational research, clinical pathways, accountable care analytics, data sharing partnerships and the practice of personalized medicine. Additionally, Dr. Rollison has led Moffitt’s Quantitative Science Division as Associate Center Director of Data Science, promoting the development of novel analytic approaches in cutting-edge research spanning the cancer continuum, since August 2017. Dr. Rollison has been a faculty member at Moffitt since 2004. Her research focuses on the application of data science techniques to cancer surveillance and epidemiologic studies of cutaneous viral infections, environmental exposures, and immune function. Dr. Rollison earned her undergraduate degree in biology with honors from the University of Miami and completed her Sc.M., Ph.D., and postdoctoral training in cancer epidemiology at Johns Hopkins University, Baltimore.
We believe that Dr. Rollison’s expertise in the application of data science techniques to cancer research and her experience as an executive of a leading cancer research center qualifies her to serve as a director.

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William D. Young has served as the chairman of the board of directors since January 2010 and as a member of the audit committee from November 2011 to April 2019 and nominating and corporate governance committee since September 2013. Mr. Young was appointed as a member of the compensation and human capital committee in April 2019. Mr. Young has served as a Senior Advisor at Blackstone Life Sciences since November 2018, following Blackstone’s acquisition of Clarus Ventures. Prior to Blackstone he was a Venture Partner at Clarus Ventures, a health care and life sciences venture capital firm, which he joined in March 2010. Prior to joining Clarus Ventures, Mr. Young served from 1999 until June 2009 as chairman of the board of directors and Chief Executive Officer of Monogram Biosciences, a biotechnology company acquired by Laboratory Corporation of America in June 2009. From 1980 to 1999 Mr. Young was employed at Genentech, a biotechnology company acquired by Roche in March 2009, most recently as Chief Operating Officer from 1997 to 1999, where he was responsible for all Product Development, Manufacturing and Commercial functions. Mr. Young joined Genentech in 1980 as Director of Manufacturing and Process Sciences and became Vice President in 1983. Prior to joining Genentech, Mr. Young worked at Eli Lilly & Co. for 14 years and held various positions in production and process engineering, antibiotic process development and production management. Mr. Young is a member of the boards of directors of Autolus Therapeutics (Nasdaq: AUTL), Praxis Precision Medicine (Nasdaq: PRAX) and Theravance Biopharma (Nasdaq: TBPH) where he is the lead independent director. Mr. Young retired from BioMarin Pharmaceutical’s board of directors in November 2015, from Vertex Pharmaceuticals’ board of directors in June 2020 and from Biogen Inc.’s board of directors as chairman in June 2014. Mr. Young received his M.B.A. from Indiana University and his B.S. in chemical engineering from Purdue University, and an honorary doctorate of engineering from Purdue University. Mr. Young was elected to The National Academy of Engineering in 1993 for his contributions to biotechnology.
We believe that Mr. Young’s demonstrated leadership in his field, his understanding of the industry and his senior management experience in several companies in our industry qualify him to serve as the chairman of the board of directors.

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Governance Highlights
Our board of directors is committed to building long-term stockholder value and maintaining sound corporate governance practices. We highlight some of our corporate governance practices below.

9	89%	100%	✓
NUMBER OF DIRECTORS	PERCENTAGE OF INDEPENDENT DIRECTORS	CURRENT DIRECTORS WHO ATTENDED AT LEAST 75% OF BOARD OF DIRECTORS AND COMMITTEE MEETINGS IN 2022	STRONG AND ACTIVE INDEPENDENT CHAIRMAN OF THE BOARD OF DIRECTORS

✓	✓	✓	✓
100% INDEPENDENT AUDIT, COMPENSATION AND NOMINATING AND CORPORATE GOVERNANCE COMMITTEES	BOARD OF DIRECTORS AND COMMITTEES MAY ENGAGE OUTSIDE ADVISORS INDEPENDENT OF MANAGEMENT	ANNUAL BOARD AND COMMITTEE SELF-EVALUATIONS	ACTIVE STOCKHOLDER ENGAGEMENT PROGRAM

✓	✓	✓	✓
CORPORATE GOVERNANCE GUIDELINES	STOCK OWNERSHIP GUIDELINES FOR DIRECTORS AND EXECUTIVE OFFICERS	NO HEDGING, PLEDGING, OR DERIVATIVE SECURITIES TRANSACTIONS BY INSIDERS	ALL EMPLOYEES, OFFICERS AND DIRECTORS MUST ADHERE TO CODE OF BUSINESS CONDUCT

Director Independence
Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the board of directors has determined that none of Messrs. Young, Waite and Norden, Mss. Finney and George, and Drs. Foy, Malloy, and Rollison, representing eight of our nine directors, has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the rules

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of The Nasdaq Stock Market. The board of directors also determined that the members of our audit committee, Mss. Finney and George, and Mr. Waite, the members of our compensation and human capital committee, Drs. Malloy and Foy and Messrs. Norden and Young, and the members of our nominating and corporate governance committee, Dr. Rollison and Messrs. Waite and Young, satisfy the independence standards for those committees established by applicable SEC rules and the rules of The Nasdaq Stock Market.
Leadership Structure
Mr. Young serves as the Chairman of the board of directors, and Mr. Gray serves as President and Chief Executive Officer of the company. The roles of Chief Executive Officer and Chairman of the board of directors are currently separated in recognition of the differences between the two roles. We believe that it is in the best interests of our stockholders for the board of directors to make a determination regarding the separation or combination of these roles each time it elects a new Chairman or appoints a Chief Executive Officer, based on the relevant facts and circumstances applicable at such time. The board of directors believes it is in the best interests of the company to continue to maintain an independent Chairman to allow Mr. Gray to focus on his primary responsibility for the operational leadership and strategic direction of the company. Our corporate governance guidelines provide that if our board of directors does not have an independent chairperson, the board of directors will appoint a lead independent director.
Board of Directors Meetings and Committees
During the year ended December 31, 2022, the board of directors held six meetings (including regularly scheduled and special meetings) and no incumbent director attended fewer than 75% of the total number of meetings of the board of directors and the committees of which he or she was a member. At the end of each meeting, the nonemployee independent directors met for an executive session without the CEO or other members of management present to provide an opportunity to discuss topics on a confidential basis.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, directors to attend. All nine of our then-serving directors attended our 2022 annual meeting of stockholders.
Our board of directors has an audit committee, a compensation and human capital committee, and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

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AUDIT COMMITTEE
The audit committee held seven meetings in 2022.

Current Members: Ms. Finney (chair) Ms. George Mr. Waite
Our audit committee oversees our corporate accounting and financial reporting process and assists the board of directors in monitoring our financial systems. Our audit committee will also:
•approve the hiring, discharging and compensation of our independent auditors;
•oversee the work of our independent auditors;
•approve engagements of the independent auditors to render any audit or permissible non-audit services;
•review the qualifications, independence and performance of the independent auditors;
•review financial statements, critical accounting policies and estimates;
•review the adequacy and effectiveness of our internal controls;
•oversee and review our cybersecurity, data privacy, and other information technology risks, controls and procedures; and
•review and discuss with management and the independent auditors the results of our annual audit, our quarterly financial statements and our publicly filed reports.
The audit committee operates under a written charter that was adopted by our board of directors and satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. A copy of the Audit Committee Charter is available on our website at https://investors.nanostring.com/governance/governance-documents.

Independence:
The composition of our
audit committee meets
the requirements for independence under current Nasdaq Stock Market listing standards and SEC rules and regulations. Each member of our audit committee meets the financial literacy requirements of the Nasdaq Stock Market listing standards.
Financial Experts:
Our board of directors has determined that
Ms. Finney is an audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act
of 2002, and possesses financial sophistication, as defined under the rules of The Nasdaq Stock Market.

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COMPENSATION AND HUMAN CAPITAL COMMITTEE
During 2022, our compensation and human capital committee met ten times. On August 10, 2022, our board of directors, upon the recommendations of both the nominating and corporate governance committee and the previously named “compensation committee,” formally approved (1) the change of the name of the “compensation committee” to the “compensation and human capital committee” and (2) a corresponding amendment to the committee’s charter. Accordingly, we note for clarity that references in this proxy statement to the “compensation and human capital committee” are used even in cases in which the reference is to the committee acting prior to August 10, 2022.

Current Members: Mr. Norden (chair) Dr. Malloy Mr. Young Dr. Foy
Our compensation and human capital committee oversees our compensation policies, plans and benefits programs. The compensation and human capital committee will also:
•review and approve or recommend policies relating to compensation and benefits of our officers and employees and our non-employee directors;
•review and approve corporate goals and objectives relevant to compensation of our chief executive officer and other senior officers;
•evaluate the performance of our officers in light of established goals and objectives;
•oversee succession planning for officers and other members of the senior leadership team;
•assist the board of directors in its oversight of the development, implementation and effectiveness of our policies and strategies relating to human capital management;
•approve compensation of our officers based on its evaluations; and
•administer the issuance of stock options, restricted stock units and other equity-based awards under our equity plans.
The compensation and human capital committee operates under a written charter that was adopted by our board of directors and satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. A copy of the Compensation and Human Capital Committee Charter is available on our website at https://investors.nanostring.com/governance/governance-documents. Pursuant to its charter, the compensation and human capital committee may form subcommittees and delegate to such subcommittees any power and authority the compensation and human capital committee deems appropriate, excluding any power or authority required by law, regulation or listing standard to be exercised by the compensation and human capital committee as a whole. The compensation and human capital committee has delegated limited authority to the employee equity grant committee, consisting of three members of senior management, to make certain equity grants to new hires and employees. These equity grants are subject to pre-determined ranges for employees at different levels of seniority and vesting schedules as set forth in the employee equity grant committee’s charter approved by the compensation and human capital committee. The amount of stock that can be used for such grants is subject to an annual limit, which may be adjusted annually by the compensation and human capital committee.

Independence:
The composition of our compensation and human capital committee meets the requirements for independence under current Nasdaq Stock Market listing standards and SEC rules and regulations. Each member of the compensation and human capital committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

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Compensation Risk Analysis
Our compensation and human capital committee reviews and discusses with management the risks arising from our executive compensation philosophy and practices applicable to all employees to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate such risks. In addition, our compensation and human capital committee engaged Aon, an independent compensation consultant, in 2022 to conduct a risk assessment of our executive compensation program. Based on those reviews, the compensation and human capital committee structures our executive compensation program to encourage our NEOs to focus on both long-term and short-term success. We do not believe that our executive compensation program creates risks that are reasonably likely to have a material adverse effect on us.
Compensation and Human Capital Committee Interlocks and Insider Participation
As of April 24, 2023, the members of our compensation and human capital committee are Drs. Malloy and Foy and Messrs. Norden and Young. Drs. Malloy and Foy and Messrs. Norden and Young comprised the members of our compensation and human capital committee during 2022. None of the members of our compensation and human capital committee is or has been an officer or employee of us. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation and human capital committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation and human capital committee.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
During 2022, our nominating and corporate governance committee met five times.

Current Members: Mr. Waite (chair) Dr. Rollison Mr. Young
Our nominating and corporate governance committee oversees and assists the board of directors in reviewing and recommending nominees for election as directors. The nominating and corporate governance committee will also:
•evaluate and make recommendations regarding the organization and governance of the board of directors and its committees;
•assess the performance of members of the board of directors and make recommendations regarding committee and chair assignments;
•recommend desired qualifications for board of directors membership and conduct searches for potential members of the board of directors;
•oversee orientation and continuing education activities for board of directors members;
•assist the board of directors in overseeing our Environmental, Social and Governance (“ESG”) programs;
•review any proposals properly submitted by stockholders for action at meetings of stockholders and make recommendations to the board of directors regarding actions to be taken in response to such proposals; and
•review and make recommendations with regard to our corporate governance guidelines.
The nominating and corporate governance committee operates under a written charter that was adopted by our board of directors and satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. A copy of the Nominating and Corporate Governance Committee Charter is available on our website at https://investors.nanostring.com/governance/governance-documents.

Independence:
The composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq Stock Market listing standards and SEC rules and regulations.

Considerations in Evaluating Director Nominees
The nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, the nominating and corporate governance committee will consider the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors. Some of the qualifications that the nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, diversity (including gender and race), age, independence, skills, education, expertise, business acumen, business experience, length of service, geographical location and understanding of our business and other commitments. Other than the foregoing, there are no stated minimum criteria for director nominees.
Although the board of directors does not maintain a specific policy with respect to board diversity, the board of directors believes that the board of directors should be a diverse body, and the nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the nominating and corporate governance committee may take into account the benefits of diverse viewpoints. The nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations. In recent years, the committee made a concerted effort to recruit female candidates and added three women to our board of directors. As a

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result, currently four out of the nine directors on the board of directors are female. One out of the nine directors on the board of directors identifies as belonging to one or more under-represented minority groups.
Annual Board of Directors Evaluations
The board of directors conducts an annual evaluation of its performance based in part on annual self-assessments completed by the board of directors members. In January 2023, each director completed a written questionnaire with respect to the board of directors and separate questionnaires for each board of directors committee of which they are a member. The questionnaires were previously approved by the nominating and corporate governance committee. The questionnaires are used to evaluate the board of director’s composition, culture, processes, and relationship with management as well as each board of directors member’s view of his or her knowledge and understanding of our business and contributions to board of directors deliberations. Each board of directors member is also asked to identify areas where the board of directors as a group and the board of directors member individually could improve performance. Members of the board of directors committees engage in assessing their respective committee’s performance during that year. These assessments are then aggregated and presented to the board of directors and committees, who then determine what specific actions should be taken in response to this input. The nominating and corporate governance committee is then responsible for ensuring that the recommended actions are implemented.
Stockholder Recommendations and Nominations for the Board of Directors
The nominating and corporate governance committee will consider candidates for directors recommended by stockholders so long as such recommendations comply with the certificate of incorporation and bylaws of our company and applicable laws, rules and regulations, including those promulgated by the SEC. The committee will evaluate such recommendations in accordance with its charter, our bylaws and the director nominee criteria described above. This process is designed to ensure that the board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Stockholders wishing to recommend a candidate should contact our Corporate Secretary in writing. Such recommendations must include the nominee’s name and qualifications for membership on our board of directors. The committee has discretion to decide which individuals to recommend to the board of directors for nomination as directors.
A stockholder of record can nominate a candidate directly for election to the board of directors by complying with the procedures in Section 2.4(ii) of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in accordance with the instructions detailed in the “question and answer” section of the proxy statement above.
Stockholder Communications with the Board of Directors
Stockholders wishing to communicate with a non-management member of the board of directors may do so by writing to such director, and mailing the correspondence to: NanoString Technologies, Inc., Attention: Corporate Secretary, 530 Fairview Avenue North, Seattle, WA 98109. Our Senior Vice President, Human Resources and Legal Affairs and Corporate Secretary, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board of directors to consider and (3) matters that are of a type that render them improper or irrelevant to the functioning of our board of directors or our business, for example, mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material. If appropriate, our Senior Vice President, Human Resources and Legal Affairs and Corporate Secretary, will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board of directors. These policies and procedures do not apply to communications to non-employee directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

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Corporate Governance Principles and Code of Business Conduct and Code of Ethics
Our board of directors has adopted Corporate Governance Principles. These principles address, among other items, the responsibilities of our directors, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The board of directors also has adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer and other senior financial officers. Our board of directors recently updated our Code of Business Conduct to clarify executive oversight and monitoring of the implementation of the policy. The full text of our Corporate Governance Principles, Code of Business Conduct and Code of Ethics is posted on the Corporate Governance portion of our website at https://investors.nanostring.com/governance/governance-documents. We will post amendments to our Corporate Governance Principles, Code of Business Conduct and Code of Ethics or waivers of the same for directors and executive officers on the same website.
Risk Management
The board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. The board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including market and technology risks, credit risks, cybersecurity, liquidity risks, ESG-related risks (including human capital management) and operational risks. The compensation and human capital committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and human capital management. The audit committee is responsible for overseeing the management of risks relating to accounting matters, financial reporting and information technology risks, such as data privacy and cybersecurity. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with corporate governance, the company’s ESG strategy, the independence of the board of directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through discussions with committee members about such risks. The board of directors believes that its leadership structure is consistent with the administration of its risk oversight function.
Environmental, Social and Governance (ESG)
ESG Strategy and Oversight
Our ESG strategy is focused on areas that are material to our business and clearly connected to our business strategy. We expect our ESG strategy to evolve as we continue to assess the appropriate framework for our disclosures and appropriate metrics to measure our actions. In 2022 and early 2023, our board of directors took several steps to clarify its responsibilities for overseeing our ESG strategy, including the assessment and evaluation of our overall ESG strategy and its integration into our longer-term plan. Our compensation committee was renamed the compensation and human capital committee and its charter was updated to include oversight of human capital management . The board of directors also delegated oversight of ESG strategy to the nominating and corporate governance committee and amended the committee's charter to include this responsibility.
The hiring, engagement and retention of a skilled workforce is particularly important in the highly competitive scientific fields in which we operate. We remain focused on the well-being, engagement and retention of our employees. In addition, we prioritize the development and manufacturing of safe, sustainable and reliable products through investments in quality initiatives throughout the company.

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MISSION

Our employees are guided by our mission to map the universe of biology. Our core values of grit, authenticity, ambition, ingenuity and commitment to customers serve to guide us on our path toward achieving our mission and set the foundation for our attitudes and actions, including how we conduct our business, how we interact with each other and our customers and how we evaluate employee performance.
Talent Acquisition and Development and Employee Engagement
Our employees play a key role in our ability to serve our customers and achieve our mission, and we strive to attract, empower and retain high quality talent that is inspired, diverse and driven. To attract and retain top talent, we strive to create opportunities for our employees to grow and develop in their careers and ensure they are supported by competitive salaries and a comprehensive benefits program.
We believe employee career development is an investment in our employees’ skills and our future. We offer career development opportunities to eligible employees, including educational reimbursement, onsite training to enhance job-related skills, management development programs and opportunities to attend job related conferences and seminars. Additionally, we have an annual employee performance review program which evaluates employee performance across all areas in the organization and is designed to support our employees’ career and personal development, which ultimately contributes to achieving our mission.
We believe it is important to encourage open and direct communication at all levels in our organization and we implement employee experience and feedback surveys as well as monthly all-employee town halls in an effort to understand whether our human capital policies are effective and where we can improve.
Compensation and Benefits
We believe we provide competitive and comprehensive financial compensation and benefits for our employees and that our programs are designed to meet our employees’ needs. In addition to salaries, these programs (which may vary by country or region) include, for eligible employees, new employee equity grants, additional annual discretionary equity awards, discretionary merit-based annual cash bonuses tied to our annual performance goals, a voluntary employee stock purchase program, a 401(k) plan with partial employer matching contributions, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, employee assistance programs, an educational reimbursement program and health and wellness programs. 100% of our full time employees worldwide receive new employee equity grants or cash-settled awards and additional annual discretionary equity awards or cash-settled awards. Aon, our independent compensation consultant, conducts an annual benchmarking review of our employee equity program to ensure we remain competitive, and, as a result of that evaluation, we adjust the range of equity grant values periodically as needed. Approximately 53% of our U.S. based employees participate in our employee stock purchase plan, demonstrating a high level of engagement and commitment by our employees to stockholder value creation. In addition, we believe our employees can make a meaningful difference in their local communities and we offer employees paid time off to volunteer in community involvement activities, such as serving as mentors for students pursuing careers in STEM and supporting cancer research through participation in an annual fundraising bike ride.

NanoString Technologies, Inc.	24	2023 PROXY STATEMENT

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Diversity, Equity and Inclusion
We believe racism and discrimination are unacceptable. We are committed to building and maintaining a diverse and inclusive business and have diversity, equity and inclusion programs in place to help us achieve our commitment.
We seek diversity, equity and inclusion, or DEI, at every level in our organization. Our board of directors includes directors from various backgrounds, industries, skills and experience and is gender-diverse. Our senior leadership team includes leaders with diverse skills, experience, racial background and genders. Our employees come from numerous countries and various backgrounds and we strive to provide a diverse and inclusive environment. In 2022, 34% of full time employees on our U.S. payroll self-identified as members of one or more underrepresented minority groups (as defined by the Equal Employment Opportunity Commission).
We have active programs in place and continue to focus on extending our diversity, equity and inclusion initiatives across our entire workforce. As part of our program, we seek to make diversity, equity and inclusion a focus for our recruiting and hiring practices, including by ensuring we have diverse representation in our recruiting pool and interview panels. Our 2022 annual cash incentive program included a goal of having at least 50% of our hiring slates include candidates from underrepresented minority groups, which was achieved.
As part of our DEI initiatives, we have employee resource groups, or ERGs, to focus on diverse communities within our workforce, including women, people of color and LGBTQ+ individuals, as well as their allies. Each ERG has a member of senior management as a sponsor as a way to ensure support from the highest levels of the company. We believe these ERGs are guided by our priorities and values and provide a way for employees with common interests to connect, obtain professional development and participate in community outreach opportunities. The ERGs are overseen by a three person executive council consisting of members of senior management.
In 2020, we joined Washington Employers for Racial Equity, or WERE, which is a new statewide coalition dedicated to racial equity and opportunity for all. As a member of the coalition, we intend to listen, learn, and partner, to enhance DEI efforts in our own company and in our communities. A senior member of our Human Resources team has been participating in WERE's Black Talent Task Force, which focuses on increasing opportunities for Black Washingtonians in the workforce in Washington state. We have also partnered with Washington MESA, part of the national network of the Math, Engineering and Science Achievement organization, to offer STEM-related internships for underrepresented students. In 2021, we became a participant in the Hiring Our Heroes fellows program, an experiential learning program that allows U.S. military service members the opportunity to spend up to 12 weeks interning at a host company in the civilian workforce. The fellowship program is designed to connect active duty service members who are nearing separation from the military with businesses and prepare candidates for smooth transitions into new careers. The company welcomed its first cohort of Hiring Our Heroes fellows in January 2022. Employees also volunteer their time as mentors and scholarship essay reviewers for Washington State Opportunity Scholarship (WSOS) which focuses on reducing barriers to education and by facilitating entry into scientific and technical careers after college. A majority of its scholarships are awarded to women, students of color and first-generation college students.

SUSTAINABILITY INITIATIVES
Quality
We have committed, and expect to continue to commit, significant resources to developing new technologies and products, improving product performance and reliability and reducing costs. We are continuously seeking to improve our product platforms, including the technology, software, accessibility and overall capability. We had several initiatives and goals in 2022 targeted at quality and reliability improvements benefiting our customers, among them:

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•Continued use of lean manufacturing practices in Operations and training of Operations staff in lean operations;
•Improved GeoMx DSP run reliability and established baseline for end-user reliability;
•Accelerated GeoMx DSP site activation process to reduce installation lead time for customers;
•Reduced “Mean Time to Repair” for customer information technology outages;
•Improved “First Pass Yield” to a targeted percentage;
•Managed all end of life components for several products line without supply chain interruption;
•Streamlined, and updated our quality management system; and
•Enhanced supplier audit assessments and monitoring program.
Environment
We believe that the reduction of the carbon footprint of our community and the company's commitment to environmental sustainability benefits us all. We implemented and continued a variety of sustainability measures in 2022 and we continue to identify and assess additional opportunities, among them:
•At all of our sites, we encourage and engage in composting and recycling of materials, including clean plastics, cardboard, wood waste, batteries, and packaging. We work with third parties to recycle electronic waste, instruments, and equipment and to convert liquid hazardous waste to energy.
•We participate in the City of Seattle's commute trip reduction program and have implemented initiatives to promote our employees' use of public transit, including by providing subsidized transportation passes. We also have initiatives to promote the use of carpools and walking and biking to work. Additionally, when possible, we allow hybrid work-from-home scheduling which reduces the number of commute trips taken by our workforce.
•Electric vehicle charging stations are available at most of our facilities.
•The majority of the footprint of the company's facilities is illuminated with energy-saving LED lamps. To reduce electricity consumption and fixture replacement rates, we routinely review and revise our lighting control schedules, including reductions outside of business hours, when possible. The majority of the electricity that the company purchases is from renewable resources, such as hydroelectric energy.
•We utilize low-carbon intensity construction materials and processes, when available, in connection with projects at the company's facilities.
•Water conservation activities in 2022 included providing filtered tap water.
•We have continued to work to reduce the number of separate instrument shipments by consolidating shipments to Europe from the United States and using warehouses in Europe to store instruments before they are sent to customers.

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●	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	Table of Contents
Non-Employee Director Compensation
The following table provides information regarding compensation paid by us to our non-employee directors during 2022. Directors who are also our employees receive no additional compensation for their service as a director. During 2022 one director, Mr. Gray, our President and Chief Executive Officer, was an employee. Mr. Gray’s compensation is discussed under the caption “Executive Compensation.” We reimburse our directors for expenses associated with attending meetings of our board of directors and meetings of committees of our board of directors.
2022 Director Compensation Table

Name	Fees Earned or paid in Cash ($)	Stock Awards(1) ($)	Total ($)

William D. Young(2)	$92,500	$183,855	$276,355
Elisha Finney(3)	60,000	183,855	243,855
Teresa Foy(4)	33,382	273,059	306,441
Janet George(5)	50,000	183,855	233,855
Robert M. Hershberg(6)	13,500	69,690	83,190
Don R. Kania(7)	21,944	—	21,944
Kirk D. Malloy, Ph.D.(8)	47,500	183,855	231,355
Gregory Norden(9)	55,000	183,855	238,855
Dana Rollison, Ph.D.(10)	45,000	183,855	228,855
Charles P. Waite(11)	60,000	183,855	243,855
1.Except in the case of Mr Hershberg, these amounts represent the aggregate grant date fair value of restricted stock units awards granted in 2022. In Mr. Hershberg’s case, this amount represents the incremental fair value of his 2021 annual director award resulting from the acceleration of such award (discussed in footnote 6 below), computed as of the date of such acceleration. In each case, these amounts have been computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, without regard to estimated forfeitures. For a discussion of valuation assumptions, see Note 11 to our financial statements included in our Annual Report on Form 10-K, filed with the SEC on February 28, 2023.
2.As of December 31, 2022, Mr. Young held options for the purchase of 64,102 shares of common stock, all of which were vested as of such date, and 14,851 restricted stock units scheduled to vest, of which none were vested as of such date.
3.As of December 31, 2022, Ms. Finney held options for the purchase of 35,788 shares of common stock, all of which were vested as of such date, and 14,851 restricted stock units scheduled to vest, of which none were vested as of such date.
4.As of December 31, 2022, Ms. Foy held 13,958 restricted stock units scheduled to vest, of which none were vested as of such date.
5.As of December 31, 2022, Ms. George held 18,203 restricted stock units scheduled to vest, of which none were vested as of such date.
6.Effective April 18, 2022, Dr. Hershberg resigned from the board of directors. In connection with Dr. Hershberg’s resignation from the board of directors and in recognition of his years of service to our company, the board of directors approved the acceleration of 3,306 restricted stock units, representing 85% of Dr. Hershberg’s 3,890 unvested restricted stock units under his 2021 annual director award, effective immediately prior to the effectiveness of his resignation as a director.
7.On April 26, 2022, Dr. Kania communicated his decision to the board of directors not to stand for re-election at the 2022 annual meeting.
8.As of December 31, 2022, Dr. Malloy held options for the purchase of 14,813 shares of common stock, all which were vested as of such date, and 14,851 restricted stock units scheduled to vest, of which none were vested as of such date.
9.As of December 31, 2022, Mr. Norden held options for the purchase of 56,796 shares of common stock, all of which were vested as of such date, and 14,851 restricted stock units scheduled to vest, of which none were vested as of such date.
10.As of December 31, 2022, Dr. Rollison held 18,203 restricted stock units scheduled to vest, of which none were vested as of such date.
11.As of December 31, 2022, Mr. Waite held options for the purchase of 940 shares of common stock, all which were vested as of such date, and 14,851 restricted stock units scheduled to vest, of which none were vested as of such date.

2023 PROXY STATEMENT	27	NanoString Technologies, Inc.

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Director Compensation Program
DIRECTOR COMPENSATION POLICY
The director compensation policy that was in effect in 2022 was adopted in connection with our initial public offering in June 2013 and has been amended from time to time. The philosophy underlying our non-employee director compensation program is to provide reasonable compensation to our non-employee directors that is appropriately aligned with our peers and is commensurate with the services and contributions of our non-employee directors. All directors will be reimbursed for expenses in their capacities as directors in accordance with our standard expense reimbursement policy. For purposes of the policy, each director is classified into one of the two following categories: (1) an “employee director,” is a director who is employed by us; and (2) a “non-employee director” or “outside director,” is a director who is not an employee director. Only non-employee directors receive compensation under the director compensation policy, which is provided in the form of equity and cash, as described below. Each year since 2019, the compensation and human capital committee's independent compensation consultant, Aon, has conducted a review of our director compensation policies and practices to advise on whether they are competitive with the market.
EQUITY COMPENSATION
Annual Award
In connection with our 2022 annual meeting of stockholders, each non-employee director was eligible to receive annual equity grants valued at $225,000, consisting of time-based restricted stock units (“RSUs”), except that grants to non-employee directors with less than 12 months of continuous service as of the annual stockholders meeting are prorated to reflect their applicable portion of a full year of service prior to such meeting. All of the shares underlying the annual equity grants will vest in full on the date that is the earlier of the one year anniversary of the date of grant or the date immediately prior to the next annual stockholders meeting, subject to continued service as a director through the vesting date, and subject to the change in control provisions described below. The number of RSUs is calculated as follows, with the resulting number of RSUs subject to the award rounded down to the nearest whole share: (x) such approved value divided by (y) the average closing price of a share of our common stock for the period starting on the date that is 30 calendar days prior to the grant date and ending on (and inclusive of) the calendar day prior to such grant date. In February and March 2022, the compensation and human capital committee worked with its independent compensation consultant, Aon, to perform the annual review of the director compensation program for competitiveness with the market. Upon recommendation by our compensation and human capital committee as result of that review, in order to align the target percentile of peer group compensation for board of directors members’ equity with the percentile used as a reference point for executive officer compensation, our board of directors amended the annual award provisions of the director compensation policy, increasing the annual equity grant value from $210,000 to $225,000 in connection with the 2022 annual meeting. There has been no further change to the amounts or vesting conditions of director compensation provided under our director compensation policy since then.
Award upon First Joining the Board of Directors
Upon joining the board of directors, each non-employee director is granted on his or her start date as a non-employee director an initial grant of RSUs valued at $375,000. The shares underlying the initial grant vest one-third each year over three years on the anniversary of the grant date, subject to continued service as a director through each vesting date, and subject to the change in control provisions described below. The number of RSUs will be determined by dividing the dollar value of the grant by the average closing price of a share of company common stock for the period starting on the date that is 30 calendar days prior to the grant date and ending on (and inclusive of) the calendar day prior to such grant date.
Awards granted under the director compensation policy currently are granted pursuant to, and subject to the other terms and conditions of, the company’s 2022 Equity Incentive Plan (the “2022 Plan”). Under our director compensation policy, the vesting of each grant to an outside director that is assumed or substituted in connection with a “change in control” as defined in our 2022 Plan fully vests if the service of an outside director is terminated on or following a change in control, other than pursuant to a voluntary resignation of the director that is not at the request of the acquirer. Further, if grants to our outside director are not assumed or substituted in connection with such a change in control, they will vest in full, which is consistent with the terms of the 2022 Plan

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generally applicable to awards granted under that plan. In addition, our 2022 Plan provides that no non-employee director may be granted, in any fiscal year, equity awards with a grant date fair value (determined in accordance with GAAP), and be provided any cash retainers or annual or meeting fees for service as a non-employee director, in amounts that, in the aggregate, exceed $750,000, with this limit increased to $1,000,000 in connection with his or her initial service. However, any equity awards or other compensation provided to an individual for his or her services as an employee, or for his or her services as a consultant other than as a non-employee director, will not count towards this limit.
ACCELERATED AWARDS
Effective April 18, 2022, Dr. Hershberg resigned from the board of directors. In connection with Dr. Hershberg’s resignation from the board of directors and in recognition of his service from June 2021 to mid-April 2022, the board of directors approved the acceleration of vesting of 85% of Dr. Hershberg’s 3,890 unvested restricted stock units from his June 2021 annual director grant, which represents 3,306 restricted stock units, effective immediately prior to the effectiveness of his resignation as a director.
CASH COMPENSATION
Each non-employee director receives an annual cash retainer of $40,000 for serving on the board of directors. In addition to the annual retainer, the chairperson of the board of directors receives an additional cash retainer of $40,000, and the chairpersons of the board of directors’ audit committee, compensation and human capital committee and nominating and corporate governance committee are entitled to an additional cash retainer of $20,000, $15,000 and $10,000 per year, respectively. Non-chair members of the audit committee, compensation and human capital committee and nominating and corporate governance committee are entitled to an additional cash retainer of $10,000, $7,500 and $5,000 per year, respectively. All cash payments are to be made in four equal installments at the end of each calendar quarter during which such individual served as a director (such payments to be prorated for service during a portion of such quarter).
STOCK OWNERSHIP GUIDELINES
We utilize stock ownership guidelines to strengthen the alignment of interests among stockholders, directors, and other officers. The policy provides that our outside directors are expected to hold company equity equal to 3x their annual retainers for service on the board of directors (not including retainers for serving as a member or chair of any board of directors’ committee) within five years from the later of the effective date of January 29, 2020 (the date of policy adoption) and the date such outside director first becomes subject to the policy. As of April [ ], 2023, all of our outside directors maintained their required holdings. See “Stock Ownership Guidelines” in the Compensation Disclosure and Analysis section of this proxy for additional details.

2023 PROXY STATEMENT	29	NanoString Technologies, Inc.

PROPOSAL NO. 2
Ratification of Appointment of Independent Registered Public Accounting Firm
SUMMARY
Ernst & Young LLP (“EY”) served as our independent registered public accounting firm for the completion of our audit for the year ended December 31, 2022. In April 2023, the audit committee approved the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2023, and our board of directors has further directed that we submit the selection of our independent registered public accounting firm for 2023 for ratification by the stockholders at the Annual Meeting. Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of NanoString Technologies, Inc. and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2023. Our audit committee is submitting the selection of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present virtually at the Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.
FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table summarizes the fees billed by EY, our independent registered public accounting firm, for the years ended 2022 and 2021.

	Year Ended December 31,
Fee Category	2022	2021

Audit fees(1)	$2,641,185	$2,097,000
Audit-related fees	—	—
Tax fees	—	—
All other fees(2)	4,388	5,790
Total fees	$2,645,573	$2,102,790
1.Audit fees relate to professional services provided in connection with the audit of our annual consolidated financial statements, audit of internal control over financial reporting, review of our quarterly consolidated financial statements and our public offerings.
2.All other fees include any fees billed that are not audit, audit-related, or tax fees. In 2022, these fees related primarily to accounting research software.
AUDITOR INDEPENDENCE
In 2022, there were no other professional services provided by EY that would have required the audit committee to consider their compatibility with maintaining the independence of EY.
AUDIT COMMITTEE POLICY ON PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Pursuant to its charter, the audit committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit services to be performed by the independent auditor that are not otherwise prohibited by law and any associated fees. The audit committee may delegate to one or more members of the committee the authority to pre-approve audit and permissible non-audit services, as

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●	PROPOSAL TWO	Table of Contents
long as this pre-approval is presented to the full committee at scheduled meetings. In accordance with the foregoing, the committee has delegated to the chair of the audit committee the authority to pre-approve services to be performed by our independent registered public accounting firm and associated fees, provided that the chair is required to report any decision to pre-approve such audit-related or non-audit services and fees to the full audit committee for ratification at its next regular meeting. All fees paid to EY for our fiscal year 2022 were pre-approved by our audit committee or pre-approved by our audit chair and subsequently ratified by the audit committee.
REQUIRED VOTE
The ratification of the appointment of Ernst & Young LLP must receive the affirmative vote of a majority of the shares present virtually in person or by proxy at the meeting and entitled to vote thereon to be approved. Abstentions are considered votes cast and thus, will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

2023 PROXY STATEMENT	31	NanoString Technologies, Inc.

PROPOSAL NO. 3
Advisory Vote on Compensation of Named Executive Officers (“Say-On-Pay”)
Pursuant to Section 14A of the Exchange Act and in accordance with SEC rules, we are providing our stockholders with the opportunity to vote at the Annual Meeting on this advisory or non-binding resolution regarding the compensation of our named executive officers (commonly referred to as “say-on-pay”). This say-on-pay proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement. Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our named executive officers and will not be binding on us, the board of directors or the compensation and human capital committee. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies, and practices, which the compensation and human capital committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. We conduct this vote annually, and the next say-on-pay vote after the vote at the 2023 Annual Meeting will occur at our annual meeting of stockholders in 2024.
For more information about the compensation that we paid to our named executive officers during 2022, as well as a description of our overall executive compensation philosophy and program, please refer to the “Executive Compensation” sections of this Proxy Statement, which we believe demonstrate that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following advisory resolution at the 2023 Annual Meeting:
“RESOLVED, that the stockholders of NanoString Technologies, Inc. approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement for the 2023 Annual Meeting of Stockholders, including the accompanying compensation tables and related narrative discussion, and other related disclosures.”
REQUIRED VOTE
The say-on-pay approval of our named executive officer compensation must receive the affirmative vote of a majority of the shares present virtually in person or by proxy at the meeting and entitled to vote thereon to be approved. Abstentions are considered votes cast and thus, will have the same effect as votes “against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

NanoString Technologies, Inc.	32	2023 PROXY STATEMENT

PROPOSAL NO. 4
Approval of an Amendment and Restatement of the 2022 Equity Incentive Plan to Increase the Number of Shares Reserved Thereunder
Our stockholders are being asked to approve an amendment and restatement (the “amendment”) of the 2022 Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of our common stock reserved for issuance under the 2022 Plan by 2,100,000 shares. Other than this increase, no changes have been made to the Plan. The board of directors has determined that it is in the best interests of the company to approve the amendment to the 2022 Plan and is asking our stockholders to approve the amendment to the 2022 Plan. The company’s named executive officers and directors have an interest in this proposal as they are eligible to receive equity awards under the 2022 Plan.
WHY SHOULD STOCKHOLDERS VOTE TO APPROVE THE AMENDMENT TO THE PLAN?
The Amendment to the 2022 Plan Will Allow Us to Continue to Attract and Retain the Best Talent
Our board of directors believes that our success depends on the ability to attract and retain the best available personnel for positions of substantial responsibility and that the ability to grant equity awards is crucial to recruiting and retaining the services of these individuals. In addition, our board of directors believes that equity awards provide additional incentive to our employees, directors and consultants and promote our success. If stockholders do not approve the amendment to the 2022 Plan at the Annual Meeting, the 2022 Plan will remain in place as in effect prior to the restatement but we may be unable to continue granting equity awards as needed, which could prevent us from successfully attracting and retaining the highly skilled talent we need.
A Reasonable Number of Shares Will Be Added to the 2022 Plan
If our stockholders approve the amendment to the 2022 Plan, 2,100,000 shares will be added to the 2022 Plan. When combined with the current shares available for future grant, we anticipate these shares will be enough to meet our expected needs for the next one to two years, depending on a variety of factors, including, but not limited to, market volatility and company stock price, hiring needs, and long-term incentive compensation mix. In determining the number of shares to be added to the 2022 Plan, our compensation and human capital committee and the board of directors considered the following:
◦Number of Shares Remaining under the Plan. As of April 24, 2023, [ ] shares remained available for issuance under the Plan.
◦Overhang. As of April 24, 2023, outstanding equity awards under our 2004 Stock Option Plan, 2013 Plan, the 2022 Plan and our 2018 Inducement Equity Incentive Plan (the “Inducement Plan”) covered [ ] shares, which represented approximately [ ] of our outstanding shares as of that date.
◦Historical Grant Practices. In fiscal 2020, 2021 and 2022, we granted equity awards covering 915,879, 544,292 and 2,067,562 shares, respectively, for approximately 3,527,733 equity awards over that three-year period. Our practice has generally been to grant equity awards to each of our employees at all levels of the organization worldwide.
◦Forecasted Grants. To determine how long the shares to be added to the 2022 Plan will enable us to make grants of equity awards, our compensation and human capital committee and the board of directors reviewed a forecast that considered these factors: (i) the remaining number of shares available for future grants under the 2022 Plan and (ii) forecasted future grants, with the future grant numbers determined based on assumptions about stock price and the competitive dollar value to be delivered to the grant recipient. Because we generally determine the size of equity awards to be granted based on the intended values of the awards, if the stock price used to determine the number of shares subject to an award differs significantly from the stock price assumed in the forecast, our actual share usage will deviate significantly from our forecasted share usage. For example, if our stock price used to determine the number of shares

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subject to an award is higher than the stock price assumed in the forecast, we would need a smaller number of shares than anticipated to deliver the same intended value to participants.
We Have Used Our Equity Plans Responsibly
We recognize the dilutive impact of our equity compensation on our stockholders and continuously strive to balance this concern with the competition for talent. As part of the process it used to determine the number of shares to be added to the 2022 Plan, our compensation and human capital committee and the board of directors reviewed analyses prepared by Aon, our independent compensation consultant, which included an analysis of overhang and the burn rate metrics discussed below. If approved, the shares added to the 2022 Plan would represent approximately [ ] of our [ ] outstanding shares as of April 24, 2023. Our board of directors believes the potential dilution to stockholders is reasonable and sustainable to meet our business goals.
In June 2022, our stockholders approved the adoption of the 2022 Plan to replace the 2013 Plan. We stated in our 2022 proxy statement that we anticipated that the shares available under the 2022 Plan would be sufficient to meet our expected needs through 2023 and that this would depend on a variety of factors, including, but not limited to, fluctuations in our stock price. This request to add shares to the 2022 Plan is consistent with that statement from our 2022 proxy statement. As it is our standard practice to make our annual equity grants each year in March, the shares requested here are intended to ensure that we have a sufficient number of shares to make our annual grants at the customary time in the first quarter of 2024, before our next annual meeting. Further, since the time that the 2022 Plan was approved last June, our share price has fallen in parallel with the decline of the stock market in general and this has resulted in the company using more shares per equity award to offer market-competitive grants to employees than would have been required at a higher stock price. Consequently, our share pool has been depleted more rapidly than we expected when the 2022 Plan was approved. In consideration of this, in March 2023, the compensation and human capital committee reduced the dollar value of equity award opportunities relative to target levels used in previous years for the company’s entire annual grant framework.
Gross burn rate can be used by some to assess a company’s use of equity compensation. Gross burn rate is defined as the number of shares underlying equity awards granted in a given fiscal year (excluding any RSUs assumed in acquisitions) divided by the number of shares of weighted average common stock outstanding (“CSO”). We have managed our gross burn rate to 2.34% in fiscal 2020, 1.20% in fiscal 2021, and 4.46% in fiscal 2022, equating to a 3-year average of 2.67%.
Potential actual dilution to stockholders is often measured by analyzing the net burn rate. Net burn rate is defined as (i) the number of shares underlying equity awards granted in a given fiscal year (excluding any RSUs assumed in acquisitions) minus shares subject to outstanding equity awards forfeited during the year and returned to the plan divided by (ii) CSO. This measure indicates the rate at which we actually create potential future stockholder dilution. We have managed our net burn rate to 1.40% in fiscal 2020, 0.84% in fiscal 2021, and 3.63% in fiscal 2022, equating to a 3-year average of 1.96%.
The 2022 Plan Includes Compensation and Governance Best Practices
The 2022 Plan includes provisions considered best practices for compensation and corporate governance purposes. These provisions protect our stockholders’ interests:
◦Administration. The 2022 Plan is administered by our compensation and human capital committee, which consists entirely of independent non-employee directors.
◦No Evergreen. The 2022 Plan does not include an “evergreen” or other provision that provides for automatic increases in the number of shares available for grant under the 2022 Plan.
◦No Repricing or Exchange of Awards. The 2022 Plan prohibits us from instituting a program to reduce the exercise price of outstanding awards or surrender or cancel outstanding awards for new awards and/or cash.
◦No Discounted Options or SARs. All options and stock appreciation rights (“SARs”) must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.

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◦No Dividends on Unexercised Options or SARs. No dividends or other distributions will be paid with respect to shares that are subject to unexercised stock options or SARs.
◦Dividends on Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares Not Paid Until Award Vests. Dividends or other distributions payable with respect to shares subject to these awards will not be paid before and unless the underlying shares vest.
◦Limit on Non-Employee Director Compensation. In any fiscal year, non-employee directors may not be granted awards and may not be provided cash retainers or annual or meeting fees for service as a non-employee director in amounts that collectively exceed the limits contained in the 2022 Plan.
◦No Automatic Vesting of Awards in a Change in Control. The 2022 Plan does not provide for the automatic vesting of awards in connection with a change in control where a successor corporation assumes the awards. Instead, the 2022 Plan allows the Administrator (as defined below) to determine the treatment of awards in connection with a change in control, provided that if the successor corporation does not assume or substitute for an award, the award will fully vest. The 2022 Plan is administered by a committee of independent directors.
◦Awards May Be Subject to Clawback. Each award under the 2022 Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that we are required to adopt under the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by applicable laws, and the Administrator may require a participant to forfeit, return or reimburse us all or a portion of the award and any amounts paid under the award, according to such clawback policy or in order to comply with applicable laws.
◦Limited Transferability. Awards under the 2022 Plan generally may not be sold, assigned, hypothecated, transferred, or disposed of in any manner, unless otherwise approved by the administrator (on such terms as the administrator deems appropriate) or required by applicable law.
◦No Tax Gross-ups. The 2022 Plan does not provide any tax gross-ups.
SUMMARY OF THE 2022 EQUITY INCENTIVE PLAN
The following is a summary of the principal features of the amended and restated Plan and its operation. The summary is qualified in its entirety by reference to the 2022 Plan as set forth in Appendix A.
General
The purposes of the 2022 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants who perform services to the company, and to promote the success of the company’s business. These incentives are provided through the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, and performance shares.
Authorized Shares
Subject to the adjustment provisions contained in the 2022 Plan, the number of Shares reserved for issuance under the amended and restated 2022 Plan is equal to: (i) 4,600,000 shares, plus (ii) (A) any shares that, as of immediately before the termination or expiration of the 2013 Plan, have been reserved but not issued under any awards granted under the 2013 Plan and are not subject to any awards granted thereunder, plus (B) any shares subject to awards granted under the 2013 Plan that, after 2013 Plan is terminated or expired, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the company due to failure to vest, with the maximum number of shares that may be added to the 2022 Plan under clause (ii) above equal to 6,814,978 shares. In addition, shares may become available for issuance under the 2022 Plan as described in the next paragraph. The shares may be authorized, but unissued, or reacquired common stock.
If any award granted under the 2022 Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited to or repurchased by the company due to failure to vest, then the unpurchased or forfeited or repurchased shares subject to such award will become available for future

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grant or sale under the 2022 Plan (unless the 2022 Plan has terminated). With respect to stock appreciation rights, only shares actually issued (i.e., the net shares issued) pursuant to a stock appreciation right will cease to be available under the 2022 Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2022 Plan (unless the 2022 Plan has terminated). If shares issued under restricted stock, restricted stock units, performance shares or performance units are repurchased by or forfeited to the company due to failure to vest, such shares will become available for future grant under the 2022 Plan. Shares acquired pursuant to Awards used to pay the exercise price or purchase price of an award or to satisfy the tax withholding obligations of an award will become available for future grant or sale under the 2022 Plan. If an award is paid out in cash rather than shares, the number of shares available for issuance under the 2022 Plan will not be reduced. Shares repurchased by the company on the open market using the proceeds from the exercise of an award will not become available for future grant under the 2022 Plan.
Adjustments to Shares subject to the 2022 Plan
In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of the company, or other change in the corporate structure affecting our common stock occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2022 Plan, will adjust the number and class of shares of stock that may be delivered under the 2022 Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the numerical share limits in the 2022 Plan.
Administration
The 2022 Plan will be administered by the board of directors, any committee of the board of directors, or a committee of individuals satisfying applicable laws appointed by the board of directors or a duly authorized committee of the board of directors in accordance with the terms of the 2022 Plan (the “Administrator”). In the case of transactions, including grants to certain officers and key employees of the company, intended to qualify, as exempt under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), the members of the committee must qualify as “non-employee directors” under Rule 16b‑3 of the Exchange Act.
Subject to the terms of the 2022 Plan, the Administrator has the authority to interpret and administer the 2022 Plan, including but not limited to, the authority, in its discretion, to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the restrictions of the 2022 Plan), including to accelerate vesting or waive forfeiture restrictions, to extend the post-service exercise period applicable to an award, and to interpret the provisions of the 2022 Plan and outstanding awards. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The Administrator may make rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing administration of the 2022 Plan, or for qualifying for favorable tax treatment under applicable non-U.S. laws and may make all other determinations deemed necessary or advisable for administering the 2022 Plan. The Administrator may temporarily suspend the exercisability of an award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with applicable laws, provided that such suspension must be lifted before the expiration of the maximum term and post-service exercisability period of an award, unless doing so would not comply with applicable laws. The Administrator may not institute an exchange program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have a higher or lower exercise price and/or different terms), awards of a different type and/or cash, (ii) which participants have the opportunity to transfer outstanding awards to a financial institution, or (iii) the exercise price of an outstanding award is reduced.
Eligibility
Awards may be granted to employees, directors and consultants of the company and employees and consultants of any parent or subsidiary corporation of the company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the company or any parent or subsidiary corporation of the company. As of April 24, 2023, approximately [ ] employees, [ ] non-employee directors, and [ ] consultants were eligible to participate in the 2022 Plan. As of the same date, the closing price of a share of our common stock as reported on The Nasdaq Global Market was [ ].

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Stock Options
Each option granted under the 2022 Plan will be evidenced by a written or electronic agreement between the company and a participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2022 Plan.
The exercise price per share of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, an exception may be made for any options that are granted in substitution for options held by employees of companies that the company acquires in a manner consistent with Section 424(a) of the Code. In addition, any incentive stock option granted to an employee who, at the time of grant, owns stock representing more than 10% of the total combined voting power of all classes of stock of the company or any parent or subsidiary corporation of the company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options that first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of our common stock is the closing price of our stock on any established stock exchange or national market system on the applicable date.
The 2022 Plan provides that the Administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when the company receives the notice of exercise and full payment for the shares to be exercised, together with any applicable tax withholdings.
Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement but will not be more than 10 years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding 5 years.
The Administrator will determine and specify in each award agreement, and solely in its discretion, the period of exercise applicable to each option following a service provider’s cessation of service. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her option for (i) 3 months following his or her cessation of service for reasons other than death or disability, and (ii) 12 months following his or her cessation of service due to disability or following his or her death while holding the option. An award agreement may provide for an extension of a post-service exercise period upon a cessation of service for reasons other than death or disability if the exercise of the option following such cessation of service would result in liability under Section 16(b) of the Exchange Act or would violate the registration requirements under the Securities Act.
Restricted Stock Awards
Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written or electronic agreement between the company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2022 Plan. Restricted stock awards may be subject to vesting conditions if and as the Administrator specifies, and the shares acquired may not be transferred by the participant until vested. The Administrator may set restrictions based upon continued employment or service, the achievement of specific performance objectives (company-wide, departmental, divisional, business unit or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed before the participant’s cessation of service. Unless the Administrator provides otherwise, and subject to the general rules in the 2022 Plan related to dividends (described below), participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions on transferability and forfeitability as the underlying shares and dividends or other distributions payable with respect to shares subject to awards will not be paid before and unless the underlying shares vest. The Administrator may, in its sole discretion, reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed.

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Restricted Stock Units
The Administrator may grant restricted stock units which represent a right to receive shares at a future date as set forth in the participant’s award agreement. Each restricted stock unit granted under the 2022 Plan will be evidenced by a written or electronic agreement between the company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the 2022 Plan. Restricted stock units may be settled, in the sole discretion of the Administrator, in shares, cash or a combination of both.
Restricted stock units will result in a payment to a participant only if the performance goals or other vesting criteria (if any) the Administrator may establish are achieved or the awards otherwise vest. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service)), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion, which, depending on the extent to which they are met, will determine the number of restricted stock units to be paid out to participants.
After the grant of a restricted stock unit award, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units as of the date set forth in the award agreement. The Administrator in its sole discretion may pay earned restricted stock units in cash, shares of our common stock, or a combination of cash and shares.
Stock Appreciation Rights
A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the 2022 Plan will be evidenced by a written or electronic agreement between the company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the 2022 Plan.
The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price by (ii) the number of exercised shares. The company may pay the appreciation in cash, in shares, or in some combination thereof. The term of a stock appreciation right will be set forth in the award agreement but will not be more than 10 years. The terms and conditions relating to the period of exercise following a cessation of service with respect to options described above also apply to stock appreciation rights.
Performance Units and Performance Shares
Performance units and performance shares may also be granted under the 2022 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if the performance goals or other vesting criteria (if any) the Administrator may establish are achieved or the awards otherwise vest. Each award of performance units or shares granted under the 2022 Plan will be evidenced by a written or electronic agreement between the company and the participant specifying the performance period and other terms and conditions of the award, consistent with the requirements of the 2022 Plan. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares (which will have an aggregate fair market value equal to the earned performance units or shares at the close of the applicable performance period), or in a combination thereof. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (company-wide, departmental, divisional, business unit or individuals goals (including, but not limited to, continued employment or service)), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion, and which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.
After the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares. Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair

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market value of a share on the grant date. A participant will forfeit any performance shares or units that are unearned or unvested as of the date set forth in the award agreement.
Non-Employee Director Limitations
The 2022 Plan provides, in any fiscal year, that no non-employee director may be granted equity awards (the value of which will be based on their grant date fair value determined in accordance with GAAP) and be provided any cash retainers or annual or meeting fees for service as a non-employee director in amounts that, in the aggregate, exceed $750,000, except that such amount will be increased to $1,000,000 in the fiscal year of his or her initial service as a non-employee director. Any equity awards or other compensation provided to an individual while he or she was an employee, or while he or she was a consultant but not a non-employee director, will not count for purposes of these limitations.
Dividends
Dividends or other distributions payable with respect to shares subject to equity awards will not be paid before and unless the underlying shares vest, and will be subject to the same forfeitability provisions as the underlying shares. No dividends or other distributions will be paid with respect to shares that are subject to unexercised options or stock appreciation rights, although this rule will not preclude the Administrator from exercising its powers and authority under the adjustment, liquidation and merger and change in control provisions of the 2022 Plan.
Transferability of Awards
Unless determined otherwise by the Administrator and subject to the terms of the 2022 Plan, awards granted under the 2022 Plan generally are not transferable other than by will or by the laws of descent and distribution, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.
Dissolution or Liquidation
In the event of the company’s proposed dissolution or liquidation, the Administrator will notify each participant as soon as practicable before the effective date of such proposed transaction. An award will terminate immediately before consummation of such proposed action to the extent the award has not been previously exercised or vested.
Change in Control
The 2022 Plan provides that, in the event of a merger of the company with or into another corporation or entity or a “change in control” (as defined in the 2022 Plan), each award will be treated as the Administrator determines without a participant’s consent, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation or its affiliate with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately before the consummation of such merger or change in control; (iii) outstanding awards will vest and become exercisable, realizable or payable or restrictions applicable to an award will lapse, in whole or in part, before or upon consummation of such merger of change in control, and, to the extent the Administrator determines, terminate upon or immediately before the effectiveness of such merger or change in control; (iv) (A) the termination of an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by the company without payment), or (B) the replacement of such award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted by the 2022 Plan, the Administrator will not be obligated to treat all awards, all awards held by a participant, all awards of the same type, or all portions of awards, similarly in the transaction.
If the successor corporation does not assume or substitute for the award (or portion thereof), the participant will fully vest in and have the right to exercise the participant’s outstanding options and stock appreciation rights (or portion thereof) that is not assumed or substituted for, all restrictions on restricted stock, restricted stock units, performance shares and performance units (or portions thereof) not assumed or substituted for will lapse, and, with respect to such awards with performance-based vesting (or portions

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thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise by the Administrator or under the applicable award agreement or other written agreement authorized by the Administrator between the participant and the company or any of its subsidiaries or parents. In addition, unless specifically provided otherwise by the Administrator or under the applicable award agreement or other written agreement authorized by the Administrator between the participant and the company or any of its subsidiaries or parents, if an option or stock appreciation right (or portion thereof) is not assumed or substituted for, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period.
Forfeiture Events
The Administrator may specify in an award agreement that the participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events. Awards granted under the 2022 Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that we are required to adopt under the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by applicable laws. The Administrator may require a participant to forfeit, return or reimburse us all or a portion of the award and any amounts paid under the award, according to such clawback policy or in order to comply with applicable laws.
Termination or Amendment
The 2022 Plan will automatically terminate 10 years from the date of its initial adoption by the board of directors in 2022, unless terminated at an earlier time by the Administrator. The Administrator may amend, alter, suspend or terminate the 2022 Plan at any time, provided that the company will obtain stockholder approval of any amendment to the extent approval is necessary and desirable to comply with any applicable laws. No amendment, alteration, suspension or termination will materially impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.
FEDERAL TAX ASPECTS
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2022 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options
An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which

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is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
Nonstatutory Stock Options
Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired through such grant.
Stock Appreciation Rights
In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock Awards
A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, under Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired through a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Units
There generally are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Performance Units and Performance Shares
A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Section 409A
Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2022 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received. Also, if an award

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●	PROPOSAL FOUR	Table of Contents
that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The company will also have withholding and reporting requirements with respect to such amounts.
Medicare Surtax
A participant’s annual “net investment income”, as defined in Section 1411 of the Internal Revenue Code, may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the 2022 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.
Tax Effect for the Company
The company generally will be entitled to a tax deduction in connection with an award under the 2022 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.
NUMBER OF AWARDS GRANTED TO EMPLOYEES, CONSULTANTS, AND DIRECTORS
The number of awards that an employee, director or consultant may receive under the 2022 Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (i) the aggregate number of shares of our common stock subject to options, stock appreciation rights, RSUs, and performance-based restricted stock units (“performance stock units” or “PSUs”) granted under the 2022 Plan, 2013 Plan and/or Inducement Plan to our NEOs and the below-listed groups during the last fiscal year (no other types of awards were granted to such individuals during the last fiscal year), (ii) the average per share exercise price of such options or stock appreciation rights, and (iii) the dollar value of such RSUs and PSUs based on their aggregate grant date fair value determined pursuant to FASB ASC Topic 718.

Name of Individual or Group	Number of Shares Subject to Options	Weighted Average Per Share Exercise Price of Options	Number of Shares Subject to SARs	Weighted Average Per Share Exercise Price of SARs ($)	Number of RSUs	Number of PSUs at Target	Dollar Value of Equity Awards(1) ($)

R. Bradley Gray President, Chief Executive Officer and Director	—	N/A	—	N/A	78,962	118,443	6,536,080
K. Thomas Bailey, Chief Financial Officer	—	N/A	—	N/A	25,380	25,380	1,680,664
Joseph M. Beechem, Chief Scientific Officer and Senior Vice President, Research and Development	—	N/A	—	N/A	25,380	25,380	1,680,664
John Gerace, Chief Commercial Officer	—	N/A	—	N/A	62,829	28,200	3,161,618
J. Chad Brown, Senior Advisor (Former Senior Vice President, Sales and Marketing)	—	N/A	—	N/A	—	—	—
All executive officers, as a group	—	N/A	—	N/A	192,551	197,403	13,059,026

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●	PROPOSAL FOUR	Table of Contents

All directors who are not executive officers, as a group	—	N/A	—	N/A	128,509	—	1,629,734
All employees and consultants who are not executive officers, as a group	—	N/A	13,463	$17.59	1,454,627	132,540	31,679,529
(1) Reflects the aggregate grant date fair value of the equity awards computed in accordance with FASB ASC Topic 718.
SUMMARY
We believe strongly that approval of the amendment and restatement of the 2022 Plan is essential to our continued success and ability to compete for talent in the labor markets in which we operate. Our employees are one of our most valuable assets. Stock options, restricted stock units, and other awards such as those provided under the 2022 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve the company’s goals. For the reasons stated above, the stockholders are being asked to approve the 2022 Plan.
REQUIRED VOTE
The amendment and restatement of the NanoString Technologies, Inc. 2022 Equity Incentive Plan must receive the affirmative vote of a majority of the shares present virtually in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered votes cast and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2022 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED THEREUNDER.

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PROPOSAL NO. 5
Approval of the Amendment and Restatement of our Amended and Restated Certificate of Incorporation to Declassify our Board of Directors
PROPOSAL
Our board of directors is currently comprised of nine members. In accordance with our amended and restated certificate of incorporation (our “Current Charter”), our board of directors is divided into three classes with staggered three-year terms. At our 2022 annual meeting, 99% of our stockholders, in an advisory vote, supported a stockholder proposal to declassify our board of directors. In light of that vote, and after further consideration of the advantages and disadvantages of declassification, our board of directors has determined that it is advisable and in the best interests of our company and our stockholders to amend and restate our Current Charter, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), to phase out of the classified board structure. The text of the proposed amendment and restatement of our Current Charter (the “Proposed Charter”) is attached as Appendix B to this proxy statement and incorporated herein by reference.
If this proposal is approved by our stockholders, commencing with the election of directors at our next annual meeting in 2024, all directors whose terms are expiring shall be elected annually for terms of one year. As a result, each director elected after the Annual Meeting would hold office until the next succeeding annual meeting and until his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. To ensure a smooth transition to the new declassified structure of our board of directors and to permit the current directors to serve out the three-year terms to which the stockholders elected such directors, this proposal will not shorten the term of any director elected before the Annual Meeting or at the Annual Meeting.
This proposal, if approved, would not change our board of directors’ authority to change the present number of directors and to fill any vacancies or newly created directorships. Any director appointed to fill newly created director seats or vacancies would hold office for the remaining term of his or her predecessor.
If this proposal is not approved by our stockholders, then the Proposed Charter will not be filed with the Secretary of State of the State of Delaware and our Current Charter will remain in place and our board of directors will remain classified.
This proposal is a result of our board of directors’ ongoing review of our corporate governance policies. In addition, the board of directors is acting in recognition of stockholders’ expressed preference for a declassified board of directors structure, manifested at our 2022 annual meeting, in which approximately 99% of shares present virtually in person or by proxy and entitled to vote thereon voted in favor of an advisory proposal to elect each director annually.
A classified board of directors’ structure can be viewed as diminishing a board of directors’ accountability to stockholders because such structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Annual voting allows stockholders to express their views on the individual performance of each director and on the entire board of directors more frequently than with a classified board of directors structure. On the other hand, the board of directors has previously recognized that a classified structure offers some benefits, such as promoting board of directors continuity and stability, encouraging directors to take a long-term perspective, and reducing a company's vulnerability to coercive takeover tactics.
REQUIRED VOTE
The amendment and restatement of our amended and restated certificate of incorporation to declassify our board of directors must receive the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors to be approved. Abstentions and broker non-votes will have the same effect as a vote “against” this proposal.

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●	PROPOSAL FIVE	Table of Contents
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS.

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DRAFT REPORT OF THE AUDIT COMMITTEE
The audit committee of the board of directors is comprised solely of independent directors and operates under a written charter which is reviewed on an annual basis and amended as necessary by the board of directors upon recommendation by the audit committee. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.
The audit committee appoints an accounting firm as our independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Management is responsible for our internal controls and the financial reporting process. The audit committee is responsible for monitoring and overseeing these processes.
The audit committee held seven meetings during 2022. The meetings were designed to provide information to the audit committee necessary for it to conduct its oversight function of the external financial reporting activities and audit process of our company, and to facilitate and encourage communication between the audit committee, management and our independent registered public accounting firm for fiscal year 2022, Ernst & Young LLP (“EY”). Management represented to the audit committee that our financial statements were prepared in accordance with generally accepted accounting principles. The audit committee reviewed and discussed the audited financial statements for fiscal year 2022 with management and the independent registered public accounting firm. The audit committee also instructed the independent registered public accounting firm that the audit committee expects to be advised if there are any subjects that require special attention.
EY’s reports on our financial statements and internal control over financial reporting for the year ended December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm, EY, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with EY their firm’s independence.
Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
The audit committee of the board of directors of NanoString Technologies, Inc.:
Elisha W. Finney (Chair)
Janet George
Charles P. Waite

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EXECUTIVE OFFICERS
The following table sets forth the names, ages and positions of our executive officers as of April 24, 2023.

Name	Age	Position

R. Bradley Gray	46	President, Chief Executive Officer and Director
K. Thomas Bailey	54	Chief Financial Officer
Joseph M. Beechem, Ph.D.	65	Chief Scientific Officer and Senior Vice President, Research and Development
John D. Gerace	59	Chief Commercial Officer
There are no family relationships among any of the directors or executive officers.
EXECUTIVE OFFICERS
R. Bradley Gray. See “Board of Directors and Corporate Governance — Continuing Directors” for Mr. Gray’s biographical information.
K. Thomas Bailey has served as Chief Financial Officer since January 2018. Prior to joining our company, Mr. Bailey was Chief Financial Officer at AgaMatrix Holdings LLC, a developer, manufacturer and marketer of medical technologies for diabetes care, from March 2014 to January 2018. Prior to joining AgaMatrix, Mr. Bailey served as Chief Executive Officer of Angiotech Pharmaceuticals, a developer, manufacturer and marketer of local drug, drug delivery and medical device technologies, from October 2011 to October 2013, and served as Angiotech’s Chief Financial Officer from December 2005 to October 2011. Mr. Bailey also serves as a Director of SCP Interventional Radiology LLC and The Homestretch Foundation, and previously served as a Director of AgaMatrix Holdings LLC, Angiotech Pharmaceuticals, LifeCare Management Services and OncoGenex Inc. Previously, Mr. Bailey served as a Director in the health care investment banking group at Credit Suisse First Boston and Donaldson, Lufkin & Jenrette. Mr. Bailey received an A.B. in economics from Harvard University in 1990 and an M.B.A. from Harvard Business School in 1995.
Joseph M. Beechem, Ph.D. has served as Senior Vice President of Research and Development since April 2012 and as Chief Scientific Officer since October 2019. Prior to joining our company, Dr. Beechem held various positions at Life Technologies, a publicly traded biotechnology tools company, most recently as Vice President, Head of Advanced Sequencing and Head of Global Sequencing Chemistry, Biochemistry and Biophysics from January 2010 to April 2012. From December 2007 to December 2012, he served as Chief Technology Officer of Life Technologies. During his career at Life Technologies, he led the design and development of multiple genetic analysis technologies, the latest advanced SOLiD sequencing technology and the single molecule nano-DNA sequencing technology. Prior to joining Life Technologies, Dr. Beechem was Chief Scientific Officer at Invitrogen, a publicly traded biotechnology company that acquired Applied Biosystems in November 2008 to form Life Technologies, from August 2003 to December 2007 and Director of Biosciences at Molecular Probes, a biotechnology company acquired by Invitrogen in 2003, from August 2000 to August 2003. Prior to his industry experience, Dr. Beechem led an NIH-funded research laboratory for 11 years as a tenured associate professor at Vanderbilt University. He has authored or co-authored more than 100 peer-reviewed papers in diverse fields such as biomathematics, physics, chemistry, physiology, spectroscopy, diagnostics and biology. Dr. Beechem is also named on nearly 40 U.S. patents or patent applications and has served on a number of editorial and scientific advisory boards. He received a B.S. in Chemistry and Biology from Northern Kentucky University and a Ph.D. in Biophysics from The Johns Hopkins University.

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●	EXECUTIVE OFFICERS	Table of Contents
John D. Gerace has served as Chief Commercial Officer since January 2022. Prior to joining our company, Mr. Gerace served as president of DiaSorin Molecular, LLC, the global molecular diagnostics business unit of DiaSorin SpA, from May 2017 to July 2021. Before DiaSorin, from February 2014 to May 2017, he was president and co-founder of Calabri Biosciences LLC, a consulting firm managing a portfolio of assets related to mobile healthcare diagnostics and monitoring. From April 2015 to December 2016, Mr. Gerace served as president and CEO of Freedom Meditech, an early commercial-stage medical device company that he staged and sold to Trividia Health, a subsidiary of SinoCare, Inc. From June 2007 to February 2014, he served in a variety of roles at Applied Biosystems/Life Technologies, including VP and GM of the PCR Systems business unit from June 2007 to September 2010 and later, from April 2011 to February 2014, as head of the Applied Markets business unit, comprising of food safety, animal health, and forensic science market segments. Before Life Technologies, Mr. Gerace spent 14 years at Beckman Coulter in various sales, marketing, and business development leadership roles. Mr. Gerace holds B.S. degrees in Chemistry and Biological Sciences from the University of California at Irvine with honors and an M.B.A. from Pepperdine University. He currently serves on the boards of directors for the Iacocca Family Foundation, The UC Irvine Foundation, and University Lab Partners.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) provides an overview of our executive compensation philosophy, the objectives of our executive compensation program and each compensation component that we provide. In addition, we explain how and why our compensation and human capital committee arrived at specific compensation policies and decisions involving our named executive officers for the fiscal year ended December 31, 2022. This CD&A is intended to be read in conjunction with the tables which immediately follow which include historical context of executive pay.
Our Named Executive Officers (“NEOs”) for 2022 were as follows:

Name	Position

R. Bradley Gray	President, Chief Executive Officer and Director
K. Thomas Bailey	Chief Financial Officer
Joseph M. Beechem	Chief Scientific Officer and Senior Vice President, Research and Development
John Gerace	Chief Commercial Officer
J. Chad Brown	Senior Advisor (Former Senior Vice President, Sales and Marketing)*
* As previously disclosed, Mr. Brown transitioned to the non-executive officer position of Senior Advisor effective January 7, 2022 and retired from the company on March 16, 2023. Mr. Brown is included as an NEO pursuant to Regulation S-K Item 402(a)(3)(iv).
Executive Summary
We develop, manufacture and market technologies that unlock scientifically valuable and clinically actionable information from minute amounts of biological material, primarily for life science researchers in the fields of genomics and proteomics. Our ecosystem of solutions consists of (i) our spatial biology platforms, including our GeoMx Digital Spatial Profiler (DSP), our CosMx Spatial Molecular Imager (SMI), and our AtoMx Spatial Informatics Platform (SIP), a cloud-based, open source and fully integrated informatics solution for use with GeoMx DSP and CosMx SMI, and (ii) our nCounter Analysis System, our original product platform for multi-plex bulk gene expression analysis. 2022 was a year in which we continued to build on our strong spatial biology franchise, growing spatial biology instrument orders 50% year-on-year and exiting the year with approximately $40 million of CosMx Spatial Molecular Imager (SMI) orders in backlog after having shipped our first 13 CosMx SMI systems in the fourth quarter of 2022. We concluded 2022 with an nCounter Analysis System installed base of approximately 1,120 systems, an increase of approximately 7% as compared to 2021. Our executive compensation program in 2022 was designed to achieve the following goals: (1) continue to be tied to the company’s financial and operational performance, (2) support our commitment to good compensation governance, and (3) provide market-based opportunities to attract, retain and motivate our executives in a very competitive market for qualified talent.

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●	EXECUTIVE COMPENSATION	Table of Contents
2022 BUSINESS HIGHLIGHTS

Executing Our Strategy

•Grew installed base of spatial biology platforms to approximately 350 systems at December 31, 2022, representing 37% growth over the prior year.
•Shipped the first 13 orders of CosMx SMI systems in Q4 2022 and exited 2022 with over 165 CosMx systems orders in backlog to be shipped in future periods.
•CosMx SMI highlighted on the cover of the December 2022 issue of the scientific journal Nature Biotechnology, demonstrating high-resolution, single cell imaging of RNA and protein.
•Grew installed based to approximately 1,120 nCounter systems, representing 7% growth over the prior year.
•Continued growth of peer-reviewed publications, with approximately 195 peer-reviewed spatial biology publications and over 6,520 nCounter publications as of December 31, 2022.
•Ended 2022 with cash, cash equivalents and short-term investments of $196.5 million.

HOW OUR PAY PROGRAM WORKS
We believe that the design and structure of our pay program, and in particular our incentive plans, support our business strategy and organizational objectives while aligning the interests of our executives with those of our long-term stockholders. The financial and operational achievements listed above would not be possible without our talented executive team. Our compensation programs are designed to attract, motivate and retain these executives, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. All pay elements, and the safeguards and governance features of the program, have been carefully chosen and implemented to align with our pay philosophy and objectives.
In doing so, we have selected the following framework to achieve these objectives:

Base Salary	Base salaries are set to be competitive within our industry and used to attract and retain our talented executive team. Base salaries are fixed pay set with consideration for, among other things, an individual’s responsibilities, market data and individual contribution.
Annual Cash Incentives	The annual cash incentive award plan is intended to motivate and reward our executives for the achievement of certain strategic, financial and operational goals of the company, as well as individual performance. The awards under this plan have been capped at 200% of target opportunity for 2023 and beyond.
Long-Term Equity Incentives
Long-term equity awards reward executives for delivering long-term stockholder value, while also providing a retention vehicle for our top executive talent. In 2022, equity awards were delivered as a balanced mix of PSUs and RSUs, with PSUs comprising 60% of the equity value granted to our CEO and 50% of the equity value granted to our other NEOs.

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●	EXECUTIVE COMPENSATION	Table of Contents
TARGET PAY MIX
Consistent with our objective of aligning executive pay with our short- and long-term performance, and to align the interests of management and stockholders, executive compensation packages are designed to provide the majority of executive compensation in the form of variable, at-risk, incentive pay. In 2022, 92% of our CEO’s target pay and 83% of the target pay of our other NEOs was variable in keeping with our commitment to our pay-for-performance philosophy. The compensation and human capital committee does not have any formal policies for allocating total compensation among the various components. Instead, the compensation and human capital committee uses its judgment, in consultation with its independent compensation consultant, to establish an appropriate balance of short-term and long-term compensation for each NEO. The balance may change from year to year based on corporate strategy and objectives, among other considerations.
For 2022, our NEOs had the following target pay mix:

CEO Pay Mix(1)	Other NEO Pay Mix(1)

(1) Mr. Brown transitioned to the non-executive officer position of Senior Advisor effective January 7, 2022 and is excluded from the charts, as he did not participate in the 2022 bonus and equity plans.
COMPENSATION GOVERNANCE
The compensation and human capital committee regularly reviews best practices in executive compensation and uses the following guidelines to design our compensation programs:
•No guaranteed compensation: Although we have signed employment agreements with each of our NEOs, all of these agreements provide for “at will” employment, and none of these agreements provides any guarantees relating to salary increases or the amounts of incentive pay or equity awards.
•Reasonable severance and targeted change in control benefits: The employment agreements we have with our NEOs do not provide for “single trigger” benefits upon a change in control that do not require termination of employment. These employment agreements require that the NEO’s employment be terminated by us without “cause” or the NEO resign for “good reason” in order for the NEO to receive severance benefits, whether in connection with a change in control or otherwise. Likewise, equity awards to these NEOs contain “double trigger” provisions in order for the vesting of these awards to accelerate in connection with a change in control.

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●	EXECUTIVE COMPENSATION	Table of Contents
•Independent compensation consultant: Our compensation and human capital committee engages its own independent compensation consultant, which provides the compensation and human capital committee with valuable data regarding market compensation trends and guidance to the compensation and human capital committee about executive compensation programs in general.
•No tax gross ups: We do not provide tax gross ups to any of our NEOs.
•Perquisites: We do not provide any special perquisites to any of our NEOs.
•Annual say-on-pay vote: The annual say-on-pay vote provides an avenue for our stockholders to express their views on executive compensation each year.
•Cap on annual cash incentive program: The maximum annual cash incentive program payout for any individual is 200% of the individual’s bonus target beginning for 2023.
•Policy against hedging and pledging: Our insider trading policy prohibits our executives from engaging in “hedging” or “pledging” transactions with respect to our common stock.
•Risk analysis: We believe the structure of our executive compensation program motivates our executives to make thoughtful, appropriate decisions with measured risks balanced by appropriate rewards for the company.
•Stock Ownership Guidelines: Under our stock ownership guidelines, our CEO is required to hold company equity equal to 3x his base salary, and our Senior Vice Presidents are each required to hold 1x his or her base salary, within five years from the later of January 29, 2020 (date of initial policy effectiveness) and the date such person first becomes subject to the policy.
Consideration of 2022 Say on Pay Vote Results and Stockholder Outreach
At our 2022 annual meeting, our non-binding advisory vote on executive compensation (commonly referred to as a “say-on-pay” vote) received approximately 64% of the votes cast in support of the proposal (excluding broker non-votes and abstentions). We take our say-on-pay vote results seriously and engaged with our stockholders during our fall investor outreach season to seek feedback on the results of the vote and the design of our executive compensation program. We spoke with the corporate governance teams at several of our major stockholders, representing approximately 38% of our ownership (based on Form 13F filings as of March 31, 2022), including our top three stockholders. Our vice president of investor relations and senior vice president of human resources and legal affairs participated in this outreach.
We received feedback from these stockholders regarding the overall structure of our executive compensation program. Stockholders emphasized the importance of compensation tied to performance. In 2022, we continued to include performance stock units (PSUs) in the equity mix (in addition to restricted stock units), which comprise 60% of the equity value granted to our CEO and 50% of the equity value granted to our other NEOs and other members of the senior management team. Performance-based compensation (PSUs and annual cash incentive compensation) in 2022 constituted 62% of our CEO’s total compensation and 43% of total compensation for our other NEOs (excluding Chad Brown, who transitioned to a non-executive role effective January 7, 2022). Stockholders also stated that they do not generally support “in flight” modifications to PSU metrics like those made to the 2019 and 2020 PSUs during the COVID-19 pandemic. No such modifications have been made to the metrics used in the 2021 PSUs or 2022 PSUs. In addition, no portion of the 2021 PSUs vested due to the company not achieving the minimum revenue metric required.
Some stockholders expressed a preference for a 3-year performance period for our PSUs. Our PSUs are generally based on aggregate revenue achievement over a 2-year performance period and have a 3-year service-based vesting period. We believe that this performance period is appropriate given the relatively new market for our spatial biology instruments and current economic uncertainty, which complicates our revenue visibility. However, the compensation and human capital committee will continue to evaluate the length of the performance period on an annual basis when it considers how to structure annual PSU grants.

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●	EXECUTIVE COMPENSATION	Table of Contents
Stockholders also recommended that we adopt a cap on our annual cash incentive program. In response to this feedback, in April 2023, the compensation and human capital committee adopted an annual cash incentive program payout maximum of 200% of an individual's bonus target. The payout maximum will apply to our annual cash incentive program for all employees in 2023 and thereafter.
All of the stockholders with whom we spoke voiced their support of the 2022 proposal on board of directors’ declassification, which received overwhelming support from stockholders in an advisory vote last year. In response to that advisory vote, this year we are asking our stockholders to vote (on a binding basis) to approve a management proposal to amend our certificate of incorporation to declassify our board of directors, which, if approved, will begin in 2024 and be completed by 2026.
Finally, stockholders suggested that we continue to evolve our Environment, Social and Governance (ESG) program. We have started by clarifying board of directors’ responsibility for various ESG-related topics. The board of directors delegated oversight of the entire ESG program to the nominating and corporate governance committee. Oversight of human capital management has been assigned to the compensation and human capital committee, while oversight of information technology risks, including cybersecurity and data privacy, has been assigned to the audit committee. These committees will provide updates on an ongoing basis to the full board of directors. We have included our ESG disclosures in this proxy as well. See the section of this proxy statement titled “Board of Directors and Corporate Governance — Environmental, Social and Governance”.
We will continue to consider the feedback we received from stockholders and it will continue to inform the compensation and human capital committee’s deliberations and decisions.
Following this year's vote, we will hold our next say-on-pay vote at the 2024 annual meeting. Pursuant to Rule 14a-21(b), we are required to hold a non-binding advisory vote on the frequency of the say-on-pay vote every six years (commonly referred to as a “say-on-frequency vote”). We last held a say-on-frequency vote at our 2019 annual meeting of stockholders and our next say-on-frequency vote will occur at our 2025 annual meeting of stockholders.
Compensation Objectives and Philosophy
The objectives of our executive compensation program are as follows:
•Recruit, motivate and retain highly qualified executive officers who possess the skills and leadership necessary to sustain a high-growth business;
•Reward our executives for achieving or exceeding short-term individual and company goals that drive our growth;
•Provide long-term retention and incentives to our executives that align their interests with the long-term interests of our company and our stockholders, thereby incentivizing management to increase stockholder value; and
•Provide compensation packages that are competitive, reasonable and fair relative to peers and the overall market that facilitate executive retention.
Processes and Procedures for Compensation Decisions
THE COMPENSATION AND HUMAN CAPITAL COMMITTEE’S PROCESS
Our compensation and human capital committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. In carrying out these responsibilities, our compensation and human capital committee reviews and approves the compensation for our NEOs, including developing the appropriate corporate goals and objectives for these executives and assessing performance against these goals and objectives. The compensation and human capital committee also provides oversight of our overall compensation policies, plans and benefit programs, and overall compensation philosophy.

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●	EXECUTIVE COMPENSATION	Table of Contents
As part of the annual executive compensation setting process, Mr. Gray (with the support of our Vice President of Human Resources and our Senior Vice President, Human Resources and Legal Affairs and Corporate Secretary) makes recommendations to our compensation and human capital committee regarding short- and long-term compensation for all NEOs (other than himself) based on corporate and individual performance, and market trends. Our compensation and human capital committee then reviews the recommendations, as well as the input and data from Aon, the compensation and human capital committee’s independent compensation consultant, and makes decisions as to total compensation, as well as each individual compensation component, for each of these NEOs. No NEO participates in portions of any meetings during which decision are made regarding his or her own compensation.
With respect to the compensation for Mr. Gray, the compensation and human capital committee consults with our Vice President of Human Resources, as well as Aon, and reviews the data provided by the consultant, to make decisions regarding Mr. Gray’s performance, individual components of his compensation and total compensation. Mr. Gray does not participate in the portions of any meeting during which decisions are made regarding his compensation.
ROLE OF THE COMPENSATION CONSULTANT
The compensation and human capital committee is authorized to retain the services of one or more executive compensation consultants, in connection with the establishment of our compensation programs and related policies. Starting in 2019, the compensation and human capital committee has retained the services of Aon, an independent executive compensation consultant, due to its extensive analytical and compensation expertise in the life sciences industry.
Aon advises the compensation and human capital committee on compensation matters related to the executive and director compensation programs, including, among other things:
•executive and director market pay analysis;
•reviewing and suggesting changes to our compensation peer group;
•development and refinement of executive pay programs and governance practices;
•advising on the design and use of our equity plans and awards; and
•preparing this Compensation Discussion and Analysis and other proxy statement disclosures.
The compensation and human capital committee has the sole authority to engage and terminate Aon’s services, as well as to approve its compensation. Aon reported to the compensation and human capital committee and had direct access to the chairperson and the other members of the compensation and human capital committee.
The compensation and human capital committee conducted a specific review of its relationship with Aon in 2022 and determined that Aon’s work for the compensation and human capital committee did not raise any conflicts of interest. Aon’s work has conformed to the independence factors and guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC and Nasdaq.
USE OF A PEER GROUP
To assess the competitiveness of our executive compensation program and compensation levels, our compensation and human capital committee examines the competitive compensation data for senior executives of our peer companies. Each year, Aon assists us in developing our peer group, taking into consideration, among other factors, the business focus, financial profile, stage of development, and headcount of various companies. Based on its analysis and Aon’s recommendations, in September 2021, the compensation and human capital committee used the following criteria to determine our 2022 peer group:
•Industry — U.S.-based life sciences companies, with a focus on life science tools and diagnostic companies where possible
•Revenue — generally ranging from $75 million to $500 million

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•Market Capitalization — generally ranging from $900 million to $8 billion
•Headcount — generally ranging from 150 to 1,500 full time employees
Using these criteria, Aon recommended removing four companies used for the 2021 peer group (Accelerate Diagnostics, Inc., Genmark Diagnostics, Inc., Luminex Corporation, and Orasure Technologies), two of which were deemed to have become outliers based on the selection criteria and two of which had been acquired, and adding two new companies based on the identified criteria. Aon also recommended maintaining certain peers from the 2021 peer group that are above the selection criteria in certain areas, but were otherwise key business comparators. The following 20 companies were approved by the compensation and human capital committee to comprise our 2022 peer group:

10x Genomics, Inc.	Fluidigm Corp. (now Standard Biotools Inc.)	Personalis, Inc.
Adaptive Biotechnologies Corp.	Guardant Health, Inc.	Quanterix Corporation
Berkeley Lights, Inc.*	Invitae Corporation	Repligen Corporation
CareDx, Inc.	Meridian Bioscience, Inc.	Seer, Inc.*
Castle Biosciences, Inc.	Natera, Inc.	Twist Bioscience Corporation
Cerus Corporation	NeoGenomics, Inc.	Veracyte, Inc.
Codexis, Inc.	Pacific Biosciences of California, Inc.
*New in 2022
Our compensation and human capital committee finds comparative data from our peer group and Aon survey data to be useful in setting and adjusting executive compensation, and uses it primarily to ensure that our executive compensation program and its constituent elements are and remain competitive in relation to our peers. The compensation and human capital committee has not adopted any formal benchmarking guidelines and retains the discretion to set levels of executive compensation above or below peer levels. The compensation and human capital committee looks to factors such as individual performance and contribution to our company, the need to retain particular talent, the retention risk for an executive, an executive’s level of experience and responsibilities and comparability of roles within other peer companies.
Elements and Analysis of Named Executive Officer Compensation
The key elements of our executive compensation program are:
•base salary;
•annual cash incentive compensation;
•long-term equity incentive awards; and
•severance and change in control-related benefits.
Our NEOs are also eligible to participate in the employee benefit programs that we make available to all full time employees, including medical and dental coverage, life and disability insurance, flexible spending accounts, a 401(k) plan and an employee stock purchase plan. The NEOs’ participation in these programs is on the same terms and conditions as those offered to our other full time employees.

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BASE SALARIES
Base salary represents the fixed portion of our executives’ compensation, which we view as an important element to attract, retain and motivate highly talented executives. Historically, we have not applied specific formulas to determine changes in base salary. Rather, the base salaries of our NEOs (other than our CEO) have been reviewed on an annual basis by our CEO and our compensation and human capital committee. Each NEO’s base salary is typically set based on competitive market considerations and his or her level, responsibilities, experience, and skill set. These considerations are supplemented by market data provided by the compensation and human capital committee’s independent compensation consultant and assessments of the individual performance. The base salary of our CEO is reviewed by the compensation and human capital committee annually based on the same factors and inputs.
Based on the aforementioned considerations and except with respect to Mr. Brown, executive base salaries were adjusted from 2021 levels effective as of March 1, 2022 as follows:

	Base Salary
Name	2022	2021		% Change

R. Bradley Gray	$645,000	$645,000		—%
K. Thomas Bailey	$457,000	$437,000		4.6%
Joseph M. Beechem	$457,000	$437,000		4.6%
John Gerace	$440,011	N/A	(1)	N/A
J. Chad Brown	$52,800	$422,000	(2)	(87.5)%
1.Mr. Gerace began his employment with the company on January 6, 2022. As such, the 2021 base salary and percentage change fields above are not applicable.
2.Mr. Brown’s base salary for 2022 was originally set at $422,000. Pursuant to the terms of his transition agreement, which is described in the Form 8-K filed by the company on January 10, 2022, he received continued payment of his full-time salary through March 31, 2022, and, during his part-time employment following April 1, 2022, an annualized base salary of $52,800.
ANNUAL CASH INCENTIVES
Our incentive compensation plan provides our NEOs with annual cash incentive awards based on the achievement of our Corporate Goals (as described below) as well as individual goals. For each NEO, the target bonus opportunity is determined as a percentage of his base salary (as indicated in the table below), which was established for 2022 by the compensation and human capital committee in consultation with Aon, based on peer group data, historical performance and internal equity considerations.
At the beginning of each year, the compensation and human capital committee meets and approves strategic, operational and financial objectives for our company (our “Corporate Goals”), for the upcoming year, as developed by our NEOs and other members of the executive team. Each NEO also proposes his own individual goals for the applicable year, in consultation with Mr. Gray, which are primarily comprised of subsets of the Corporate Goals for which each NEO is primarily responsible. In 2023, the committee adopted a maximum cap of 200% of target for the annual incentive program.
We established our annual incentive compensation program in order to motivate our executives to achieve short-term financial and business objectives, reflecting our “pay for performance” culture and resulting in NEO compensation tying directly to individual and company achievements. The program also helps us to remain competitive with our peer companies, which generally offer an annual incentive opportunity as a standard element of compensation.

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2022 Incentive Opportunities
Each NEO’s annual incentive award for 2022 was based on his achievement against the Corporate Goals and his individual goals, with these components weighted for each NEO as follows:

Name	Target Opportunity (as a % of base salary)	Weightings
		Corporate Goals	Individual Goals

R. Bradley Gray	85%	100%	—
K. Thomas Bailey	50%	75%	25%
Joseph M. Beechem	50%	75%	25%
John Gerace	50%	50%	50%
J. Chad Brown	N/A*	N/A*	N/A*
* Mr. Brown transitioned to the non-executive officer position of Senior Advisor effective January 7, 2022 and did not participate in the company's 2022 bonus program.
The Corporate Goals were weighted very heavily for each NEO (and, in Mr. Gray’s case, comprised the entirety of his annual incentive award opportunity), because our NEOs are in the position to influence and drive our overall performance and stockholder value, and therefore the compensation and human capital committee believed it appropriate that most of their annual incentive (and, in Mr. Gerace’s case, half of his annual incentive) be awarded on this basis. The target opportunity percentage weighting mix between Corporate Goals and individual goals for each NEO in 2022 remained the same for each as in 2021, other than with respect to Mr. Gerace, who joined the company in January 2022, and Mr. Brown, who did not participate in our 2022 bonus program.
2022 Performance Goals and Achievement
At the beginning of 2022, the compensation and human capital committee met and approved the Corporate Goals for 2022. These Corporate Goals were developed and proposed to the compensation and human capital committee by Mr. Gray, the NEOs and the other members of the company's executive team. Each Corporate Goal was assigned a percentage weighting toward the overall Corporate Goal component of the NEO’s annual incentive, as shown in the table below. Each member of the executive team also developed and proposed his or her own individual goals for 2022, in consultation with Mr. Gray. The Corporate Goals and individual goals were set at levels intended to be challenging but attainable. During 2022, the compensation and human capital committee monitored the effect of the COVID-19 pandemic on the achievement of the Corporate Goals and decided not to make any changes to the Corporate Goals.
CORPORATE GOALS AND ATTAINMENT
At the beginning of 2023, the compensation and human capital committee reviewed the performance of our NEOs against the 2022 Corporate Goals. After considering management’s recommendations and self-scoring, the committee determined overall Corporate Goal achievement to be 75% for 2022. The material components of the 2022 Corporate Goals and corresponding performance evaluations the led to the compensation and human capital committee's determination of the overall achievement score are summarized in the table below. Revenue and operating expenses were as determined on a GAAP basis and recorded in the company’s financial audited financial statements.

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Material Goals and Objectives	Performance Evaluation
Deliver Consistent, Compelling Growth in Revenue & Bookings (30% weighting)
1. Total revenue of $195 million for 2022	1. Achieved product and service revenue of $127 million
2. Bookings for 70 CosMx instruments	2. Achieved bookings for over 165 CosMx Instruments
Attainment: 60% / 18 points

Material Goals and Objectives	Performance Evaluation
Achieve Definitive Brand Leadership in Spatial Biology (10% weighting)
1.Double traffic to NanoString’s website compared to FY 2021	1.Goal exceeded: Web traffic more than tripled
2. Consistently rank in top 3 SEO rank for the top 5 spatial biology search terms	2. Achieved
3. Increase lead generation by 40%	3. Partially achieved
4. Partner with influential academia/consortia to drive spatial awareness across a single cell research community	4. Achieved
5. Establish or expand 2 corporate “ecosystem” partnerships to strengthen spatial offerings	5. Achieved
Attainment: 100% / 10 points

Material Goals and Objectives	Performance Evaluation
Drive GeoMx into Mainstream Research (10% weighting)
1.Book orders for target number of GeoMx instruments	1.Not achieved
2.Place a target number of GeoMx systems into biopharma and CROs.	2.Not achieved
3.End 2022 with funnel of a target number of GeoMx instruments, at a target viability percentage	3.Not achieved
4.Deliver annualized GeoMx pull-through that averages a target dollar amount per system	4.Not achieved
5.Accelerate GeoMx site activation, PO-to-install and install-to-first-order	5.Partially achieved
6.Implement fully automated sample prep protocol by 3/31	6.Achieved
7.Release integrated GeoMx-NextSeq workflow by 3/31	7.Achieved
8.Improve GeoMx internal run reliability and establish baseline for end-user reliability	8.Achieved
9.Launch and upgrade installed base with new software by 3/31	9.Achieved
10.Release software supporting integration with Spatial Informatics Portal by 9/30	10.Not achieved
11.Add sample storage, overnight run, and push-button buffer change capabilities	11.Not achieved.
Attainment: 30% / 3 points

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Material Goals and Objectives	Performance Evaluation
Launch CosMx as Market Leading Imager (10% weighting)
1.End 2022 with leading share of high-plex imager market	1.Target significantly exceeded
2.Install first beta system in customer sites by June 30th	2.Achieved later than targeted due date
3.Commercially release CosMx instrument by 9/30	3.Achieved later than targeted due date
4.Commercially release CosMx reagents by 9/30	4.Achieved later than targeted due date
5.Ship 10 commercial CosMx instruments to customers by year-end	5.Target exceeded: 13 CosMx instruments shipped
6.Release 3 new CosMx datasets by 9/30	6.Not achieved
7.Showcase CosMx instrument and data in 7 single-cell scientific meetings	7.Target significantly exceeded at ~170% of target
8.Book CosMx TAP “test drives” related to 70 unique instrument sales opportunities	8.Target exceeded at ~130% of target
9.Submit or publish at least 12 CosMx papers	9.Target exceeded at ~125% of target
10.End 2022 with CosMx sales funnel containing a target number of instrument opportunities, with a target percentage viability.	10.Target exceeded at ~130% of target
Attainment: 175% / 18 points

Material Goals and Objectives	Performance Evaluation
Release Cloud-Based Spatial Biology Portal (10% weighting)
1.Alpha release of tertiary analysis examples by 3/31	1.Achieved later than targeted due date
2.Beta release of CosMx and GeoMx integration by 6/1	2.Achieved later than targeted due date
3.Reveal GeoMx data analysis modules with demo data by 6/1	3.Achieved
4.Launch AtoMx Spatial Informatics Platform by 9/30	4.Achieved later than targeted due date
5.Stand up IT Network Operation Center by 6/30	5.Achieved
6.Establish one partnership supporting spatial data analytics/informatics	6.Target exceeded
Attainment: 80% / 8 points

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Material Goals and Objectives	Performance Evaluation
Revitalize nCounter Franchise (10% weighting)
1.Book orders for a target number of nCounter instruments	1.Not achieved
2.Launch nCounter Pro by 6/30	2.Exceeded with launch over two months ahead of target
3.Execute or expand one partnership to support nCounter Pro launch	3.Achieved
4.Launch two new nCounter gene expression panels	4.Achieved
5.Deliver targeted annualized nCounter pull-through	5.Not achieved
Attainment: 50% / 5 points

Material Goals and Objectives	Performance Evaluation
Add Capabilities & Capacity Required to Efficiently Scale (10% weighting)
1.Open EMEA headquarters in April and hire regional staff per growth plans	1.Achieved
2.At least 50% of hiring slates include candidates from underrepresented minorities	2.Achieved
3.Retain 90% of talent identified as high potential / critical	3.Achieved
4.Maintain high employee engagement (measured by employee survey) and low turn-over	4.Not fully achieved
5.Select third manufacturing site by end of Q1 and open by January 2023	5.Achieved with occupancy of site slightly delayed
6.No material weaknesses in financial controls	6.Achieved (no material weaknesses in financial controls)
7.IT to achieve target “Mean Time to Repair” for “Severity 1” outages	7.Target exceeded
8.Improve cybersecurity measures	8.Target exceeded
Attainment: 100% / 10 points

Material Goals and Objectives	Performance Evaluation
Take a Meaningful Step Toward Breakeven (10% weighting)
1.Deliver gross margins at or above targeted level	1.Not achieved
2.Maintain 2022 Operating Expenses (excluding depreciation and stock comp) at targeted level or below	2.Achieved
3.Manage EBITDA to targeted level or better	3.Not achieved
4.Initiate in-house nCounter Digital Analyzer assembly by 8/31	4.Achieved
5.Meet or beat Wall Street expectations each quarter	5.Not achieved
Attainment: 30% / 3 points

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INDIVIDUAL GOALS AND ATTAINMENT
In addition, the compensation and human capital committee reviewed the performance of each NEO against the individual goals set at the beginning of 2022 and determined each NEO’s achievement. A description of the material individual goals and the percentage achievement of the individual goals are as follows:

Named Executive Officer	Individual Goals	Attainment Percentage

R. Bradley Gray	None (performance based 100% on attainment of Corporate Goals)	n/a
K. Thomas Bailey	Goals related to: improvements in internal finance processes and the finance organization; achievement of operating expense targets; investor relations activities; and IT improvements and cybersecurity objectives.	90%
Joseph M. Beechem	Goals related to: product development for the GeoMx Digital Spatial Profiler and CosMx Spatial Molecular Imager; development and release of AtoMx Spatial Informatics Platform; and achievement of the nCounter Pro launch and new nCounter gene expression panel objectives.	90%
John Gerace	Goals related to: product and service revenue and booking targets; brand leadership in spatial biology; expansion of the GeoMx Digital Spatial Profiler franchise; launch of the CosMx Spatial Molecular Imager, release of AtoMx Spatial Informatics Platform; and further development of the nCounter business.	60%
J. Chad Brown	N/A*	N/A*
* Mr. Brown transitioned to the non-executive officer position of Senior Advisor effective January 7, 2022 and did not participate in the company’s 2022 bonus program.

2022 EARNED CASH INCENTIVES
Based on the level of achievement of the Corporate Goals and individual goals and the weighting of such goals for each NEO (100% corporate goals for Mr. Gray, 75% corporate goals/25% individual goals for Messrs. Bailey and Beechem and 50% corporate goals/50% individual goals for Mr. Gerace), the compensation and human capital committee then approved payment of the bonuses based on the salaries approved by the compensation and human capital committee effective March 1, 2022 as follows:

		Target Opportunity		Achievement		2022 Earned Awards
Name	2022 Base Salary ($)	(as % of base salary)	Target ($)	Corporate	Individual	As % of Target	Actual ($)

R. Bradley Gray	$645,000	85%	$548,250	75%	n/a	75%	$411,188
K. Thomas Bailey	$457,000	50%	$228,500	75%	90%	79%	$179,944
Joseph M. Beechem	$457,000	50%	$228,500	75%	90%	79%	$179,944
John Gerace	$440,011	50%	$220,006	75%	60%	67%	$148,504
J. Chad Brown	N/A*	N/A*	N/A*	N/A*	N/A*	N/A*	N/A*
* Mr. Brown transitioned to the non-executive officer position of Senior Advisor effective January 7, 2022 and did not participate in the company’s 2022 bonus program.

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LONG TERM EQUITY INCENTIVES
We have established a long-term equity incentive program to motivate our NEOs to increase stockholder value, and to reward our executives for achieving long-term corporate objectives. We feel strongly that granting stock-based awards to our executives promotes alignment of their interests with those of stockholders by allowing them to participate in, and rewarding them for, long-term appreciation of our stock. The compensation and human capital committee also considers the three-year vesting conditions on these awards to serve an important retention function for our NEOs. In addition, our compensation and human capital committee believes that this program is necessary to be and remain competitive with our peer companies and in the industries in which we compete for talent. Equity grants are made in connection with the hiring of an NEO, and also typically are awarded on an annual basis in the first quarter of each fiscal year.
2022 Equity Grants
In March 2022, our executives were granted the following mix of equity awards as the long-term incentive component of their compensation packages for fiscal year 2022:

Name	PSUs (at 100% of target levels) (#)	RSUs (#)	Total Target Grant Date Equity Value* ($)

R. Bradley Gray	118,443	78,962	6,536,080
K. Thomas Bailey	25,380	25,380	1,680,664
Joseph M. Beechem	25,380	25,380	1,680,664
John Gerace	28,200	62,829	3,161,618
J. Chad Brown**	N/A	N/A	N/A
*For purposes of this table, total target grant date equity value was determined by multiplying (x) the number of PSUs (at target level) plus the number of RSUs by (y) the closing price of our common stock on the grant date, which was a closing price of $33.11 on the grant date of March 6, 2022 for all awards other than the RSUs granted to Mr Gerace, and $35.46 on the grant date of January 6, 2022 with respect to the RSUs granted to Mr. Gerace.
**    Mr. Brown transitioned to the non-executive officer position of Senior Advisor effective January 7, 2022 and was not eligible for a 2022 equity grant.
RESTRICTED STOCK UNITS
The RSUs granted to our NEOs in 2022 vest in one-third increments on the first trading day on or after each anniversary of the vesting commencement date over three years, subject to the executive’s continued service through each vesting date. The RSUs are subject to “double trigger” acceleration of vesting provisions for our NEOs and certain other executives.
PERFORMANCE STOCK UNITS
In determining the appropriate structure of the PSUs granted to our NEOs in 2022, the compensation and human capital committee evaluated the design of the PSUs in previous years, considered the evolution of the company's business, and reviewed with Aon the performance equity practices of the company’s peers as benchmarks. The compensation and human capital committee determined that performance goals tied to product and service revenue (“P&S Revenue”) continued to be the metric most closely aligned with long-term stockholder value creation. The compensation and human capital committee divided the 2022 PSUs into two vesting components, each of which uses a different set of performance metrics measured by cumulative P&S Revenue for that component over a two year period — fiscal years 2022 and 2023. The first vesting component of the 2022 PSUs (the “Spatial Business 2022 PSUs”) is tied to the performance of the company’s spatial biology business, defined as P&S Revenue for the GeoMx Digital Spatial Profiler, the CosMx Spatial Molecular Imager, and any other platform for use in the field of spatial biology, excluding (for avoidance of

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doubt) revenue relating to the nCounter platform and excluding revenue relating to the GeoMx and CosMx service contracts and the company's spatial biology Technology Access Program services (“Spatial Business P&S Revenue”) during the performance period. The second vesting component of the 2022 PSUs (the “Base Business 2022 PSUs”) is tied to the performance of the company’s non-spatial business, defined as all P&S Revenue other than the revenue tied to the Spatial Business 2022 PSUs and excluding nCounter diagnostic consumables revenue (“Base Business P&S Revenue”) during the performance period. The Spatial Business P&S Revenue and the Base Business P&S Revenue for the 2022 PSUs is as determined on a GAAP basis and recorded in the company’s financial audited financial statements, excluding the impact of acquisitions and divestitures that occur during the two-year performance period. The Spatial Business 2022 PSUs constitute 75% of the value of the 2022 PSUs and the Base Business 2022 PSUs constitute 25% of the value of the 2022 PSUs. The compensation and human capital committee designed the 2022 PSU grants in this way recognizing that spatial biology revenue is viewed by investors as a more important driver of stockholder value than the non-spatial product and service revenue. The Spatial Business 2022 PSUs and the Base Business 2022 PSUs each have different performance curves and maximum vesting payouts of 150% of target for the Base Business 2022 PSUs and 200% of target for the Spatial Business 2022 PSUs. We have chosen not to disclose the specific metrics at this time as they cover a performance period currently in progress (fiscal year 2023) and therefore are sensitive and we have determined that it may be competitively harmful to do so.
Consistent with our historical practice, the 2022 PSUs are subject to additional time-based vesting provisions at the conclusion of the performance period to further strengthen the retentive component of the PSU awards. Under these provisions, once the number of PSUs for which performance has been achieved has been determined, two-thirds of those PSUs vest immediately on the determination date, and one-third vest on the one-year anniversary of the determination date, subject to the executive’s continued service through each vesting date. If we experience a change in control before the end of the 2023 fiscal year, the P&S Revenue goals would no longer apply, and the award would vest as a time-based award as to two-thirds on the first market trading day on or after January 1, 2024 (which will be January 2, 2024) and, subject to the executive’s continued service through the vesting date, one-third on the first market trading day on or after January 1, 2025 (which will be January 2, 2025) (or, if the award is not assumed, immediately before the change in control). The PSUs for which performance has been achieved, or deemed achieved as a result of a change in control, are also subject to “double trigger” acceleration of vesting provisions.
Vesting of the 2020 PSUs
In January 2022, the compensation and human capital committee certified P&S Revenue for the 2020-2021 performance period of the 2020 PSUs as $245.8 million and therefore 82% of the 2020 PSUs became eligible to vest (“eligible PSUs”), based on the thresholds previously approved by the compensation and human capital committee. In accordance with the vesting terms of the PSUs, two-thirds of the eligible PSUs vested on January 26, 2022 and the remaining one-third of the eligible PSUs vested on January 26, 2023, subject to each executive’s continued service through that date.
No Vesting of the 2021 PSUs
The PSUs granted to our then-NEOs and certain other executive officers in 2021 related to a performance period spanning fiscal years 2021 and 2022 and consisted of two vesting components. The first component (the “Spatial Business 2021 PSUs”) was tied to the performance of the company’s spatial biology business based on Spatial Business P&S Revenue (as defined above) for the performance period, and had been designed by the committee to constitute two-thirds of the value of the total 2021 PSUs. The second component (the “Base Business 2021 PSUs”) was tied to the performance of the company’s non-spatial business based on Base Business P&S Revenue (as defined above) for the performance period, and had been designed to constitute one-third of the value of the total 2021 PSUs. The time-based vesting requirements and acceleration provisions are materially similar to those described for the 2022 PSUs. In January 2023, the compensation and human capital committee certified Base Business P&S Revenue for the 2021-2022 performance period of the 2021 PSUs as $163 million and certified Spatial Business P&S Revenue for the 2021-2022 performance period of the 2021 PSUs as $98 million. Based on the certified revenue, 0% of the Base Business 2021 PSUs and 0% of the Spatial Business 2021 PSUs became eligible to vest, based on the minimum performance thresholds established by the committee of $167 million for Base Business P&S Revenue and $105 million for Spatial Business P&S Revenue over the

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2021-2022 performance period. In a clear reflection of our commitment to a pay-for-performance philosophy, no portion of the 2021 PSUs vested due to the company not achieving the minimum required revenue over the 2021-2022 performance period and, therefore, a significant amount of our executive team’s variable, at-risk, incentive compensation awarded in 2021 was not realized.
No Modifications to the 2021 PSUs or 2022 PSUs
No modifications of any type have been made to the 2021 PSUs or 2022 PSUs as originally approved by the compensation and human capital committee.
Additional Compensation Policies and Practices
STOCK OWNERSHIP GUIDELINES
We and our stockholders are best served by a board of directors and executive team that manage the business with a long-term perspective. As such, we adopted stock ownership guidelines in February 2020 to strengthen the alignment of interests among stockholders, directors, NEOs, and other officers. The policy provides that the applicable required level of equity ownership is expected to be satisfied by our directors, NEOs, and any other senior vice presidents within five years from the later of: (i) January 29, 2020 (the date of policy adoption); and (ii) the date such person first becomes subject to the policy. Compliance with the guidelines is measured in July of each year.

Position	Required Multiple

Chief Executive Officer	3x base salary
Senior Vice Presidents	1x base salary
Non-Employee Directors	3x annual retainer
The value of the following types of company equity holdings qualify towards an individual’s attainment of the target multiple of pay:
•100% of shares owned outright/shares beneficially owned;
•100% of vested and unvested RSUs (but not including PSUs that remain subject to performance-based vesting); and
•50% of shares underlying vested, but unexercised, “in the money” stock options.
As of April [ ], 2023, all of our NEO and non-employee directors maintained their required holdings.
INSIDER TRADING POLICY
Our insider trading policy expressly prohibits all of our employees, including our NEOs and our directors from engaging in speculative transactions relating to our stock including short sales, puts/calls, hedging of stock ownership positions, margin accounts or pledges, and transactions involving derivative securities relating to our common stock.
TAX AND ACCOUNTING TREATMENT OF COMPENSATION
Section 162(m) of the Internal Revenue Code places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers and other current or former employees that the company may deduct for federal income tax purposes. An exception to the $1 million limitation for performance-based compensation meeting certain requirements was repealed beginning in 2018 (other than with respect to certain grandfathered arrangements) under the Tax Cuts and Jobs Act (the “Act”). In addition, the regulations under Section 162(m) contain a transition rule that applies to companies during a limited period following the initial public offering of their stock. Pursuant to this rule, certain compensation granted before the end of a transition period (and, with respect to restricted stock units, that also are paid out before the end of the transition period) currently is not counted toward the deduction limitations of Code Section 162(m) if certain requirements are met. It is possible that certain of the equity awards granted prior to the

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end of our transition period in 2017 may be eligible to be excluded from the Section 162(m) deduction limits pursuant to this transition rule. As a result of these changes and the end of our transition period, except as otherwise provided in the transition relief provisions of the Act or pursuant to the transition period rules, compensation paid to any of our covered executives generally will not be deductible in 2019 or future years, to the extent that it exceeds $1 million.
Our compensation and human capital committee has not adopted a policy that any or all equity or other compensation must be deductible. Given that we have not been profitable since our inception, our compensation and human capital committee has not emphasized or sought to maximize the deductibility of executive compensation and instead has focused our compensation policies on the goals discussed throughout this CD&A. However, the compensation and human capital committee intends to balance the objective of ensuring an effective compensation package with the need to maximize the deductibility of executive compensation. However, we cannot guarantee that any compensation in excess of $1 million paid to our covered executives will be or will remain deductible under Section 162(m).
We account for stock-based compensation in accordance with the requirements of Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Under the fair value provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award.
COMPENSATION CLAWBACK POLICY
As a public company subject to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial results as the result of misconduct or due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or incentive-based or equity-based compensation they receive. Our 2022 Plan provides that awards granted under it will be subject to recoupment under any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by applicable law, and under the 2022 Plan we may also impose such other clawback provisions to an equity award as we deem appropriate. In addition, the SEC is expected to approve listing standards that will require companies to implement clawback policies for the recovery of incentive-based compensation. We will be implementing a clawback policy in accordance with SEC and Nasdaq requirements no later than by the date required by such rules.
EMPLOYMENT AGREEMENTS
We have entered into employment agreements with each of our NEOs with the oversight and approval of our compensation and human capital committee. Each of these employment agreements was negotiated by our CEO, with the exception of his own employment agreement, and contains terms intended to attract, retain and motivate our NEOs. These employment agreements have no specified term and also acknowledge that each of these NEOs is an “at will” employee, whose employment can be terminated at any time. The agreements set forth the terms and conditions of employment of each NEO, including base salary, target annual incentive compensation payment, standard employee benefit plan participation, and initial stock grant and the terms of vesting of the initial stock grant. In addition, Mr. Gerace’s employment agreement provides him with a $5,000 per month housing support allowance, which was provided as part of the negotiation of Mr. Gerace’s employment arrangement with us, in order to induce him to join the company. These employment agreements were each subject to execution of our standard confidential information and invention assignment agreement.
In addition, each NEO has entered into an indemnification agreement with us, pursuant to which we have agreed to indemnify our NEOs against any costs, expenses and judgements assessed against them as a result of the performance of their duties as our employees, with certain exceptions.
In connection with Mr. Brown’s retirement and the transition of his duties, we entered into a transition agreement (“transition agreement” effective January 7, 2022 (the “transition date”) providing that Mr. Brown would continue employment with the company on a transitional, at-will basis from the transition date until, at the latest, March 16, 2023, during which period Mr. Brown would serve as a senior advisor to the company. This transition agreement superseded Mr. Brown’s employment agreement, and was entered

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into in order to help ensure a smooth transition of Mr. Brown’s duties. Mr. Brown’s transition agreement did not include the change in control benefits described below with respect to cash payments and benefits.
SEVERANCE AND CHANGE IN CONTROL BENEFITS
The employment agreements we have entered into with our NEOs contain severance and change in control provisions which require us to provide specific payments and benefits in connection with the termination of our NEOs’ employment in certain circumstances, generally subject to their execution of a release of claims. Each NEO’s employment agreement includes a Section 280G “best results” provision, which provides that if the severance payments or other benefits provided to the NEO constitute “parachute payments” under Section 280G of the Internal Revenue Code, the NEO’s severance and other benefits will be either (i) delivered in full or (ii) delivered only to a lesser extent that would result in no portion of such severance benefits being subject to applicable excise tax, whichever results in the greatest amount of after-tax benefits. We included this provision in the employment agreements to be clear that no Section 280G tax gross-ups would be provided. In addition, as described above, NEO equity awards generally contain “double trigger” vesting acceleration provisions triggered in connection with the termination of our NEO’s employment in certain circumstances following a change in control, as described above. We believe that these severance and change in control arrangements and provisions provide retention value by encouraging our NEOs to continue their employment with us and increase stockholder value by reducing any potential distractions caused by the possibility of an involuntary termination of employment or a potential change in control, allowing our NEOs to focus on their duties and responsibilities. For a summary of the material terms and conditions of these severance and change in control arrangements, see the section titled “Potential Payments upon Termination or Change in Control” below.
HEALTH, WELFARE AND 401(K) PLAN BENEFITS
Our NEOs are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, life and disability plans, in each case on the same basis as other employees.
We maintain a tax-qualified retirement plan that provides eligible employees, including our NEOs, with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. We currently match employee 401(k) contributions at a rate of $1.00 for each dollar contribution, up to 2% of an eligible employee’s gross salary and at the rate of $0.50 for each dollar contribution up to an additional 4% of each employee’s gross salary, capped at a maximum matching contribution amount of $4,000 per employee. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Post tax contributions to a Roth account are also offered under the plan. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions are deductible by us when made.
Compensation and Human Capital Committee Report
Our compensation and human capital committee has reviewed the Compensation Discussion and Analysis provided above with management. Based on such review and discussion, our compensation and human capital committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2022 and this proxy statement.
Respectfully submitted by the members of the compensation and human capital committee of the board of directors:
Gregory Norden, Chair
Dr. Kirk D. Malloy
Dr. Teresa Foy
William Young

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Summary Compensation Table for Fiscal Years 2022, 2021 and 2020
The table below sets forth compensation information for the individuals who served as our chief executive officer and chief financial officer during 2022 and our two most highly compensated executive officers, other than our chief executive officer or chief financial officer, who served as executive officers as of December 31, 2022. In addition, pursuant to Regulation S-K Item 402(a)(3)(iv), Mr. Brown is included as an NEO due to his partial service in 2022 as an executive officer. We refer to these individuals throughout this report as our “NEOs” for 2022.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)		Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)

R. Bradley Gray President and Chief Executive Officer	2022	$645,000	$6,536,080	(4)	$411,188	$4,000	$7,596,268
	2021	640,327	4,650,260		476,978	4,397	5,771,962
	2020	637,962	4,312,551		499,035	4,133	5,453,681
K. Thomas Bailey Chief Financial Officer	2022	453,462	1,680,664	(4)	179,944	4,000	2,318,070
	2021	434,404	1,538,049		190,641	4,031	2,167,125
	2020	435,692	1,206,517		198,340	4,132	1,844,681
Joseph M. Beechem Chief Scientific Officer and Senior Vice President, Research & Development	2022	453,462	1,680,664	(4)	179,944	4,000	2,318,070
	2021	431,808	1,430,963		195,011	4,000	2,061,782
	2020	420,115	1,009,463		191,672	4,133	1,625,383
John Gerace Chief Commercial Officer	2022	426,472	3,161,618	(4)	148,504	64,000	3,800,594
J. Chad Brown Senior Advisor (Former Senior Vice President, Sales and Marketing)	2022	150,780	—		—	4,000	154,780
	2021	419,404	1,430,963		176,185	4,000	2,030,552
	2020	420,115	1,009,463		188,746	4,133	1,622,457
1.The dollar amounts in this column represent the aggregate grant date fair value of restricted stock unit awards and PSUs, assuming future payout at target granted in 2022, 2021 and 2020, respectively. These amounts have been computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023.
2.The amounts in this column represent the amounts earned and payable each year under the bonus plan for such year, all of which were paid in the subsequent year.
3.The amounts in this column consist of (i) for each of our NEOs, matching contributions made by us pursuant to our 401(k) plan up to $4,000, as well as other fringe benefits, and (ii) for Mr. Gerace only, $60,000 of housing support allowance.
4.Amount represents the aggregate grant date fair value of RSU awards and PSUs based upon the probable outcome of performance conditions on the grant date. Assuming the highest level of performance is achieved, the aggregate grant date fair value of such awards is $10,457,727 for Mr Gray, $2,520,996 for Mr. Bailey, $2,520,996 for Mr. Beechem, and $4,095,320 for Mr. Gerace.

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Grants of Plan-Based Awards
The following table sets forth each equity and non-equity based award granted to our NEOs during 2022.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date	Name of Plan	Threshold	Target	Maximum	Threshold	Target	Maximum

R. Bradley Gray		2022 Non-Equity Plan		$548,250
	3/6/2022	2013 Equity Incentive Plan				—	118,443	236,886		$3,921,648
	3/6/2022	2013 Equity Incentive Plan							78,962	2,614,432
K. Thomas Bailey		2022 Non-Equity Plan		228,500
	3/6/2022	2013 Equity Incentive Plan				—	25,380	50,760		840,332
	3/6/2022	2013 Equity Incentive Plan							25,380	840,332
Joseph M. Beechem		2022 Non-Equity Plan		228,500
	3/6/2022	2013 Equity Incentive Plan				—	25,380	50,760		840,332
	3/6/2022	2013 Equity Incentive Plan							25,380	840,332
John Gerace		2022 Non-Equity Plan		220,006
	1/6/2022	2018 Inducement Equity Incentive Plan							62,829	2,227,916
	3/6/2022	2013 Equity Incentive Plan				—	28,200	56,400		933,702
J. Chad Brown(4)
1.The amounts reported in this column represent the target amount of annual performance-based incentive bonus compensation that might have been paid to each named executive officer for 2022 performance. There are no threshold or maximum levels for the award. The actual payouts approved for 2022 performance are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” These awards are described in further detail in the “Compensation Discussion and Analysis” in the section entitled “2022 Incentive Opportunities.” The bonus payouts approved pursuant to our 2022 bonus incentive program were paid during the first quarter of 2023.
2.The amounts in these columns represent restricted stock units and are described in further detail above in the “Compensation Discussion and Analysis” and in the “Outstanding Equity Awards at December 31, 2022” table.
3.The dollar amounts in this column reflect the aggregate grant date fair value of the awards granted in 2022. These amounts have been computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown include the impact of the estimated future payout for awards at target issued under the Equity Incentive Plan and exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023.
4.Mr. Brown transitioned to the non-executive officer position of Senior Advisor effective January 7, 2022 and was not eligible for a 2022 equity grant.

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Outstanding Equity Awards at Fiscal Year-End
The following table presents information concerning equity awards held by our NEOs at the end of 2022.

	Option Awards							Stock Awards
	Vesting Commencement Date	Number of Securities Underlying Option(#)				Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards
Name		Exercisable		Unexercisable								Number of Unearned Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested

R. Bradley Gray	1/31/2014	90,000	(1)	—		$18.18	1/30/2024
	2/9/2015	100,000	(1)	—		$12.77	2/8/2025
	2/3/2016	62,500	(1)	—		$12.94	2/2/2026
	2/6/2017	60,000	(1)	—		$18.80	2/5/2027
	2/6/2018	60,000	(1)	—		$6.80	2/5/2028
	3/13/2019	114,383	(2)	10,395	(2)	$23.34	3/24/2029
	3/5/2020							16,463	(3)	131,210	(4)
	3/5/2021							16,126	(3)	128,524	(4)
	1/26/2022							13,364	(5)	106,511	(4)
	3/5/2022							78,962	(3)	629,327	(4)
												24,189	(6)	192,786	(4)
												118,443	(7)	943,991	(4)
K. Thomas Bailey	1/16/2018	3,959	(1)	—		$8.16	1/15/2028
	3/13/2019	7,626	(2)	2,541	(2)	$23.34	3/24/2029
	3/5/2020							4,989	(3)	39,762	(4)
	3/5/2021							5,529	(3)	44,066	(4)
	1/26/2022							4,050	(5)	32,279	(4)
	3/5/2022							25,380	(3)	202,279	(4)
												8,293	(6)	66,095	(4)
												25,380	(7)	202,279	(4)
Joseph M. Beechem	2/9/2015	45,000	(1)	—		$12.77	2/8/2025
	2/3/2016	25,000	(1)	—		$12.94	2/2/2026
	2/6/2017	20,000	(1)	—		$18.80	2/5/2027
	2/6/2018	20,000	(1)	—		$6.80	2/5/2028
	3/13/2019	27,960	(2)	2,541	(2)	$23.34	3/24/2029
	3/5/2020							3,742	(3)	29,824	(4)
	3/5/2021							5,529	(3)	44,066	(4)
	1/26/2022							3,038	(5)	24,213	(4)
	3/5/2022							25,380	(3)	202,279	(4)
												8,293	(6)	66,095	(4)
												25,380	(7)	202,279	(4)

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John Gerace	1/6/2022							62,829	(3)	500,747	(4)
												28,200	(7)	224,754	(4)
J. Chad Brown	2/6/2018	1,459	(1)	—		$6.80	2/5/2028
	3/13/2019	10,168	(2)	2,541	(2)	$23.34	3/24/2029
	3/5/2020							3,742	(3)	29,824	(4)
	3/5/2021							5,529	(3)	44,066	(4)
	1/26/2022							3,038	(5)	24,213	(4)
												8,293	(6)	66,095	(4)
1.The options have fully vested.
2.Options vest in equal monthly installments from the vesting commencement date over four years. Notwithstanding the foregoing, if the named executive officer is terminated without cause or resigns for good reason (each as defined in the executive’s applicable stock option agreement), in each case, following a change in control (as defined under our 2013 Equity Incentive Plan), then 100% of the then-unvested shares will vest.
3.One third of the restricted stock units vest on the first market trading day following the first anniversary of vesting commencement date and one third of the restricted stock units vest annually on the first market trading day after each of the second and third anniversaries of the vesting commencement date. Notwithstanding the foregoing, if the named executive officer is terminated without cause or resigns for good reason (each as defined in the executive’s applicable restricted stock unit agreement), in each case, following a change in control (as defined under our 2013 Equity Incentive Plan), then 100% of the then-unvested shares will vest.
4.The market value of unvested shares is calculated by multiplying the number of unvested shares by the closing market price of our common stock on The Nasdaq Stock Market on December 31, 2022, the last trading day of the year, which was $7.97 per share.
5.The PSUs are earned and become eligible to vest based on the achievement of pre-set, objective Product & Service Revenue goals for fiscal years 2020 and 2021. Once the number of PSUs for which performance has been achieved has been determined, the remaining 33% of those PSUs will vest on the one-year anniversary of the determination date, subject to the executive’s continued service through each vesting date. In addition, the vesting of the PSUs may be accelerated upon a change in control and/or a qualifying termination of the executive’s employment, as described in further detail in the section below entitled “Potential Payments upon Termination or Change in Control.”
6.The PSUs are earned and become eligible to vest based on the achievement of pre-set, objective cumulative Base Business and Spatial Business Product & Service Revenue goals for fiscal years 2021 and 2022. Once the number of PSUs for which performance has been achieved has been determined, two-thirds of those PSUs will vest immediately, and the remaining one-third of those PSUs will vest on the one-year anniversary of the determination date, subject to the executive’s continued service through each vesting date. In addition, the vesting of the PSUs may be accelerated upon a change in control and/or a qualifying termination of the executive’s employment, as described in further detail in the section below entitled “Potential Payments upon Termination or Change in Control.” In January 2023, it was determined that the PSUs did not vest and were forfeited at that time.
7.The PSUs are earned and become eligible to vest based on the achievement of pre-set, objective cumulative Base Business and Spatial Business Product & Service Revenue goals for fiscal years 2022 and 2023. Once the number of PSUs for which performance has been achieved has been determined, two-thirds of those PSUs will vest immediately, and the remaining one-third of those PSUs will vest on the one-year anniversary of the determination date, subject to the executive’s continued service through each vesting date. In addition, the vesting of the PSUs may be accelerated upon a change in control and/or a qualifying termination of the executive’s employment, as described in further detail in the section below entitled “Potential Payments upon Termination or Change in Control.”

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Option Exercises and Stock Vested
The following table sets forth information regarding exercises and vesting of equity awards by our NEOs for the year ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

R. Bradley Gray	—	$—	129,740	$4,028,193
K. Thomas Bailey	—	—	35,061	1,093,699
Joseph M. Beechem	—	—	31,757	986,607
John Gerace	—	—	—	—
J. Chad Brown	—	—	31,757	986,607
Executive Employment Arrangements
Each NEO is an “at-will” employee. Employment agreements with our NEOs provide for one or more of the following: annual base salary, an annual cash incentive payment targeted at a percentage of the NEO’s base salary, initial grants of stock options and/or restricted stock units and participation in our company-wide employee benefit plans. In addition, the employment agreements we have entered into with our NEOs provide for severance payments and benefits as described below.
The current base salary and target annual cash incentive as a percentage of each NEO’s base salary for 2023 is as follows:

Name	Base Salary ($)	Target Cash Incentive

R. Bradley Gray	$665,000	85%
K. Thomas Bailey	469,000	50%
Joseph M. Beechem	469,000	50%
John Gerace	450,011	50%
J. Chad Brown	52,800*	*
* Pursuant to the terms of his transition agreement, which is described in the Form 8-K filed by the company on January 10, 2022, Mr. Brown’s annualized base salary for 2023 was $52,800, and he was not eligible to participate in the company’s 2023 bonus program.
Potential Payments upon Termination or Change in Control
We have entered into employment agreements with our NEOs, which were most recently amended in February 2020 for Messrs Gray and Bailey and Dr. Beechem, and entered into in January 2022 for Mr. Gerace, that contain severance and change in control provisions which require us to provide specific payments and benefits in connection with the termination of our NEOs’ employment in certain circumstances. As discussed below, in early 2022, we entered into a transition agreement with Mr. Brown which supersedes his employment agreement. With respect to Mr. Brown, the description below of the employment agreement reflects the terms as in effect until his employment agreement was superseded. Mr. Brown’s transition agreement does not include the

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severance and change in control benefits with respect to cash payments and benefits under his employment agreement that are described in this section.
If the event of our termination of the NEO’s employment other than for “cause” (as defined in each employment agreement and summarized below) (and that is not by reason of the NEO’s death or disability), or due to the NEO’s resignation from employment with us for “good reason” (as defined in each employment agreement and summarized below), the NEO will receive continuing base salary payments for a period of six months (or in Mr. Gray’s case, 12 months) and reimbursement of premiums paid for continuation coverage under COBRA for the NEO and his eligible dependents for up to six months (or in Mr. Gray’s case, 12 months). However, if such termination other than for “cause,” death or disability, or such resignation for “good reason,” in either case, occurs within 12 months following a “change in control” (as defined in our 2013 Equity Incentive Plan or, for Mr. Bailey, under our 2018 Inducement Equity Incentive Plan), the NEO instead will be entitled to the following:
•a lump sum payment equal to 12 months (or in Mr. Gray’s case, 24 months) of his then-effective base salary;
•100% (or in Mr. Gray’s case, 200%) of his target annual cash incentive payment. This will be calculated based on the completion of a full calendar year and at the then-effective target percentage times the then-effective base salary; and
•reimbursement of premiums paid for continuation coverage under COBRA for the NEO and his eligible dependents for up to 12 months (or in Mr. Gray’s case, 24 months).
In order to receive the severance benefits detailed above, each NEO is obligated to execute a release of claims against us, provided that the release becomes enforceable and irrevocable not later than 60 days following such NEO’s termination date, and to continue to comply with the terms of certain non-solicitation and non-competition requirements under the NEO’s proprietary information and inventions agreement (and for Mr. Gray and Dr. Beechem, certain other restricted covenants, such as non-disparagement requirements, contained in the employment agreement, and for Messrs. Bailey, Brown and Gerace, any other obligations under his proprietary information and inventions agreement). Mr. Bailey’s release of claims agreement will contain certain restrictive covenants, such as non-solicit provisions and mutual non-disparagement requirements.
NEO equity awards generally contain similar “double trigger” vesting acceleration provisions, as described below. For each of Messrs. Bailey, Brown and Gerace, the employment agreements provided “double trigger” acceleration of vesting of their new hire equity awards in the event of a termination without cause or resignation for good reason, in either event that occurs on or within 12 months after a change in control of the company.
We do not provide for any gross ups for any excise taxes that may be imposed by Section 4999 of the Internal Revenue Code. The employment agreements with each NEO includes a Section 280G “best results” provision that provides that, in the event that any payment to the applicable NEO is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a “parachute payment” under Section 280G of the Internal Revenue Code), the NEO will be entitled to receive such payment as would entitle him to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax. As described below, in 2020, the employment agreements of each NEO other than Mr. Gerace were revised to include a similar “best results” provision.
For purposes of the 2013 Equity Incentive Plan, 2018 Inducement Equity Incentive Plan, 2022 Equity Incentive Plan, and change in control benefits contained in the NEOs’ employment agreements, “change in control” means generally:
•the date that any one person, or more than one person acting as a group, acquires ownership of our capital stock that, together with the stock held by such person or such group, constitutes more than 50% of the total voting power of our capital stock;
•the date that a majority of members of the board of directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to such date; or

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•the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or group) assets from us that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions.
For purposes of each of the employment agreements with Messrs. Gray and Beechem, “cause” means generally:
•a violation of one of our material written policies that continues uncured for 30 days after notification by us;
•an act of dishonesty in connection with such NEO’s responsibilities as our employee;
•such NEO’s conviction of, or plea of nolo contendere to, a felony;
•such NEO’s gross misconduct;
•such NEO’s failure or refusal to follow the lawful and proper directives of the board of directors which are within his duties that are not corrected within 30 days after written notice; or
•such NEO’s material breach of his proprietary information agreement or the non-disparagement provision of his employment agreement.
For purposes of each of the employment agreements with Messrs. Bailey, Brown and Gerace, “cause” means generally:
•such NEO’s failure to perform (or in Messrs Bailey’s and Gerace’s case, substantially perform) his duties and responsibilities (other than a failure from his disability) after receiving written notice of the alleged failure and ten days’ opportunity to cure;
•such NEO’s commission of any act of fraud, embezzlement, dishonesty or misrepresentation;
•such NEO’s violation of any federal or state law or regulation applicable to our business or the business of our affiliates;
•such NEO’s breach of any confidentiality agreement or invention assignment agreement with us (or any affiliate of our affiliates);
•such NEO’s being convicted of, or entering a plea of nolo contendere to, a felony or committing any act of moral turpitude, dishonesty or fraud against, or the misappropriation of material property belonging to, us or our affiliates; or
•in Messrs Bailey’s and Gerace’s case, failure to provide us with proof of authorization to work in the U.S. (which has been provided)
For purposes of each of the employment agreements with Messrs. Gray and Beechem, “good reason” means generally any of the following, without such NEO’s written consent:
•for Mr. Gray, a material and permanent diminution in his duties, authority or responsibilities causing such position to be of materially reduced stature or responsibility including a requirement that he is required to report to a corporate officer or employee instead of reporting directly to our board of directors or, if we become a subsidiary of another corporation, the board of directors of our parent company;
•for Dr. Beechem, a material, adverse and permanent change in such NEO’s position, causing such position to be of materially reduced stature or responsibility, provided that the continuance of his duties and responsibilities at the subsidiary or divisional level following a change in control, rather than at the parent, combined or surviving company level following the change in control, will not be deemed good reason within the meaning of this clause;
•for Mr. Gray, our material breach of any provision of his employment agreement;
•for Dr. Beechem, our material breach of any material provision of such NEO’s employment agreement that continues uncured for 30 days following notice by him;

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•a refusal by such NEO to relocate to a facility or location more than 40 miles (or, for Mr. Gray, more than 50 miles) from our then-current location;
•a reduction of more than 5% (10% for Mr. Gray) of his base salary then in effect (other than a reduction applicable to officers of the company generally); or
•for Dr. Beechem, a material reduction in the kind and level of employee benefits (other than base salary) which results in a substantial reduction of the NEO’s overall benefits package (other than a reduction applicable to officers of the company generally).
To qualify as a resignation for good reason, the NEO must provide notice to us within 30 days (90 days for Mr. Gray) after the initial existence of the condition or event described above and allow us to cure the condition or event within 30 days following our receipt of the notice, and if not cured, the NEO thereafter elects to terminate his employment voluntarily within 30 days after the expiration of the period for correcting such condition or event. In addition, any change in the NEO’s job function or responsibilities in order to accommodate a disability under the Americans with Disabilities Act, the Family Medical Leave Act or any analogous statute or law will not constitute a basis for the NEO to resign for good reason.
For purposes of each of the employment agreements with Messrs. Bailey, Brown and Gerace, “good reason” means generally such NEO’s resignation within 30 days after the expiration of the cure period described below following the occurrence of any of the following, without his express written consent:
•the assignment to such NEO of any duties or the reduction of his duties, either of which results in a material diminution in his position or responsibilities with us, provided that the continuance of his duties and responsibilities at the subsidiary or divisional level following a change in control, rather than at the parent, combined, or surviving company level following such change in control will not be deemed good reason;
•a material reduction in such NEO’s base salary;
•a material change in the geographic location at which such NEO must perform services (for purposes of the foregoing, his relocation to a facility or a location less than 25 miles from his then-present location will not be considered a material change in geographic location); or
•our material breach of any material provision of such NEO’s employment agreement.
Such NEO’s resignation will not be deemed to be for good reason unless he has first provided us with written notice of the acts or omissions constituting the grounds for good reason within 90 days of the initial existence of the grounds for good reason and a reasonable cure period of not less than 30 days following the date we receive such notice, and such condition has not been cured during such period.
In connection with Mr. Brown’s retirement and the transition of his duties, and as previously disclosed, we entered into a transition agreement effective January 7, 2022 (the “transition date”) providing that Mr. Brown would continue employment with the company on a transitional, at-will basis from the transition date until, at the latest, March 16, 2023, during which period Mr. Brown would serve as a senior advisor to the company. This transition agreement superseded Mr. Brown’s employment agreement, and provides for Mr. Brown’s eligibility for certain transition payments and benefits, including a continuation of Mr. Brown’s pre-transition salary through March 31, 2022, a post-transition salary continuation of $52,800 per year, as well as the following severance payments and benefits if he was terminated without cause (as defined in his transition agreement) prior to the end of his planned separation date of March 16, 2023:
•continued payment of full-time salary (for the period from January 7, 2022, to March 31, 2022) or part-time salary (for the period from April 1, 2022 to March 15, 2023) for the period from his actual last day of employment through March 15, 2023;

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•extension of the post-termination exercise period for his outstanding and unexercised options until the earlier of three months following March 16, 2023 or the expiration date of the applicable option;
•only in the event of the company’s termination of Mr. Brown’s employment without cause prior to the date on which the company pays annual bonuses to its executives with respect to calendar year 2021, payment of an amount equal to the annual bonus that he would have received had he remained employed through such payment date;
•acceleration of vesting of then-outstanding RSU awards that are subject only to time-based vesting and then‑outstanding options with respect to the number of shares that would have vested had he remained employed with the company through March 16, 2023, and
•vesting of PSUs if and to the extent, and at the same time, such awards would have vested had he remained employed by the company through March 16, 2023.
Mr. Brown’s receipt of these severance payments and benefits was contingent upon him executing a supplemental release agreement in a form agreed with the company and continued compliance with certain customary confidentiality, non-solicitation, non-competition and non-disparagement covenants.
For purposes of Mr. Brown’s transition agreement, “cause” means generally (i) “cause” as defined in his employment agreement, (ii) Mr. Brown’s engagement in dishonesty, misrepresentation, illegal conduct, or gross misconduct related to his duties to the company, (iii) Mr. Brown’s willful unauthorized disclosure of the company’s confidential information, or (iv) Mr. Brown’s breach of any material obligation under the transition agreement or any other agreement between him and the company.
NEO Equity Awards
The time-based equity awards granted to our NEOs generally include “double trigger” acceleration provisions. Under these provisions, if the NEO is terminated without “cause” or resigns for “good reason,” in each case, following a “change in control” (as defined under the applicable equity plan under which the award was granted), the time-based equity award will vest in full immediately prior to such termination, provided that with respect to the new hire equity grants to Messrs. Bailey, Gerace, and Brown, in order for the applicable NEO to receive this acceleration of vesting, his termination without cause or for good reason must occur within 12 months following a change in control.
With respect to the above-described equity acceleration provisions, the definitions of “cause” and “good reason” are substantially the same as those set forth in Mr. Bailey’s employment agreement and described above, except that the “cause” definition does not include failure to provide proof of authorization to work in the U.S., and the good reason definition is triggered by a material breach of the applicable equity award agreement, rather than of the employment agreement. In addition, not all of the equity awards include the proviso that the continuance of the NEO’s duties and responsibilities at the subsidiary or divisional level following a change in control (rather than at the parent, combined, or surviving company level following such change in control) will not be deemed good reason.
With respect to the PSUs granted to our NEOs in 2021, if the company experiences a change in control before the end of the 2022 fiscal year, the performance goals would no longer apply, and the award would vest as a time-based award as to two-thirds on the first market trading day on or after January 1, 2023 (which was January 2, 2023) and, subject to the executive’s continued service through the vesting date, as to one-third the first market trading day on or after on January 1, 2024 (which will be January 2, 2024) (or under the terms of our 2013 Equity Incentive Plan, if the award is not assumed, as if immediately before the change in control, as described below).
With respect to the PSUs granted to our NEOs in 2022, if the company experiences a change in control before the end of the 2023 fiscal year, the performance goals would no longer apply, and the award would vest as a time-based award as to two-thirds on the first market trading day on or after January 1, 2024 (which will be January 2, 2024) and, subject to the executive’s continued service through the vesting date, as to one-third the first market trading day on or after on January 1, 2025 (which will be January 2, 2025)

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(or under the terms of our 2013 Equity Incentive Plan, if the award is not assumed, as if immediately before the change in control, as described below).
For both the 2021 and 2022 PSUs, the PSUs for which performance has been achieved, or deemed achieved as a result of a change in control, are also subject to “double trigger” acceleration of vesting provisions similar to those described in the second paragraph of this “NEO Equity Awards” section, except that the good reason trigger for a material diminution in the NEO’s position or responsibilities with us does not include the proviso that the continuance of the NEO’s duties and responsibilities at the subsidiary or divisional level following a change in control (rather than at the parent, combined, or surviving company level following such change in control) will not be deemed good reason, and the trigger related to material breach of any material provision of the employment agreement instead relates to sch breach of the PSU award agreement.
As noted above, in January 2022, the company and Mr. Brown entered into a transition agreement, which contains eligibility for certain transition benefits, including provisions that relate to his equity awards, in the event his employment with the company was terminated without cause prior to March 16, 2023, as described above.
2013 Equity Incentive Plan, 2018 Inducement Equity Incentive Plan and 2022 Equity Incentive Plan
Our 2013 Equity Incentive Plan (the “2013 Plan”), our 2018 Inducement Equity Incentive Plan (the “Inducement Plan”), and our 2022 Equity Incentive Plan (the “2022 Plan”), each provide that in the event of a merger or “change in control,” as defined under the applicable plan, each outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels, and such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time.
The following table describes the payments and benefits that each of our NEOs would be entitled to receive upon a change in control or upon termination of his employment in the circumstances described above under the plans and arrangements with our NEOs described above. Payments and benefits are estimated assuming that the triggering event took place on December 31, 2022, and the price per share of our common stock is the closing price on The Nasdaq Global Market as of that date.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

	Employment Termination Without Cause or For Good Reason
	No Change in Control		Within 12 months Following a Change in Control				More than 12 months after a Change in Control
Name	Severance Payments(1) ($)	Health Care Benefits(2) ($)	Severance Payments(3) ($)	Annual Cash Incentive Payment(4) ($)	Health Care Benefits(6) ($)	Equity Acceleration(5) ($)	Severance Payments(1) ($)	Health Care Benefits(2) ($)	Equity Acceleration(5) ($)

R. Bradley Gray	$645,000	$27,210	$1,290,000	$1,096,500	$54,420	$2,132,349	$645,000	$27,210	$2,132,349
K. Thomas Bailey	228,500	8,065	457,000	228,500	16,130	586,760	228,500	8,065	586,760
Joseph M. Beechem	228,500	8,075	457,000	228,500	16,150	568,756	228,500	8,075	568,756
John Gerace	220,006	11,925	440,011	220,006	23,850	725,501	220,006	11,925	224,754
J. Chad Brown(7)	15,400	—	15,400	—	—	164,198	N/A	N/A	N/A

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1.Except in Mr. Brown’s case, the amount shown in this column for each NEO consists of continuing payments of the NEO’s base salary as of December 31, 2022, for a period of six months (or in Mr. Gray’s case, twelve months). In Mr. Brown’s case, the amount shown in this column consists of the continued payment of his part-time salary until March 15, 2023.
2.The amount shown in this column for each NEO consists of the estimated cost of reimbursement of premiums paid for continuation coverage under COBRA for the NEO and his eligible dependents for up to 6 months (or in Mr. Gray’s case, 12 months).
3.Except in Mr. Brown’s case, the amount shown in this column for each NEO consists of a lump sum payment equal to twelve months (or in Mr. Gray’s case, twenty-four months) of the NEO’s base salary as of December 31, 2022. In Mr. Brown’s case, the amount shown in this column consists of the continued payment of his part-time salary until March 15, 2023.
4.The amount shown in this column for each NEO consists of a lump sum payment equal to 100% (or in Mr. Gray’s case, 200%) of the NEO’s target annual cash incentive payment, which is calculated based on the completion of a full calendar year and the then-effective target percentage times the then-effective base salary.
5.The amount shown in this column for each NEO consists of the value of the portions of the unvested in-the-money options, RSU awards and PSUs held by the NEO for which vesting is accelerated upon the triggering event. The value of each such portion of such equity awards is calculated by multiplying (x) the closing stock price of our common stock of $7.97 per share on December 31, 2022, as reported on the Nasdaq Global Market (and in the case of options, less the exercise price per share of the option) by (y) the number of shares covered by such portion of the equity award.
6.The amount shown in this column for each NEO consists of the estimated cost of reimbursement of premiums paid for continuation coverage under COBRA for the NEO and his eligible dependents for up to 12 months (or in Mr. Gray’s case, 24 months).
7.The transition agreement entered into with Mr. Brown effective January 7, 2022 supersedes his employment agreement. The payments and benefits shown in the table represent the payments and benefits that Mr. Brown would receive under his transition agreement upon termination of his employment without cause. The terms of his transition agreement are described in the Form 8-K filed by the company on January 10, 2022.
CEO PAY RATIO
Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.
Determination of Median Employee
As permitted by SEC rules, we used the same median employee for 2022 that we identified for 2021 because there have been no significant changes to our employee population or employee compensation arrangements that would significantly change our CEO Pay Ratio disclosure for 2022. We identified the median employee for 2021 using our employee population on December 31, 2021 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).
Consistently Applied Compensation Measure (CACM)
Pursuant to the relevant rules, the median employee we identified in 2021 was determined by use of a “consistently applied compensation measure”, or CACM. We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee for: (a) annual base pay, (b) annual cash incentive, and (c) the estimated grant date fair value of any equity awards granted during 2021. In identifying the median employee in 2021, we converted compensation amounts paid in foreign currencies based on the applicable annual average exchange rate.
Methodology and Pay Ratio
After applying our CACM method, we identified the median employee for 2021. As noted, we used the same median employee for 2022. We then calculated the median employee’s annual total direct compensation for 2022 in accordance with the requirements of the Summary Compensation Table. Our median employee compensation for 2022 as calculated using Summary Compensation Table requirements was $141,124. Our Chief Executive Officer’s total annual compensation for 2022 as reported in the Summary Compensation Table was $7,596,268. Therefore, our CEO Pay Ratio for 2022 is approximately 54:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated

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employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the compensation and human capital committee nor management of the company used the CEO Pay Ratio measure in making compensation decisions.
Pay Versus Performance
The following table sets forth information concerning the relationship between executive compensation actually paid to our CEO and other NEOs (our “non-PEO NEOs”) and certain financial performance measures of the company for our fiscal years ending in December 31, 2020, 2021 and 2022:

					Value of initial fixed $100 Investment based on:
Year	Summary compensation table total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(2)(3) ($)	Average summary compensation table total for non-PEO NEOs(3)(4) ($)	Average compensation actually paid to non-PEO NEOs(3)(4)(5) ($)	Total Stockholder Return(6) ($)	Peer Group Total Stockholder Return(6)(7) ($)	Net Income (Loss) (in thousands)(8) ($)	Revenue (in thousands)(8) ($)

2022	$7,596,268	$(2,644,337)	$2,122,384	$(217,100)	$28.65	$113.65	$(159,543)	$127,262
2021	$5,771,962	$(2,080,019)	$2,086,486	$(57,132)	$153.70	$127.55	$(115,254)	$145,085
2020	$5,453,681	$18,509,831	$1,583,094	$4,826,492	$240.4	$126.42	$(110,078)	$117,316
(1)Mr. Gray, our CEO, was our Principal Executive Officer (“PEO”) during 2022, 2021 and 2020.
(2)The dollar amounts in this column represent the amount of “compensation actually paid” to our PEO. The term “compensation actually paid” (“CAP”) does not reflect the amount of compensation actually paid, earned or received by our PEO during the applicable year. Per relevant rules, our PEO's CAP for each applicable year was calculated by adjusting the “Summary compensation table total for PEO” value for that year in accordance with the adjustment table below (the company has not paid dividends historically and does not sponsor any pension arrangements; thus no adjustments are made for these items):

	2020	2021	2022
Summary Compensation Table Total	$5,453,681	$5,771,962	$7,596,268
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(4,312,551)	$(4,650,260)	$(6,536,080)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$5,780,489	$1,886,373	$629,327
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$10,811,670	$(4,436,382)	$(2,633,535)
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$776,542	$(651,712)	$(1,700,317)
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0	$0	$0
Compensation Actually Paid	$18,509,831	$(2,080,019)	$(2,644,337)
(3)All valuations of equity awards were estimated using assumptions and methodologies substantially consistent with those used at grant. These methodologies are consistent with the principles in ASC 718 and are described further in our form 10-K.

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(4)In 2022, the non-PEO NEOs were Messrs. Bailey, Beechem, Gerace and Brown. In 2021 the non-PEO NEOs were Messrs. Bailey, Beechem and Brown. In 2020 the non-PEO NEOs were Messrs. Bailey, Beechem, Brown and David Ghesquiere.
(5)The dollar amounts in this column represent the average of the amount of “compensation actually paid” to our non-PEO NEOs. CAP does not reflect the amount of compensation actually paid, earned or received by these NEOs during the applicable year. Per relevant rules, the average CAP to these NEOs for each applicable year was calculated by adjusting the “Average summary compensation table total for non-PEO NEOs” value for that year in accordance with the adjustment table below (expressed as averages):

	2020	2021	2022
Summary Compensation Table Total	$1,583,094	$2,086,486	$2,122,384
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(966,672)	$(1,466,658)	$(1,630,737)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$1,313,686	$646,734	$226,326
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$2,675,446	$(1,108,510)	$(593,629)
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$220,938	$(215,184)	$(341,444)
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0	$0	$0
Compensation Actually Paid	$4,826,492	$(57,132)	$(217,100)
(6)Total Stockholder Return (“TSR”) represents the value (as of December 31, 2020, December 31, 2021, and December 31, 2022, respectively) of an investment of $100 made in our stock or the stocks represented by the peer group (as applicable) on December 31, 2019.
(7)The peer group used for this column is the Nasdaq Biotechnology TR Index, which is the peer group used in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K, filed with the SEC on February 28, 2023.
(8)The amounts reported in this column represent the amount of net loss as reflected in the company’s audited financial statements for the applicable year as included in our Annual Report on Form 10-K, filed with the SEC on February 28, 2023.
(9)The amounts reported represent our revenue, as reflected in the company’s audited financial statements for the applicable year included in our Annual Report on Form 10-K, filed with the SEC on February 28, 2023.
Relationship Between Compensation Actually Paid and Company Performance
In accordance with Item 402(v) requirements, we are providing the following charts to describe the relationships between information presented in the Pay versus Performance table above. The following charts show the relationship between the CAP to our NEOs and our financial performance, in each case presented in the charts below: 1) TSR of both NanoString Technologies, Inc. and the NASDAQ Biotechnology TR Index; 2) Net Loss; and 3) Revenue.

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Chart 1: Compensation Actually Paid vs. Total Stockholder Return
Chart 2: Compensation Actually Paid vs. Net Loss
Chart 3: Compensation Actually Paid vs. Revenue

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Tabular List of Financial Performance Measures
We consider the following to be the most important financial performance measures to link CAP to NEOs, for 2022, to company performance.
•Revenue
•Gross Margins
•Operating Expenses
•Bookings of CosMx SMI instruments (important non-financial performance measure)

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock at April 24, 2023 for:
•each person who we know beneficially owns more than 5% of our common stock;
•each of our directors;
•each of our named executive officers; and
•all of our directors and executive officers as a group.
The percentage of beneficial ownership shown in the table is based upon [ ] shares outstanding as of April 24, 2023.
Information with respect to beneficial ownership has been furnished by each director, executive officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules take into account shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before the 60th day after April 24, 2023, as well as restricted stock units that vest on or before such date. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o NanoString Technologies, Inc., 530 Fairview Avenue North, Seattle, Washington 98109.

Name of Beneficial Owner	Shares	Percentage

5% Stockholders:
Wellington Group Holdings LLP(1)	6,453,874	[ ]
Blackrock, Inc.(2)	4,879,306	[ ]
ARK Investment Management LLC(3)	3,917,273	[ ]
Polar Capital Holdings(4)	3,778,731	[ ]
Pura Vida Investments, LLC(5)	3,045,900	[ ]
Vanguard(6)	2,592,879	[ ]

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Directors and Named Executive Officers:
R. Bradley Gray(7)	805,673	[ ]
K. Thomas Bailey(8)	74,514	[ ]
Joseph M. Beechem, Ph.D.(9)	234,954	[ ]
John Gerace(10)	14,780	[ ]
J. Chad Brown(11)	39,714	[ ]
William D. Young(12)	90,253	[ ]
Elisha Finney(13)	59,179	[ ]
Teresa Foy, Ph.D.(14)	6,275	[ ]
Janet George(15)	19,268	[ ]
Kirk Malloy, Ph.D.(16)	39,064	[ ]
Gregory Norden(17)	95,447	[ ]
Dana Rollison, Ph.D.(18)	19,268	[ ]
Charles P. Waite(19)	39,091	[ ]
All current directors and executive officers as a group (12 persons)(20)	1,497,766	[ ]
*Less than one percent.
1.The number of shares owned set forth above is based solely on the most recently available Schedule 13G/A filed with the SEC by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP on February 6, 2023 (the “Wellington 13G filing”). According to the Wellington 13G filing, of the 6,453,874 shares beneficially owned by the following reporting persons as of December 30, 2022, each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP has shared voting power with respect to 5,782,714 shares and shared investment power with respect to 6,453,874 shares. According to the Wellington 13G filing, of 6,025,033 shares beneficially owned by the following reporting person as of December 30, 2022, Wellington Management Company LLP has shared voting power with respect to 5,734,178 shares and shared investment power with respect to 6,025,033 shares. According to the Wellington 13G filing, the shares are held by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP (the “Wellington Investment Advisers”). According to the Wellington 13G filing, Wellington Management Group LLP is the parent holding company of certain holding companies and the Wellington Investment Advisers; Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers; Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP; and Wellington Group Holdings LLP is owned by Wellington Management Group LLP. No such client is known to have such right or power with respect to more than five percent of this class of securities. The address of the foregoing persons and entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.
2.The number of shares owned set forth above is based solely on the most recently available Schedule 13G/A filed with the SEC by Blackrock, Inc. on January 23, 2023 (the “BlackRock 13G filing”). According to the BlackRock 13G filing, of the 4,879,306 shares beneficially owned by BlackRock, Inc. as of December 31, 2022, it has sole voting power with respect to 4,655,606 shares and sole investment power with respect to 4,879,306 shares. The address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10055.
3.Based solely on the most recently available Schedule 13G/A filed with the SEC by ARK Investment Management LLC on February 16, 2021 (the “ARK 13G filing”). According to the ARK 13G filing, of the 3,917,273 shares beneficially owned by ARK Investment Management LLC as of December 31, 2020, it has sole voting power with respect to 3,465,066 shares, shared voting power with respect to 447,044 shares and sole investment power with respect to 3,917,273 shares. The address of ARK Investment Management LLC is 3 East 28th Street, 7th Floor, New York, New York 10016.
4.The number of shares owned set forth above is based solely on the most recently available Schedule 13G filed with the SEC by Polar Capital Holdings Plc and Polar Capital LLP on February 14, 2023 (the “Polar 13G filing”). According to the Polar 13G filing, of the 3,778,731 shares beneficially owned by Polar Capital Holdings Plc and Polar Capital LLP as of December 31, 2022, Polar Capital Holdings Plc and Polar Capital LLP have shared voting and investment power with respect to 3,778,731 shares. The Polar 13G filing did not disclose the relationship between Polar Capital Holdings Plc and Polar Capital LLP. The address of Polar Capital Holdings Plc and Polar Capital LLP is 16 Palace Street, London, SW1E 5JD.
5.The number of shares owned set forth above is based solely on the most recently available Schedule 13G/A filed with the SEC by Pura Vida Investments, LLC (“PVI”) and Efrem Kamen on February 14, 2023 (the “Pura Vida 13G filing”). According to the Pura Vida 13G filing, of the

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●	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	Table of Contents
3,045,900 shares beneficially owned by the following reporting persons as of December 31, 2022, PVI and Efrem Kamen have shared voting and investment power with respect to 3,045,900 shares. According to the Pura Vida 13G filing, the shares are held by Pura Vida Master Fund, Ltd. and certain separately managed accounts (the “Managed Accounts,” collectively the “Client Accounts”). According to the Pura Vida 13G filing, PVI serves as the investment manager or sub-adviser to the Client Accounts; Efrem Kamen serves as the Managing Member of PVI; and Efrem Kamen serves as the managing member of PVI. The address of PVI and Efrem Kamen is 512 West 22nd Street, 7th Floor, New York, NY 10011.
6.The number of shares owned set forth above is based solely on the most recently available Schedule 13G/A filed with the SEC by The Vanguard Group on February 9, 2023 (the “Vanguard 13G filing”). According to the Vanguard 13G filing, of the 2,592,879 shares beneficially owned by The Vanguard Group as of December 30, 2022, The Vanguard Group has shared voting power with respect to 71,666 shares, sole investment power with respect to 2,478,214 shares and shared investment power with respect to 114,665 shares. The address of the Vanguard Group is 100 Vanguard Blvd., Malvern PA 19355.
7.Includes 308,395 shares held and options to purchase 497,278 shares that are exercisable within 60 days of April 24, 2023, all of which are vested as of such date.
8.Includes 60,388 shares held and options to purchase 14,126 shares that are exercisable within 60 days of April 24, 2023, all of which are vested as of such date.
9.Includes 94,453 shares held and options to purchase 140,501 shares that are exercisable within 60 days of April 24, 2023, all of which are vested as of such date.
10.Includes 14,780 shares held as of April 24, 2023.
11.Includes 25,546 shares held and options to purchase 14,168 shares that are exercisable within 60 days of April 24, 2023, all of which are vested as of such date.
12.Includes 11,300 shares held, 14,851 restricted stock units scheduled to vest and options to purchase 64,102 shares that are exercisable within 60 days of April 24, 2023, all of which are vested as of such date.
13.Includes 8,540 shares held, 14,851 restricted stock units scheduled to vest and options to purchase 35,788 shares that are exercisable within 60 days of April 24, 2023, all of which are vested as of such date.
14.Includes 3,841 shares held and 2,434 restricted stock units scheduled to vest within 60 days of April 24, 2023.
15.Includes 4,417 shares held, 14,851 restricted stock units scheduled to vest within 60 days of April 24, 2023.
16.Includes 9,400 shares held, 14,851 restricted stock units scheduled to vest and options to purchase 14,813 shares that are exercisable within 60 days of April 24, 2023, all of which are vested as of such date.
17.Includes 23,800 shares held, 14,851 restricted stock units scheduled to vest and options to purchase 56,796 shares that are exercisable within 60 days of April 24, 2023, all of which are vested as of such date.
18.Includes 4,417 shares held and 14,851 restricted stock units scheduled to vest within 60 days of April 24, 2023.
19.Includes 23,300 shares held, 14,851 restricted stock units scheduled to vest and options to purchase 940 shares that are exercisable within 60 days of April 24, 2023, all of which are vested as of such date.
20.Includes 567,031 shares held, 106,391 restricted stock units scheduled to vest, and options to purchase 824,344 shares that are exercisable within 60 days of April 24, 2023. Excludes shares held by Mr. Brown as he was not an executive officer as of April 24, 2023.

NanoString Technologies, Inc.	84	2023 PROXY STATEMENT

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes information about our equity compensation plans as of December 31, 2022. All outstanding awards relate to our common stock.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2)

Equity compensation plans approved by security holders:
2013 Equity Incentive Plan	3,341,792	$16.99	—
2013 Employee Stock Purchase Plan	—	N.A	883,793
2022 Equity Incentive Plan	712,860	13.41	5,045,764
Equity compensation plans not approved by security holders: (3)	92,830	18.88	7,171
Total	4,147,482	N.A.	5,936,728
1.RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.
2.Our 2013 Employee Stock Purchase Plan includes provisions providing for an annual increase in the number of securities available for future issuance on the first day of each fiscal year, equal to the least of: (a) 1% of the outstanding shares of common stock on the first day of such fiscal year; (b) 281,250 shares; and (c) such other amount as the board of directors, or a committee appointed by the board of directors, may determine.
3.On January 15, 2018, our board of directors adopted the NanoString Technologies, Inc. 2018 Inducement Equity Incentive Plan, or the Inducement Plan, and, subject to the adjustment provisions of the Inducement Plan, reserved 250,000 shares of our common stock for issuance pursuant to equity awards granted under the Inducement Plan. The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. The Inducement Plan provides for the grant of equity-based awards, including nonstatutory stock options, restricted stock units, restricted stock, stock appreciation rights, performance shares and performance units, and its terms are substantially similar to our 2013 Equity Incentive Plan, including with respect to treatment of equity awards in the event of a “merger” or “change in control” as defined under the Inducement Plan, but with such other terms and conditions intended to comply with the Nasdaq inducement award exception. However, the 2013 Plan, before its termination, permitted certain exchange programs (including repricings) without stockholder approval, while neither our Inducement Plan nor our 2022 Plan permit such exchange programs. On February 27, 2023, our board of directors approved an amendment to the Inducement Plan to increase the number of shares of the company’s common stock available for issuance pursuant to equity awards granted under the Inducement Plan from 250,000 shares to 425,000 shares.

2023 PROXY STATEMENT	85	NanoString Technologies, Inc.

RELATED PERSON TRANSACTIONS
Related Person Transaction Policy
We have adopted a formal, written policy that our executive officers, directors (including director nominees), holders of more than 5% of any class of our voting securities, and any member of the immediate family of or any entities affiliated with any of the foregoing persons, are not permitted to enter into a related person transaction with us without the prior approval or, in the case of pending or ongoing related person transactions, ratification of our audit committee. For purposes of our policy, a related person transaction is a transaction, arrangement or relationship where we were, are or will be involved and in which a related person had, has or will have a direct or indirect material interest, other than transactions available to all of our United States employees.
Certain transactions with related parties, however, are excluded from the definition of a related person transaction including, but not limited to: (1) transaction with another company at which a related person’s only relationship is as an employee (excluding as an executive officer or a director) or beneficial owner of less than 5% of that company’s shares; (2) transaction where the related person’s interest arises solely from the ownership of our equity securities and all holders of our common stock received the same benefit on a pro rata basis (e.g. dividends); (3) transactions available to all employees generally; (4) transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $50,000; and (5) transactions in which the related person’s interest derives solely from his or her service as a director, trustee or officer (or similar position) of a not-for-profit organization or charity that receives donations from the company.
No member of the audit committee may participate in any review, consideration or approval of any related person transaction where such member or any of his or her immediate family members, or any entities with which the audit committee member is affiliated, is the related person. In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to: (1) the benefits and perceived benefits, or lack thereof, to our company; (2) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (3) the materiality and character of the related person’s direct and indirect interest; (4) the actual or apparent conflict of interest of the related person; (5) the availability of other sources for comparable products or services; (6) the opportunity costs of alternative transactions; (7) the terms of the transaction; (8) the commercial reasonableness of the terms of the proposed transaction; and (9) terms available to unrelated third parties or to employees under the same or similar circumstances. In reviewing proposed related person transactions, the audit committee will only approve or ratify related person transactions that are in, or not inconsistent with, the best interests of our company and stockholders, as the audit committee determines in good faith.
In addition to the arrangements described below, we have also entered into the arrangements which are described where required in the section captioned “Executive Compensation — Executive Employment Arrangements”.
Indebtedness of Directors and Officers
None of our current or former directors or executive officers is indebted to us, nor are any of these individuals indebted to another entity which indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by us.
Other Transactions
We have entered into separate indemnification agreements with each of our directors and certain of our officers, including our named executive officers.
We have granted stock options, PSUs and RSUs to our named executive officers, other executive officers and our non-employee directors. Certain of our executive officers are participants in our 2013 Employee Stock Purchase Plan.

NanoString Technologies, Inc.	86	2023 PROXY STATEMENT

OTHER MATTERS
Third Party Compensation of Directors
None of our directors are a party to any agreement or arrangement that would require disclosure pursuant to Nasdaq Rule 5250(b)(3).
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the SEC and Nasdaq. Such directors, executive officers, and ten percent stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.
Based solely on a review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during 2022, all of our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that Messrs. Bailey, Beechem and Gray, in one instance each did not timely file information regarding the grant of restricted stock units, which information was inadvertently filed one day late on Form 4 filings.
2022 Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2022 are included in our annual report on Form 10-K. Our annual report and this proxy statement are posted on our website at www.nanostring.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Douglas S. Farrell, Investor Relations, NanoString Technologies, Inc., 530 Fairview Avenue North, Seattle, WA 98109.
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS
Seattle, Washington
April [ ], 2023

2023 PROXY STATEMENT	87	NanoString Technologies, Inc.

APPENDIX A
NANOSTRING TECHNOLOGIES, INC.
2022 EQUITY INCENTIVE PLAN
1.Purposes of the Plan. The purposes of this Plan are:
•to attract and retain the best available personnel for positions of substantial responsibility,
•to provide additional incentive to Employees, Directors and Consultants, and
•to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.
2.Definitions. As used herein, the following definitions will apply:
(a)“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including without limitation the related issuance of Shares, including without limitation under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
(c)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
(d)“Award Agreement” means the written or electronic agreement provided by the Company setting forth the terms and provisions applicable to an Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e)“Board” means the Board of Directors of the Company.
(f)“Change in Control” means the occurrence of any of the following events:
(i)Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total

2023 PROXY STATEMENT	A1	NanoString Technologies, Inc.

●	APPENDIX A	Table of Contents
voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(g)“Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(h)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 hereof.
(i)“Common Stock” means the common stock of the Company.

2023 PROXY STATEMENT	A2	NanoString Technologies, Inc.

●	APPENDIX A	Table of Contents
(j)“Company” means NanoString Technologies, Inc., a Delaware corporation, or any successor thereto.
(k)“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary of the Company to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
(l)“Director” means a member of the Board.
(m)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(n)“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(o)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(p)“Exchange Program” means a program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution, and/or (iii) the exercise price of an outstanding Award is reduced. Pursuant to the provisions of Section 4(c), the Administrator may not institute an Exchange Program.
(q)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, or the New York Stock Exchange, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding

2023 PROXY STATEMENT	A3	NanoString Technologies, Inc.

●	APPENDIX A	Table of Contents
may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(r)“Fiscal Year” means the fiscal year of the Company.
(s)“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(t)“Inside Director” means a Director who is an Employee.
(u)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(v)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(w)“Option” means a stock option granted pursuant to the Plan.
(x)“Outside Director” means a Director who is not an Employee.
(y)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(z)“Participant” means the holder of an outstanding Award.
(aa)“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 11.
(ab)“Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.
(ac)“Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, the achievement of performance goals, or the occurrence of other events as determined by the Administrator.
(ad)“Plan” means this 2022 Equity Incentive Plan.
(ae)“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.
(af)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(ag)“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(ah)“Section 16(b)” means Section 16(b) of the Exchange Act.

2023 PROXY STATEMENT	A4	NanoString Technologies, Inc.

●	APPENDIX A	Table of Contents
(ai)“Section 409A” means Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder, from time to time, or any state law equivalent.
(aj)“Securities Act” means the U.S. Securities Act of 1933, as amended, as amended, including the rules and regulations promulgated thereunder.
(ak)“Service Provider” means an Employee, Director or Consultant.
(al)“Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.
(am)“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.
(an)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ao)“Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.
(ap)“U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
3.Stock Subject to the Plan.
(a)Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) 4,600,000 Shares, plus (ii) (A) any Shares that, as of immediately prior to the termination or expiration of the Company’s 2013 Equity Incentive Plan (“the 2013 Plan”), have been reserved but not issued pursuant to any awards granted under the 2013 Plan and are not subject to any awards granted thereunder, plus (B) any Shares subject to awards granted under the 2013 Plan that, after 2013 Plan is terminated or expired, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan pursuant to clause (ii) above equal to 6,814,978 Shares. In addition, Shares may become available for issuance under the Plan pursuant to Section 3(b). The Shares may be authorized, but unissued, or reacquired Common Stock.
(b)Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights, the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan.

2023 PROXY STATEMENT	A5	NanoString Technologies, Inc.

●	APPENDIX A	Table of Contents
For the avoidance of doubt, Shares repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of Shares available for future grant of Awards. Shares acquired pursuant to Awards used to pay the exercise price or purchase price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).
(c)Share Reserve. The Company, at all times during the term of this Plan, will reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.Administration of the Plan.
(a)Procedure.
(i)Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii)Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to comply with Applicable Laws.
(iv)Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.
(b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion, to:
(i)determine the Fair Market Value;
(ii)select the Service Providers to whom Awards may be granted hereunder;
(iii)to determine whether and to what extent Awards are granted hereunder;
(iv)determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;
(v)approve forms of Award Agreement for use under the Plan;
(vi)determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. The terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vii)construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

2023 PROXY STATEMENT	A6	NanoString Technologies, Inc.

●	APPENDIX A	Table of Contents
(viii)prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non‑U.S. laws, easing the administration of the Plan or for qualifying for favorable tax treatment under applicable non‑U.S. laws;
(ix)modify or amend each Award (subject to Section 4(c) and Section 19 of the Plan), including without limitation the discretionary authority to extend the post-service exercisability period of Awards; provided, however, that in no event will the term of an Option or Stock Appreciation Right be extended beyond its original maximum term;
(x)allow Participants to satisfy tax withholding obligations in a manner prescribed in Section 15 of the Plan;
(xi)authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xii)temporarily suspend the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-service exercisability period of an Award, unless doing so would not comply with Applicable Laws;
(xiii)allow a Participant, to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to the Participant under an Award, subject to Section 15(c);
(xiv)determine whether Awards will be settled in Shares, cash or in any combination thereof;
(xv)impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and
(xvi)make all other determinations deemed necessary or advisable for administering the Plan.
(c)No Exchange Program. Notwithstanding the powers of the Administrator set forth herein, the Administrator may not institute an Exchange Program.
(d)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.
5.Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.Limitations.
(a)Incentive Stock Options.
(i)$100,000 Limitation. Notwithstanding any designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options

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will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a)(i), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(ii)Maximum Option Term. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(iii)Option Exercise Price. In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(b)Dividends. Dividends or other distributions payable with respect to Shares subject to Awards will not be paid before and unless the underlying Shares vest, and will be subject to the same forfeitability provisions as the underlying Shares. No dividends or other distributions will be paid with respect to Shares that are subject to unexercised Options or Stock Appreciation Rights, provided that nothing in this Section 6(b) shall preclude the Administrator from exercising its powers and authority under Section 14.
(c)Outside Director Limitations. In any Fiscal Year, no Outside Director may be granted equity awards (including any Awards granted under this Plan), the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles, and be provided any cash retainers or annual or meeting fees for service as an Outside Director in amounts that, in the aggregate, exceed $750,000, provided that such amount is increased to $1,000,000 in the Fiscal Year of his or her initial service as an Outside Director. Any Awards or other compensation provided to an individual for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, will be excluded for purposes of this Section 6(c).
7.Stock Options.
(a)Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Stock Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(c)Term of Option. Subject to the provisions of Section 6 relating to Incentive Stock Options, the term of each Option will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(d)Option Exercise Price and Consideration.
(i)Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant, subject to the provisions of Section 6. Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

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(ii)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of, without limitation: (1) cash (including cash equivalents); (2) check; (3) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) by reduction in the amount of any Company liability to the Participant; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.
(e)Exercise of Option.
(i)Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) notice of exercise (in accordance with the procedures that the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii)Cessation of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the cessation of the Participant’s Service Provider status as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service

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Provider status, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s death. Unless otherwise provided by the Administrator, if at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(v)Tolling Expiration. A Participant’s Award Agreement may also provide that:
(1)if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or
(2)if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

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8.Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c)Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of any applicable Period of Restriction.
(d)Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate. The Administrator may set restrictions based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(e)Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of any applicable Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f)Voting Rights. During any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)Dividends and Other Distributions. During any applicable Period of Restriction, and subject to Section 6(b) of the Plan, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(h)Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and, subject to Section 3, again will become available for grant under the Plan.
9.Restricted Stock Units.
(a)Grant. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
(b)Vesting Criteria and Other Terms. The Administrator will set vesting criteria (if any) in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon continued employment or

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service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service)), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
(c)Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d)Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.
(e)Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and, subject to Section 3, again will become available for grant under the Plan.
10.Stock Appreciation Rights.
(a)Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)Number of Shares. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(c)Exercise Price and Other Terms. The per Share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
(d)Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise (if any), and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(e)Term and Expiration of Stock Appreciation Rights. The term of each Stock Appreciation Right will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Subject to the immediately preceding sentence, a Stock Appreciation Right granted under the Plan will expire upon the date as determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(e) relating to exercise also will apply to Stock Appreciation Rights.
(f)Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined as the product of:
(i)The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; and
(ii)The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon exercise of a Stock Appreciation Right may be in cash, in Shares of equivalent value, or in some combination of both.

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11.Performance Units and Performance Shares.
(a)Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
(b)Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c)Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) (if any) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service)), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
(d)Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e)Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
(f)Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and, subject to Section 3, again will be available for grant under the Plan.
12.Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

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13.Transferability of Awards. Unless determined otherwise by the Administrator (and subject to the provisions of Section 4(c)), an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
14.Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award and the numerical Share limits in Section 3 of the Plan. Notwithstanding the preceding, the number of Shares subject to any Award always will be a whole number.
(b)Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised (with respect to an Option or SAR) or vested (with respect to an Award other than an Option or SAR), an Award will terminate immediately prior to the consummation of such proposed action.
(c)Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 14(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.
In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise the Participant’s outstanding Option and Stock Appreciation Right (or portion thereof) that is not assumed or substituted for, including Shares as to which such Award would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units (or portions thereof) not assumed or substituted for will lapse, and, with respect to such Awards with performance-based vesting (or portions thereof) not assumed or

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substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise by the Administrator or under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, unless specifically provided otherwise by the Administrator or under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted for in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that such Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.
For the purposes of this subsection 14(c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control. For the avoidance of doubt, the Administrator may determine that, for purposes of this Section 14(c), the Company is the successor corporation with respect to some or all Awards.
Notwithstanding anything in this subsection 14(c) to the contrary, and unless otherwise provided by the Administrator or under an Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
Notwithstanding anything in this subsection (c) to the contrary, if a payment under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement or other written agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that otherwise is accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.
15.Tax.
(a)Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company (or any of its Subsidiaries, Parents or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Subsidiaries, Parents or affiliates, as applicable), an amount sufficient to satisfy U.S. federal, state, and local, non-U.S., and other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
(b)Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, check or other cash equivalents; (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse

2023 PROXY STATEMENT	A15	NanoString Technologies, Inc.

●	APPENDIX A	Table of Contents
accounting consequences, as the Administrator determines in its sole discretion; (iii) delivering to the Company already-owned Shares having a fair market value equal to the statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (v) such other consideration and method of payment for the meeting of tax withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws; or (vi) any combination of the foregoing methods of payment. The withholding amount will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
(c)Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or otherwise meet the requirements of Section 409A and will be construed and interpreted including but not limited with respect to ambiguities and/or ambiguous terms, in accordance with such intent, in accordance with such intent, except as otherwise specifically determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Subsidiaries or Parents have any responsibility, obligation or liability under the terms of this Plan to reimburse, indemnify, or hold harmless any Participant or any other person in respect of Awards, for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A.
16.No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
17.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
18.Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its approval by the Company’s stockholders. It will continue in effect for a term of ten (10) years from the date of the initial Board (or its designated Committee) action to adopt the Plan unless terminated earlier under Section 19 of the Plan.
19.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of

2023 PROXY STATEMENT	A16	NanoString Technologies, Inc.

●	APPENDIX A	Table of Contents
the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
20.Conditions Upon Issuance of Shares.
(a)Legal Compliance. Shares will not be issued pursuant to an Award, including without limitation upon exercise or vesting thereof, as applicable, unless the issuance and delivery of such Shares and exercise or vesting of the Award, as applicable, will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any Applicable Laws, registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock or share exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability regarding the failure to issue or sell such Shares as to which such authority, registration, qualification or rule compliance was not obtained and the Administrator reserves the authority, without the consent of a Participant, to terminate or cancel Awards with or without consideration in such a situation.
(b)Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
21.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
22.Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this Section 22 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.
23.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

2023 PROXY STATEMENT	A17	NanoString Technologies, Inc.

APPENDIX B
NANOSTRING TECHNOLOGIES, INC.
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
NanoString Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
A. The original Certificate of Incorporation of this Corporation was originally filed with the Secretary of State of Delaware on June 20, 2003.
B. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) by the Board of Directors of the Corporation and the affirmative vote of the stockholders of the Corporation, and restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation.
C. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:
ARTICLE I
The name of the Corporation is NanoString Technologies, Inc.
ARTICLE II
The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is National Registered Agents, Inc.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE IV
The total number of shares of stock that the Corporation shall have authority to issue is One Hundred Sixty Five Million (165,000,000), consisting of the following:
One Hundred Fifty Million (150,000,000) shares of Common Stock, par value $0.0001 per share. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at a meeting of stockholders.
Fifteen Million (15,000,000) shares of Preferred Stock, par value $0.0001 per share, which may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.
The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

2023 PROXY STATEMENT	B1	NanoString Technologies, Inc.

●	APPENDIX B	Table of Contents
ARTICLE V
The number of directors that constitutes the entire Board of Directors of the Corporation shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.
The directors of the Corporation are divided into three classes, designated Class I, Class II and Class III. At each annual meeting of stockholders, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified.
Notwithstanding the foregoing provisions of this Article, and subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned by the Board of Directors among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
Notwithstanding the foregoing provisions of this Article, (1) at the Corporation’s annual meeting of stockholders held in 2024 (the “2024 Annual Meeting”), the successors of the Class II directors whose terms expire at the 2024 Annual Meeting shall each be elected for a term expiring at the Corporation’s next annual meeting of stockholders; (2) at the Corporation’s annual meeting of stockholders held in 2025 (the “2025 Annual Meeting”), the successors of the directors whose terms expire at the 2025 Annual Meeting (including, for the avoidance of doubt, the Class III directors and the successors of the directors elected at the 2024 Annual Meeting) shall each be elected for a term expiring at the Corporation’s next annual meeting of stockholders; and (3) at the Corporation’s annual meeting of stockholders held in 2026 (the “2026 Annual Meeting”) and at all annual meetings thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders. Commencing with the 2026 Annual Meeting, the classification of the Board of Directors of the Corporation shall cease.
Subject to the rights of any series of Preferred Stock with respect to the election of directors, any director or the entire board of directors may be removed from office by the stockholders of the Corporation in the manner provided in Section 141(k) of the DGCL. Subject to the rights of any series of Preferred Stock with respect to the election of directors, and except as otherwise provided by resolution of a majority of the total number of authorized directorships, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by stockholders. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office for the remaining term of the class, if any, for which such director shall have been chosen and until his or her successor shall be duly elected and qualified, or until such director’s earlier death, resignation or removal.
ARTICLE VI
In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.
ARTICLE VII
Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
ARTICLE VIII
No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent.
ARTICLE IX
To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as

NanoString Technologies, Inc.	B2	2023 PROXY STATEMENT

●	APPENDIX B	Table of Contents
a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Corporation’s Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE X
Subject to any provisions in the Bylaws of the Corporation related to indemnification of directors or officers of the Corporation, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.
The Corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.
Neither any amendment nor repeal of this Article X, nor the adoption of any provision of this Corporation’s Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE XI
Except as provided in Article IX and Article X above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation and by statute, and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XI. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of Article V, Article VI, Article VIII or this Article XI (including, without limitation, any such Article as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Article).

2023 PROXY STATEMENT	B3	NanoString Technologies, Inc.

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION
NANOSTRING TECHNOLOGIES, INC. 530 FAIRVIEW AVENUE NORTH SEATTLE, WA 98109
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NSTG2023

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E45660-P06684                         KEEP THIS PORTION FOR YOUR RECORDS
 DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NANOSTRING TECHNOLOGIES, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			☐	☐	☐
1.	Election of Directors
Nominees:

	01)	R. Bradley Gray
	02)	Teresa Foy, Ph.D.
	03)	Kirk D. Malloy, Ph.D.

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.					☐	☐	☐

3.	To approve, on an advisory basis, the compensation of our named executive officers.					☐	☐	☐

4.	To approve an amendment and restatement of the 2022 Equity Incentive Plan to increase the number of shares reserved thereunder.					☐	☐	☐

5.	To approve the amendment and restatement of our amended and restated certificate of incorporation to declassify our board of directors.					☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

NANOSTRING TECHNOLOGIES, INC. Annual Meeting of Stockholders June 23, 2023, 9:00 AM PDT This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mr. R. Bradley Gray and Mr. K. Thomas Bailey, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of NANOSTRING TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM PDT on June 23, 2023, as a virtual meeting via live webcast on the Internet, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the individuals named in Proposal 1 and FOR on Proposals 2, 3, 4, and 5.

Continued and to be signed on reverse side